Exhibit 99.6

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.  It is being sent to Scheme Creditors, being certain creditors of Sea Containers Limited.  If you are in any doubt as to any aspect of these proposals and/or about the action you should take, you should consult your solicitor/attorney or other professional adviser without delay.

This document is not an offer with respect to any securities or a solicitation of acceptances of a chapter 11 plan within the meaning of section 1125 of title 11 of the US Bankruptcy Code, 11 U.S.C. sec. 101-1532.  Any such offer or solicitation will comply with all applicable securities laws and provisions of the US Bankruptcy Code.

Further copies of this document may be obtained from the Claims and Solicitation Agent whose contact details are set out on page 4.

If you have sold or otherwise transferred, or sell or transfer prior to the date of this document as set out below, your interests as a Scheme Creditor you must forward a copy of this document to the person or persons to whom you have sold or otherwise transferred such interests, or to the broker, bank or other agent through whom the transfer was carried out for onward transmission to that person or persons.  However, such documents should not be forwarded to or transmitted in or into any jurisdiction in which such act would constitute a violation of the relevant laws in such jurisdiction.

Proposal in relation to a

SCHEME OF ARRANGEMENT

(pursuant to section 99 of the Companies Act 1981 of Bermuda)
between

SEA CONTAINERS LIMITED

and its

SCHEME CREDITORS

(as defined in the Scheme of Arrangement)

This document comprises an explanatory statement for the purposes of section 100 of the Companies Act 1981 of Bermuda in relation to the Scheme and a letter from the Company containing a recommendation from the Board that you vote in favour of the proposals appears in Part I of this document.  The actions you are recommended to take as a Scheme Creditor are set out in paragraphs 10 and 11 of the Company’s letter set out in Part I of this document.

A meeting for each Class of Scheme Creditor, convened by order of the Bermuda Court to consider the Scheme will be held at the offices of Appleby, Canon’s Court, 22 Victoria Street, Hamilton HM EX, Bermuda on [12 November] 2008 commencing at 10.00 a.m.(AST/Bermuda time)  A notice of the meetings is set out in Part III of this document and the action if any, required to be taken by Scheme Creditors is set out in paragraphs 10 and 11 of Section I of Part I of this document.  If you are a Non-Plan Third Party Creditor, whether or not you intend to be present at the Scheme Meeting for the Class into which your Scheme Claim falls, you are requested to complete and return the Form of Proxy appointing a proxy on your behalf and the Voting Form which are set out at Appendix I and Appendix II to Part I in accordance with the instructions printed on it as soon as possible and at the latest by 5.30 p.m. (AST/Bermuda time) on [10 November 2008].

[•] 2008

IMPORTANT NOTICE TO SCHEME CREDITORS

The Scheme

This document has been prepared in connection with a proposed scheme of arrangement (the “Scheme”) pursuant to section 99 of the Companies Act between Sea Containers Limited (“SCL” or the “Company”) and its Scheme Creditors (as defined in the Scheme).

Scheme Claims

The Scheme will take effect as a court sanctioned compromise of “Scheme Claims”, being any claim or right which a Scheme Creditor has, or may in any circumstance become entitled to bring or enforce, against the Company in respect of or arising from, whether directly or indirectly, the following:

(i)                                     Pension Schemes Indebtedness, pursuant to and in accordance with the terms of the Pensions Schemes Settlement Agreement and the Plan; and

(ii)                                  any and all Liability of the Company to a Third Party Creditor in respect of Third Party Indebtedness.

For the avoidance of doubt and in order to ensure the continued eligibility of the 1983 Pension Scheme for the U.K. Pension Protection Fund, the Section 75 Debt which is due from the Company to The Trustees of the Sea Containers 1983 Pension Scheme will not be compromised, released, waived or discharged by the Scheme and nothing in the Scheme shall constitute a legally enforceable agreement the effect of which is to reduce the amount of that debt which may be recovered by, or on behalf of, The Trustees of the Sea Containers 1983 Pension Scheme.  However, subsequent to the Scheme becoming Effective, the Section 75 Debt which is due from the Company to The Trustees of the Sea Containers 1983 Pension Scheme will:

(i)                                     subject always to satisfaction of the conditions under the 1983 Scheme Deed of Compromise and the payment of US$1 by the Company or Reorganised SCL, be compromised, released and discharged for the sum of US$1 which shall be paid by the Company or Reorganised SCL; or

(ii)                                  be preserved in full.  If the Plan becomes effective, The Trustees of the Sea Containers 1983 Pension Scheme shall appropriate the Distributions received by them under the Plan in order to satisfy the Section 75 Debt in full.

Without prejudice to the foregoing, the releases, compromises, settlements, discharges and waivers in the Scheme are limited to the limited extent necessary to ensure that each of the Pension Schemes is eligible to enter into U.K. Pension Protection Fund and is able to trigger a U.K. Pension Protection Fund assessment period.

Scheme Creditors

The Scheme Creditors are the creditors of the Company that hold Allowed Claims or that are eligible to submit a claim in the Scheme prior to the Bar Date, despite a failure to submit a claim in the Plan prior to the US Bar Date (or the Employee Bar Date as applicable), unless failure to do so was the result of wilful default or lack of reasonable diligence, as determined by the Chairman in his sole discretion.

Those Scheme Creditors who have an Allowed Claim under the Plan will be deemed to also have claimed in the Scheme for an amount equivalent to its Allowed Claim.  Such Scheme Creditors are not required to submit a separate Claim Form in the Scheme to register their claim in the Scheme.  Only Non-Plan Third Party Creditors need to complete and return a Claim Form to the Scheme Administrators.  Non-Plan Third Party Creditors who have only claimed in the Scheme will not, by claiming in the Scheme, be deemed to have claimed in the Plan, however, to the extent such Claims become Admitted Scheme Claims, they will be entitled to receive a Distribution under and in accordance with the terms of the Plan.

Entitlement to vote at the Scheme Meetings

The Pension Scheme Trustees and the Third Party Creditors are each Classes of Scheme Creditors and may attend and vote at the applicable Scheme Meeting for the Class into which their Scheme Claim falls.  Notice of the Scheme Meetings is set out at Part III of this document.

If you are a Scheme Creditor who is deemed to have claimed in the Scheme or who, in fact, has claimed or will claim in the Scheme, you will be entitled to attend and (provided your Scheme Claim is allowed for voting purposes) vote at the Scheme Meeting for the Class into which your Scheme Claim falls, to consider and, if thought fit, approve the Scheme.  There will be a meeting for each Class of Scheme Creditors and each Class will vote separately.  The Scheme will fail unless the approval of the requisite majority of each Class is obtained.  Creditors with Allowed Claims that are impaired by the Plan and have been admitted for voting purposes in the Plan may vote on the Plan and the Scheme.  There will be separate votes, one on the Scheme, and the other on the Plan.  In order to assist Creditors who are entitled to vote in both the Plan and the Scheme, Scheme Creditors who are deemed to have claimed in the Scheme by virtue of their Allowed Claim under the Plan will be entitled to vote on both the Scheme and the Plan on one combined Plan Ballot, which when completed will constitute a vote on the Plan and a proxy, in favour of the Chairman, in respect of the Scheme.  Creditors who wish their Claims to be admitted for voting purposes in the Scheme only or who wish to exercise their vote in a way not contemplated by the Plan Ballot are invited to contact the Company and will be provided with a special proxy form to vote at the applicable Scheme Meeting for the Class into which such Scheme Claim falls, in person or by proxy.  Non-Plan Third Party Creditors who do not have an Allowed Claim under the Plan and whose failure to File a timely Claim under the Plan is not, in the opinion of the Chairman, as a result of wilful default or lack of reasonable diligence, will be entitled to vote on the Scheme using the Voting Form and Form of Proxy attached hereto.

The Bar Date

One of the important differences between the Chapter 11 Cases and the Scheme is that, in the US, it is possible for the court to set a “bar date”, being a date by which all Creditors must submit details of their Claims, failing which they will be prevented from pursuing a Claim.

By the US Bar Date Order, the US Bankruptcy Court set this date for 16 July 2007.  The US Bankruptcy Court also set the Employee Bar Date for 25 August 2008 by the Employee Bar Date Order.  You should have already received correspondence within the Chapter 11 Cases notifying you of this, and of any steps you must have taken in order to protect any Claim you may have against any of the Debtors.  The procedure in Bermuda in connection with the submission of Creditors’ Claims is somewhat different.  A Bar Date for the submission of claims is set within the terms of the Scheme.

Pursuant to the Scheme, the Scheme Administrators may allow a Creditor to submit a Claim after the US Bar Date (or the Employee Bar Date, as applicable) where such Creditor’s failure to File a Claim under the Plan was not, in the opinion of the Scheme Administrators, as a result of wilful default or lack of reasonable diligence and the Scheme Administrators may accordingly permit such Creditor to participate in the Scheme.  The Scheme contemplates that a final date for the submission of Claims on such a basis, will be set as [5.30 p.m. AST/Bermuda time) on 22 December 2008].

Information

This document (including, in particular, the Explanatory Statement) has been prepared solely to assist Scheme Creditors in respect of voting on the Scheme.  Nothing in this document or any other document issued with or appended to it should be relied on for any other purpose than to make a decision on the Scheme.  The statements contained in this document are made as at the date of this document, unless another time is specified. Service of this document shall not give rise to any implication that there has been no change to the facts set out in it since such date.

The summary of the principal provisions of the Scheme and related matters in this document is qualified in its entirety by reference to the Scheme itself, the full text of which is set out at Part II of this document.  Each Scheme Creditor is advised to read and consider carefully the text of the Scheme.

The information contained in this document has been prepared based upon information available to the Company. To the best of the Company’s knowledge, information and belief, the information contained in this document is in accordance with the facts and does not omit anything likely to affect the importance of such information.  Nothing contained in this document shall constitute a representation, warranty or guarantee of any kind, express or implied, on the part of any person with respect to any matter whatsoever, and no person has been authorised by the Company to make any representations concerning the Scheme which are inconsistent with the statements made in this document and, if made, such representation may not be relied upon as having been authorised.  Nothing contained in this document shall be deemed to be a forecast, projection or estimate of the future financial performance of the Company, SCSL or the Group.

None of the Scheme Creditors, the Scheme Administrators, the Scheme Adjudicator or the Claims and Solicitation Agent, or their respective financial or legal advisers, who have engaged in discussion or who have consulted with the Company and its advisers concerning the Scheme and/or who have assisted or will assist with the distribution of documentation relating to the Scheme, the voting procedures in respect of the Scheme and/or the submission of delivery elections in respect of Scheme Consideration, has verified that the information contained in this document is in accordance with the facts and does not omit anything likely to affect the importance of such information.  Each of these persons expressly disclaims responsibility for such information.

Information submitted by a Scheme Creditor in respect of the amount of a Scheme Claim against the Company in the Claim Form returned to the Company shall be used, but shall not be conclusive, in calculating entitlements to Scheme Consideration under the Scheme.

You should not construe the contents of this document as legal, tax, financial or other professional advice. You are recommended to consult your own professional advisers as to legal, tax, financial or other matters relevant to the action you should take in connection with the Scheme.

Scheme Creditors should carefully consider the provisions of the Scheme with respect to legal and regulatory restrictions generally.  Any persons who are in doubt as to how legal or regulatory restrictions may affect them in relation to the Scheme are strongly advised to consult professional advisers.

Assistance for Scheme Creditors

If you are a Scheme Creditor as described above, you should refer to the relevant explanations at Section IV of this Explanatory Statement to assist you in determining what actions will be required of you in connection with the Scheme.

The Company has appointed BMC Group as its Claims and Solicitation Agent in respect of the Scheme to facilitate communications with Scheme Creditors.  If you have any queries relating to this document or what is required of you, please contact the Claims and Solicitation Agent, whose contact details are set out below, for assistance. All relevant documentation may be found at www.bmcgroup.com/scl.

Please contact the Claims and Solicitation Agent at:

BMC Group Inc.
Attention: Sea Containers Ltd. Claims and Solicitation Agent
31 Southampton Row, 4th floor
Holborn

London
WC1B 5HJ
England

Telephone: 00-800-3325-7666 (UK/European Toll Free)
or 001 702 425 2280 (for callers outside UK/Europe/US)

or at:

444 Nash Street
El Segundo
California 90245
Telephone: 001 888 909 0100 (US Toll Free)

KEY DATES AND EXPECTED TIMETABLE(1)

The times and dates given below and mentioned throughout this document are based on current best case expectations and are subject to change.

Defined terms used in this timetable have the meanings set out in Part II of this document.

Record Date(2)	15 October 2006
Date of publication of this document	[10 October] 2008
Latest time and date for receipt of Forms of Proxy from Scheme Creditors for the Scheme Meetings	[10 November 2008]
Scheme Meetings	[12 November 2008]
Court Hearing of the Petition to sanction the Scheme	[21 November 2008]
Earliest Effective Date(3)	[25 November 2008]
Bar Date	[22 December 2008]
Distribution of Scheme Consideration	as soon as practicable after the Plan Effective Date

Scheme Creditors will be kept advised via the Website www.bmcgroup.com/scl of the progress of the Scheme and of any significant changes to the expected timetable under the Scheme.

(1)

The times and dates (including those of the Effective Date) in this timetable are indicative only, are based upon the Company’s current best case expectation and will depend, amongst other things, on the timetable fixed by the Court, whether one or both Scheme Meeting is adjourned, the date upon which the Court allocates a hearing for sanction of the Scheme, whether objections are lodged in respect of the Scheme and the date on which steps are taken to make the Scheme Effective. All references to time in this document are to AST/Bermuda time except where otherwise stated.

(2)	All Scheme Claims are valued as at the Record Date.

(3)	This date is indicative only and based upon the Company’s current best case expectation, and may change as a result of, inter alia, any of the factors outlined in Note (1) above.

INDEX TO PART I: EXPLANATORY STATEMENT

SECTION I : LETTER FROM THE COMPANY		7
SECTION II : INTRODUCTION		16
1.	Definitions and Interpretation	16
2.	History of the Company and Background to the Scheme and Plan	16
3.	Purpose	24
SECTION III : BACKGROUND TO THE SCHEME OF ARRANGEMENT		25
1.	What is a Scheme of Arrangement and a Plan of Reorganisation?	25
2.	What is proposed?	26
3.	Excluded Liabilities and the Equalisation Reserve	28
4.	Claims against Non-Debtor Subsidiaries	30
5.	Residual Reorganised SCL Assets	31
SECTION IV : SUMMARY OF THE SCHEME		32
1.	Purpose of the Scheme	32
2.	Which Creditors are affected?	33
3.	What will be the effect of the approving of the Scheme on the Plan?	33
4.	Application	33
5.	Voting on the Scheme	33
6.	Corporate Representatives	35
7.	Court approval and filing with the Registrar of Companies of Bermuda	35
8.	Stay of Proceedings and Release	36
9.	Notice of the Effective Date and Distribution of Claim Forms	39
10.	Expenses and Costs of the Scheme	39
11.	Governing Law and Jurisdiction	40
12.	Completing Claim Forms	40
13.	Bar Date And Failure To Return Claim Forms	41
14.	Review of Claim Forms	41
15.	Determination of Scheme Claims	41
16.	Dispute Resolution Procedure	42
17.	Satisfaction of Admitted Scheme Claims	42
18.	Currency of Payments	43
19.	Duration of the Scheme	43
20.	The Scheme Administrators	44
21.	The Scheme Adjudicator	44
22.	Claims and Solicitation Agent	45
23.	documents Available for Inspection	45
SECTION V : COMPARISON OF THE SCHEME PROPOSALS WITH BERMUDIAN AND US INSOLVENCY PROCEDURES		47
1.	The Basic Principles	47
2.	Timing Differences	47
3.	Barring of Creditors’ Claims	48

PART I: EXPLANATORY STATEMENT

SECTION I: LETTER FROM THE COMPANY

Sea Containers Limited

Registered Office:
Canon’s Court
22 Victoria Street
P.O. Box HM1179
Hamilton
HM EX
Bermuda

[•] 2008

Dear Scheme Creditor

Scheme of Arrangement (“Scheme”)

1.           Introduction

We are writing to you in connection with the Scheme which the Company is proposing to enter into with its Scheme Creditors.  Unless otherwise indicated, capitalised terms and expressions defined in the Scheme shall have same meanings when used in this letter and the remainder of the Explanatory Statement.  The Scheme is set out in full in Part II of this document and a summary of its principal terms is set out in Section IV of the Explanatory Statement.

The purpose of the Explanatory Statement, of which this letter forms part, is to:

(i)              provide background information in relation to the Company and the business to be included in the Scheme;

(ii)             explain the reasons for the Scheme; and

(iii)            summarise the main provisions of the Scheme,

in order to assist Scheme Creditors to reach an informed decision on whether to vote in favour of the Scheme at the forthcoming Scheme Meetings at which the Scheme proposals will be formally submitted to Scheme Creditors for their approval.

The Explanatory Statement should not be relied upon as a substitute for reading the full terms of the Scheme.  Copies of the Scheme document, the Explanatory Statement, Voting Form, Form of Proxy and, in due course, the Claim Form, along with the Plan and the Disclosure Statement are (or, in respect of the Claim Form, will be) available for downloading from the

Scheme website at www.bmcgroup.com/scl (the “Website”) or available in hard copy from the Claims and Solicitation Agent on request to the address given below.

2.           What is a Scheme of Arrangement and how does it become binding?

A scheme of arrangement of the kind proposed by the Company is an arrangement provided for by section 99 of the Companies Act between a company and its creditors (or any class of them).  The Scheme will become effective in accordance with its terms (“Effective”) if:

(i)                                     a majority in number representing 75 per cent. in value of the Scheme Creditors of each Class present and voting either in person or by proxy at the meeting for each Class of Scheme Claim ordered to be summoned by the Court agrees to the arrangement; and

(ii)                                  the arrangement is sanctioned by order of the Court which grants an order to this effect (the “Order”); and

(iii)                               the Plan has been confirmed by the US Bankruptcy Court; and

(iv)                              a copy of the Order is delivered to the Registrar of Companies in Bermuda for registration (“Registrar”).

A Scheme Meeting for each Class of Scheme Creditor will be held on [12 November] 2008 at the offices of Appleby, Canon’s Court, 22 Victoria Street, Hamilton HM EX, Bermuda at 10.00 a.m. (AST/Bermuda time) to consider and vote on the proposed Scheme.

3.           Why has the Scheme been proposed?

The purpose of the Scheme is:

(i)                                     to constitute a compromise and arrangement between the Company and the Scheme Creditors by: (a) the Scheme Creditors exchanging their Scheme Claims for the Scheme Consideration; and (b) providing full and effective releases of all of the Liabilities of the Company in respect of Scheme Claims, save to the extent set out in the Explanatory Statement and the Scheme; and

(ii)                                  to facilitate a reorganisation and restructuring of the Company in a coordinated manner with the Plan.  Coordination of the Scheme with the Plan is crucial to ensure that there are minimal differences between the Chapter 11 Cases and the Bermuda Proceedings.  Without coordination there would be no assurance that comparable creditors would be treated in a similar manner.  Failure to coordinate the Bermuda Proceedings and the Chapter 11 Cases would increase the complexity and cost of any reorganisation and delay and potentially reduce the distributions to Creditors under the Scheme and the Plan.

In order to ensure the continued eligibility of the 1983 Pension Scheme for the U.K. Pension Protection Fund, the Section 75 Debt, which is due from the Company to The Trustees of the Sea Containers 1983 Pension Scheme will not be compromised, released, waived or discharged by the Scheme and nothing in the Scheme shall constitute a legally enforceable agreement the effect of which is to reduce the amount of that debt which may be recovered by, or on behalf of The Trustees of the Sea Containers 1983 Pension Scheme.  However,

subsequent to the Scheme becoming Effective, the Section 75 Debt which is due from the Company to The Trustees of the Sea Containers 1983 Pension Scheme will:

(i)                                     subject always to satisfaction of the conditions under the 1983 Scheme Deed of Compromise and the payment of US$1 by the Company or Reorganised SCL, be compromised, released and discharged for the sum of US$1 which shall be paid by the Company or Reorganised SCL; or

(ii)                                  be preserved in full.  If the Plan becomes effective, and The Trustees of the Sea Containers 1983 Pension Scheme shall appropriate the Distributions received by them under the Plan in order to satisfy the Section 75 Debt in full.

Without prejudice to the foregoing, the releases, compromises, settlements, discharges and waivers in the Scheme are limited to the limited extent necessary to ensure that each of the Pension Schemes is eligible to enter into U.K. Pension Protection Fund and is able to trigger a U.K. Pension Protection Fund assessment period.

4.           Potential Advantages of the Scheme

The Company believes that the Scheme offers Scheme Creditors the following advantages:

(i)                                     Early payment. The Scheme should enable Scheme Creditors to finalise their dealings with the Company sooner than if the Company were put into liquidation;

(ii)                                  Claims agreement process. The Scheme will provide a fair, practical and cost effective process for Scheme Creditors and the Company to agree all present and future Scheme Claims that have not otherwise been determined in accordance with the Chapter 11 Cases. Any Claim asserted by a Non-Plan Third Party Creditor which cannot be agreed, will be referred to and determined by the Scheme Adjudicator under the Dispute Resolution Procedure. The Scheme Adjudicator will have a discretion to determine that any costs associated with the adjudication of such a Scheme Claim will be paid by one of the parties or apportioned between them. The Company hopes that this will ensure that only genuinely disputed claims reach adjudication. Insofar as the law allows, a determination of the Scheme Adjudicator will be binding on the Company and the relevant Scheme Creditor;

(iii)                               Exclusion of Intercompany Claims.  The Scheme enables the Company to constitute a compromise and arrangement with its Scheme Creditors and facilitate a reorganisation of the Company in accordance with the Plan without the need to determine and pay Intercompany Claims.  This allows significant simplification of the Claims determination process and speeds up distribution;

(iv)                              Certainty and Finality. The Scheme should enable Scheme Creditors to receive full and final payment of their Admitted Scheme Claims pursuant to and in accordance with the terms of the Plan and finalise their involvement with the Company; and

(v)                                 U.K. Pension Protection Fund eligibility. By excluding any Section 75 Debt from the Scheme, The Trustees of the Sea Containers 1983 Pension Scheme will not compromise any such debts in a manner which may render the 1983 Pension Scheme ineligible for the U.K. Pension Protection Fund but, subject always to satisfaction of the conditions under the 1983 Scheme Deed of Compromise and payment of US$1 by the Company or Reorganised SCL, the Section 75 Debt which is due from the Company will be compromised, released and discharged for the sum of US$1 which shall be paid by the Company or Reorganised SCL or, if the foregoing does not apply and the Plan becomes effective, The Trustees of the Sea Containers 1983 Pension Scheme shall appropriate the Distributions received by them under the Plan in order to satisfy the Section 75 Debt of the Company in full.

5.           Potential Disadvantages of the Scheme

In considering the Scheme, Non-Plan Third Party Creditors should also be aware of the following possible disadvantage:

Failure to submit a Claim Form.  If a Non-Plan Third Party Creditor fails to lodge his Claim Form by the Bar Date (being 5.30 p.m. (AST/Bermuda time)) on [22 December 2008]), that Non-Plan Third Party Creditor’s Scheme Claim will be valued at nil and shall be deemed to have been paid in full by the Company.  Non-Plan Third Party Creditors will not be able to amend or change their Claim Form after the Bar Date but will in certain circumstances be able to provide further information after the Bar Date to support their Claims.  The Company has and will further seek to ensure that the Bar Date is brought to the attention of Non-Plan Third Party Creditors so that they have the opportunity to complete and lodge Claim Forms by that date.  Claim Forms will be sent to those Non-Plan Third Party Creditors of whom the Company is aware reminding Non-Plan Third Party Creditors of the Bar Date.  Advertisements will also be placed in The Wall Street Journal (Global Edition), the Daily Mail, The Royal Gazette, The London Gazette, The Times (London) and The Financial Times (International).

It is impossible to address each Scheme Creditor’s individual circumstances with the result that it is impossible to regard this list of advantages and disadvantages as exhaustive.  Each Scheme Creditor is therefore advised to make its own assessment of how the Scheme may affect its own interests.

6.           Who will be affected?

The proposed Scheme is between the Company and its Scheme Creditors and accordingly only Scheme Creditors will be affected.  “Scheme Creditor” is a defined term in the Scheme itself but, in summary are the Pension Scheme Trustees and the Third Party Creditors.

Scheme Creditors should note that, if Effective, the Scheme will bind the Company and all of its Scheme Creditors, irrespective of whether or not those Scheme Creditors received actual notification of the Scheme and/or whether they voted at the relevant Scheme Meeting or, if they voted, of whether they voted for or against the Scheme.

7.           Which creditors are not covered by the Scheme?

The Scheme will not affect any creditor of the Company who is not a Scheme Creditor for the purposes of a Scheme Claim including, for the avoidance of doubt, the holders of Intercompany Claims and the holders of any claims that are preferred as a matter of Bermuda law.  The Company has examined its books and records and has determined it has no such preferred Creditors, save for the Joint Provisional Liquidators in respect of their costs and expenses, which costs and expenses are being provided for under and in accordance with the terms of the Plan.

8.           Treatment of Claims

Those Scheme Creditors who have an Allowed Claim under the Plan will be deemed to also have claimed in the Scheme for an equivalent amount as their Allowed Claim.  Such Scheme Creditors are not required to submit a separate Claim Form in the Scheme to register their Claim in the Scheme.  Only Non-Plan Third Party Creditors need to complete and return a Claim Form to the Scheme Administrators.  Non-Plan Third Party Creditors who have only claimed in the Scheme will not, by claiming in the Scheme, be deemed to have claimed in the Plan.

In order to ensure that all Creditors are treated equally (and receive only one Distribution in respect of each Allowed Claim), the Scheme and the Plan together will have a common system of distribution.  The Scheme Administrators will advise the Plan Administrator of each Non-Plan Third Party Creditor that has an Admitted Scheme Claim pursuant to the terms of the Scheme and the Plan Administrator will make provision for such Non-Plan Third Party Creditor to receive Distributions under and in accordance with the terms of the Plan.  Therefore, Scheme Creditors who claim only in the Scheme and not in the Plan will receive a Distribution under and in accordance with the terms of the Plan and will not be disadvantaged by only claiming in the Scheme.

9.           Voting on Scheme

If you are a Scheme Creditor who would be deemed to have a claim in the Scheme or who would otherwise be subject to the Scheme, you will be entitled to attend and (provided your Scheme Claim is allowed for voting purposes) vote at the relevant Scheme Meeting, to consider and, if thought fit, approve the Scheme.  There will be a meeting for each Class of Creditors for the Scheme, however, and each Class will vote separately.  The Scheme will require the requisite majority approval of each Class and will fail unless the approval of each Class is obtained.  Creditors with Allowed Claims that are impaired by the Plan and have been admitted for voting purposes in the Plan may vote on the Plan and the Scheme.  There will therefore be separate votes, one on the Scheme, and the other on the Plan.  In order to assist Creditors who are entitled to vote on both the Plan and the Scheme, the Company has prepared the Plan Ballot, which, when completed, will constitute both a vote on the Plan and a proxy, in favour of the Chairman, in respect of the Scheme.  This is designed to simplify the process of voting for Creditors.  Creditors who wish their Claims to be admitted for voting purposes in the Scheme only or who wish to exercise their vote in a way not contemplated by the Plan Ballot are invited to contact the Company and will be provided with a special proxy form to vote at the relevant Scheme Meeting, in person or by proxy.  Non-Plan Third Party Creditors who have claimed only in the Scheme will be entitled to vote on the Scheme using the Voting Form and Form of Proxy attached hereto, provided, in the opinion of the Chairman, the failure of such Non-Plan Third Party Creditor to File a Claim in the Plan is not a result of wilful default or lack of reasonable diligence.  Appendix I to the Explanatory Statement contains the Form of Proxy and Appendix II to the Explanatory Statement contains the Voting Form to be used, together with guidance notes for completing them.

10.         What will happen after the Scheme becomes Effective?

Once the Scheme becomes Effective (see paragraph 2 above), Non-Plan Third Party Creditors will be sent a blank Claim Form (further copies of which will be available for downloading from the Website), which each Non-Plan Third Party Creditor should complete and return to the Scheme Administrators so that the Scheme Administrators receive the Claim Form before the Bar Date.

Non-Plan Third Party Creditors should note that the deadline for submitting completed Claim Forms is the Bar Date, being 5.30 p.m. (AST/Bermuda time) on [22 December] 2008.  If a Claim Form in respect of the Company is not returned by a Non-Plan Third Party Creditor and received by the Scheme Administrators by the Bar Date, that Non-Plan Third Party Creditor’s Scheme Claim shall be valued at nil and deemed to have been paid in full by the Company under the Scheme and the Company shall have no further liability or obligation in relation to that Scheme Claim whether under the Scheme or otherwise.

Each Claim which is deemed submitted in the Scheme by virtue of being Allowed for Plan purposes shall be admitted under the Scheme for an amount equivalent to its Allowed Claim.  In respect of all Non-Plan Third Party Claims, the Scheme Administrators will endeavour to agree and establish all notified Scheme Claims submitted under each Claim Form returned to it.  Any Scheme Claims (or the application of any set-off, counterclaim or deduction in relation to such Scheme Claims) or other relevant matters which cannot be agreed between the relevant Non-Plan Third Party Creditor and the Scheme Administrators will be referred as disputed Scheme Claims to the Scheme Adjudicator.  The Scheme Adjudicator will make a final determination in respect of each disputed Scheme Claim referred to him in accordance with the Dispute Resolution Procedure set out in the Scheme.  The Scheme Adjudicator’s decision will be final and binding and there will be no right of appeal or other recourse to a court of law from that decision (except as may be permitted under Bermuda law).

It is intended that all Distributions will be made pursuant to Article IX of the Plan.  Non-Plan Third Party Creditors with Admitted Scheme Claims will be entitled to the same Distributions as Plan Third Party Creditors in the same Class, which will be made at the same time as distributions under the Plan.  The Scheme Administrators will notify the Plan Administrator of all Non-Plan Third Party Creditors who have an Admitted Scheme Claim pursuant to the terms of the Scheme and the Plan Administrator will provide for such Non-Plan Third Party Creditors to receive Distributions under and in accordance with the terms of the Plan.

It is anticipated that distributions to Scheme Creditors under the Plan in respect of Admitted Scheme Claims will commence during January 2009.

In order to ensure that all Creditors are treated equally (and receive only one Distribution in respect of each Allowed Claim), the Scheme and the Plan together will have a common system of distribution.  The Scheme Administrators will advise the Plan Administrator of each Non-Plan Third Party Creditor that has an Admitted Scheme Claim and the Plan Administrator will make provision for such Non-Plan Third Party Creditor to receive a Distribution under and in accordance with the terms of the Plan.   Therefore, Scheme Creditors who claim only in the Scheme and not in the Plan will receive a Distribution under and in accordance with the terms of the Plan.

11.         What should Scheme Creditors do now?

If you are a Scheme Creditor, you are entitled to attend and vote at the relevant Scheme Meeting.  The Scheme Meetings will be convened pursuant to the directions which have been given by the Court for the purpose of allowing Scheme Creditors to consider and, if thought fit, approve the Scheme.  The Scheme Meetings will be held on [12 November] 2008 at the offices of Appleby, Canon’s Court, 22 Victoria Street, Hamilton HM EX, Bermuda at 10.00 a.m. (AST/Bermuda time).

Formal notice of the Scheme Meetings is given in Part III of this document and will be published in The Wall Street Journal (Global Edition), the Daily Mail, The Royal Gazette, The London Gazette, The Times (London) and The Financial Times (International). Scheme Creditors may attend the applicable Scheme Meeting for the Class into which their Claim falls in person (or, if a corporation, by a duly authorised representative) or may vote by proxy.  Appendix I to the Explanatory Statement contains the Form of Proxy and Appendix II to the Explanatory Statement contains the Voting Form for all Non-Plan Third Party Creditors to be used at the relevant Scheme Meeting together with guidance notes for completing them.  Scheme Creditors who have voted in the Plan Ballot or by special proxy will have given their proxy to the Chairman of the relevant Scheme Meeting to vote on their behalf.  Any Scheme Creditor may still attend the relevant Scheme Meeting in person but any proxy will not be entitled to vote if such Scheme Creditor votes in person.  Whether or not Scheme Creditors intend to be present in person at the relevant Scheme Meeting, they are requested to complete and sign the relevant Form of Proxy and Voting Form, special proxy form or Plan Ballot, as applicable, in accordance with the instructions printed on the forms and the guidance notes.

Completed Forms of Proxy and Voting Forms should be returned as soon as possible, and in any event so that they are received by 5.30 p.m. (AST/Bermuda time) on [10 November] 2008, to:

BMC Group Inc
Attention:  Sea Containers Limited Claims and Solicitation Agent
31 Southampton Row
4th Floor
Holborn
London
WC1B 5HJ
England

Telephone: 00-800-3325-7666 (UK/European Toll Free) or 001 702 425 2280 (for callers outside UK/Europe/US)

The Company would like as many votes as possible to be cast at the relevant Scheme Meeting (whether in person or by proxy).  Each Non-Plan Third Party Creditor who has not voted on the Scheme is therefore encouraged to sign and return its Form of Proxy and Voting Form, as applicable, as soon as possible.  Each Plan Third Party Creditor is encouraged to sign and return its Plan Ballot or, if applicable, its special proxy form as soon as possible.

The Company and the Chairman will consider the returned Voting Forms and the votes for the Scheme cast in the Plan Ballot in order to determine the value of each Scheme Creditor’s vote at the relevant Scheme Meeting. The value attributed to each Scheme Creditor’s Scheme Claim for voting purposes will be determined as the amount equivalent to that Scheme Creditor’s Allowed Claim and in respect of all other Scheme Creditors on the basis of the information provided by the Scheme Creditor and the information available from the Company’s records.  Account will also be taken of any known set-off or counterclaim. If the value of a Non-Plan Third Party Creditor’s Scheme Claim for voting purposes is disputed, the value to be attributed to that Non-Plan Third Party Creditor’s Scheme Claim for voting purposes will be determined by the Chairman. The Chairman will be one of the Joint Provisional Liquidators.

For all Scheme Claims that are also Allowed Claims under the Plan, the value to be attributed to such claim by the Chairman will be an amount equivalent to the Allowed Claims.  In all other cases, the Chairman has the power to reject a Scheme Creditor’s valuation of its Scheme Claim, in whole or in part, for voting purposes if he considers that it does not represent a reasonable estimate of the Scheme Creditor’s Scheme Claim against the Company. The decision of the Chairman of the relevant Scheme Meeting as to the value to be placed on a Claim for voting purposes is final and, if possible, will be notified to the relevant Scheme Creditor before the relevant Scheme Meeting and in any event, will be notified before the sanction hearing.

If any Non-Plan Third Party Creditor is uncertain of the amount of any Scheme Claim, it may provide an estimate along with sufficient and appropriate evidence to support the calculation of that estimate. Estimates of Scheme Claims admitted for voting purposes cannot be used for the purpose of agreeing the value of Scheme Claims for payment purposes under the Scheme. The amount of a Scheme Claim admitted for voting purposes will neither constitute an admission of the existence or amount of any Liability of the Company nor bind the Scheme Administrators, the Company, the Scheme Creditor or the Scheme Adjudicator.

As Scheme Liabilities are denominated in various currencies, any Scheme Claims which are not denominated in US Dollars will be converted into US Dollars for the purposes of voting at the relevant Scheme Meeting. They will be converted using the exchange rate as of 16 October 2006, as quoted at 4:00 p.m. (EDT), as the mid range spot rate of exchange for the applicable currency as published in The Wall Street Journal National Edition, on 17 October 2006.

If any Scheme Creditor is unclear about, or has any questions concerning the action it is required to take, it should contact the Sea Containers Ltd, Claims and Solicitation Agent using the contact details given above.

12.        Recommendation of the Scheme

The Board considers that the Scheme offers Scheme Creditors an effective and economical method of having their claims against the Company determined so as to achieve finality in respect of Scheme Claims, of being paid in the shortest practicable time and ensuring coordination with the Plan. All Scheme Creditors who are entitled to vote at the Scheme Meetings are encouraged to vote in favour of the Scheme.

Yours faithfully

Laura Barlow

Chief Restructuring Officer of Sea Containers Limited

SECTION II: INTRODUCTION

1.                                      Definitions and Interpretation

In the Explanatory Statement, unless the context otherwise requires, capitalised terms shall have the meanings defined in Clause 1 of the Scheme which is set out in Part II of this document.

2.                                      History of the Company and Background to the Scheme and Plan

2.1                               Origins

Incorporated on 3 June 1974, the Company is a Bermuda company whose primary business involves leasing cargo containers to ocean carriers and shippers worldwide.  The Company’s container leasing operations conducted through its GE SeaCo joint venture, remain its core business.  Since the late 1970s, however, the Company has steadily diversified its operations and entered into a wide range of Non-Core Businesses.  The Company carries significant amount of the Group’s debt.  SCL is the ultimate parent of SCSL, Sea Containers Caribbean Inc and, as of the Petition Date, more than 140 Non-Debtor Subsidiaries, including certain subsidiaries in liquidation.  Certain of the Non-Debtor Subsidiaries have been sold, liquidated or wound-down during the Chapter 11 Cases.

2.2                               GE SeaCo

2.2.1                        In 1998, SCL and an affiliate of GE Capital Corporation, GE Container SRL (as succeeded by GE Capital Container SRL and GE Capital Container Two SRL, “GE Capital”) formed GE SeaCo SRL (“GE SeaCo”), as a joint venture organised under the laws of Barbados, to engage in the business of leasing marine containers to ocean carriers and shippers and leasing certain land containers.  Prior to formation of GE SeaCo, GE Capital’s parent had engaged in the marine container operating lease business through its subsidiary, Genstar Container Corporation (“Genstar”).  GE SeaCo was formed to operate and manage substantially all of the shipping container operating lease businesses of SCL and Genstar.  Currently, GE SeaCo is one of the four largest container operating lessors in the world with a fleet of approximately 945,000 twenty-foot equivalent units under management, as described below.

2.2.2                        GE SeaCo was established pursuant to an Omnibus Agreement, dated 19 March 1998, signed by SCL, GE SeaCo, Genstar, and GE Capital (the “Omnibus Agreement”).  The principal transactions and agreement contemplated in the Omnibus Agreement were consummated as of 1 May 1998.  Among the principal documents executed as of 1 May 1998 were a Members’ Agreement between SCL and GE Capital (as amended, the “Members’ Agreement”), a services agreement among SCSL, GE SeaCo, and GE SeaCo Services Ltd (the “JV Services Agreement”), two Master Lease Agreements (as amended, the “MLAs”) and two Equipment Management Agreements (as amended, the “EMAs”).  The Omnibus Agreement contemplated that GE SeaCo would manage the parties’ combined container fleets, with certain exceptions, as well as its own containers.  The containers under management form three distinct groups:

(i)                                     the first group (the “Leased Fleet”) is governed by the MLAs and consists of containers that are owned by each of SCL (or its subsidiaries) and Genstar, which GE SeaCo leases in return for payment of rent;(4)

(ii)                                  the second group (the “Managed Fleet”) is subject to the EMAs and consists of containers that are owned by SCL (or its subsidiaries) and Genstar, and managed by GE SeaCo.  GE SeaCo pays out the net earnings of the containers to their respective owners and receives a management fee in exchange; and

(iii)                               the third and final group of containers is owned outright by GE SeaCo (the “Owned Fleet”).

2.2.3        The Company, through its non-debtor, wholly-owned subsidiary Quota Holdings Limited, owns 50% of the Class A Quotas of GE SeaCo, representing the economic value of the Owned Fleet and other assets of GE SeaCo, other than the Leased Fleet.  The Company also owns 30% of the Class B Quotas of GE SeaCo, which represent the residual value of the Leased Fleet following GE SeaCo’s payment of MLA rent and expenses.  The significant majority of the Company’s portions of the Leased Fleet and the Managed Fleet are owned by Sea Containers SPC Ltd., a “bankruptcy remote” subsidiary of the Company established to facilitate a securitised financing arrangement.

2.3                               Disclosure Statement

The Disclosure Statement provides a great deal of additional information about the businesses of the Group at Article II and Article III and should be read in conjunction with this Explanatory Statement.

2.4                               Chapter 11 Cases

Following a period of financial difficulties and a steady decline in liquidity, on 15 October 2006, the Company and the other Debtors each filed voluntary petitions for relief in the US Bankruptcy Court under chapter 11 of the US Bankruptcy Code.  The Group commenced the Chapter 11 Cases because: (a) they did not have sufficient cash to pay certain obligations that came due on 15 October 2006; and (b) there was a risk that certain creditors may take precipitous enforcement actions against the Debtors and their assets, which could have jeopardised the value of the Company as a whole and the Debtors ability to successfully reorganise their operations and balance sheet.  In accordance with the US Bankruptcy Code, the Company retained control of its affairs as “debtors in possession” while the Group sought to restructure or refinance itself.  Upon the commencement of the Chapter 11 Cases, as a matter of US Bankruptcy law, the Company received the benefit of an automatic stay of all actions and proceedings against it, intended to provide the Group with breathing space to

(4)                                  Certain U.S. operations of a limited nature were placed in a separate joint venture, GE SeaCo America LLC.  There is a third MLA and a third EMA that govern the operation of the U.S. chassis fleet of Sea Containers America, Inc.

enable it to negotiate with creditors, suppliers and strategic investors.  The appointment of the Joint Provisional Liquidators in Bermuda also created a “moratorium” against claims by Creditors under Bermuda law.

Pursuant to the foregoing proceedings, on 22 September 2008 the US Bankruptcy Court approved the Disclosure Statement.  The Plan, which may be modified and amended until the Plan Effective Date, sets out the terms of the Debtors’ proposed reorganisation.  The principal objective of the Chapter 11 Cases is the confirmation of the Plan by the US Bankruptcy Court which will bind the Company, any person acquiring property under the Plan, any Creditor or equity interest holder of the Company, and any other person or entity as may be ordered by the US Bankruptcy Court in accordance with the applicable provisions of the US Bankruptcy Code.

The Plan, once confirmed, will not become effective until the Scheme has been approved and sanctioned.  Conversely, the Scheme will not become Effective unless the Plan has been confirmed.

2.5                               Provisional Liquidation

In furtherance of the proposed reorganisation and in order to facilitate the implementation of the Plan, the Company applied to the Court by way of ex parte summons for the appointment of the Joint Provisional Liquidators.  On 16 October 2006, Gareth H. Hughes of Ernst & Young LLP in the U.K. and John C. McKenna, in Bermuda, were appointed as Joint Provisional Liquidators on terms that allowed the directors to continue in office subject to ongoing monitoring by the Joint Provisional Liquidators pursuant to the order appointing them.  Under the terms of the Provisional Liquidation Order, the Board has the sole right to control and direct the Company’s affairs, subject to monitoring by the Joint Provisional Liquidators.

The initial aim was not for the Joint Provisional Liquidators to take control of the Company (or for that matter the other companies in the Group) with a view to effecting a liquidation.  Rather, it was envisaged that the management of the Company should retain their power to manage the Company’s affairs under the aegis of the Chapter 11 Cases, subject to ongoing monitoring by the Joint Provisional Liquidators pursuant to the order appointing them.  The Court sanctioned this approach at the time the application was made for the appointment of the Joint Provisional Liquidators.

The Joint Provisional Liquidators perform their monitoring role mainly through discussion with senior management and monitoring the business performance of the Company.

The Joint Provisional Liquidators, pursuant to the order appointing them, have reviewed the Plan and the Scheme.  They understand that the Board seeks to facilitate the reorganisation of the Company and the other Debtors under chapter 11 of the US Bankruptcy Code by providing a scheme of arrangement under section 99 of the Companies Act in respect of the Company.  The Joint Provisional Liquidators intend to undertake the roles envisaged for the Scheme Administrators and will use all reasonable endeavours to give effect to the provisions of the Scheme and in doing so implement the provisions of the Plan through the Scheme.  The purpose of the Scheme is to facilitate a reorganisation of the Company in accordance with the Plan.

2.6          GE Settlement

2.6.1        A significant proportion of the value of the Debtors’ estates are locked in the GE SeaCo interests.  The Debtors and their advisers, along with the Creditors’ Committees analysed ways to unlock this value for distribution to their Creditors.  This challenge was complicated by certain provisions in the Members Agreement and other governing agreements that condition or restrict the transfer and ownership of GE SeaCo quotas including rights of first offer, tag-along rights and a change of control provision.  To avoid the uncertainty and delay that would be caused by protracted proceedings regarding the potential triggers of any of these provisions, it was clear that the preferred path was a consensual deal with GE SeaCo and GE Capital.  Discussions were initiated between the parties and these progressed to the exchange of drafts of a GE Framework Agreement which resulted in a settlement on 25 April, 2008.  The US Bankruptcy Court approved the GE Framework Agreement on 5 June 2008.  To effect the settlement, the parties will enter into multiple definitive documents which are currently being finalised.

2.6.2        The principal terms of the GE Framework Agreement generally fall into the following categories.

(i)         facilitating confirmation of the Plan and emergence of Newco through GE Capital’s waiver of the “right of first offer”, “change of control” and other rights under the GE SeaCo governing agreements (solely for the purpose of the Plan);

(ii)        termination of the MLAs and the addition of containers subject to the MLAs to the EMA fleets;

(iii)       payment of a “Special Termination Fee” to the lessors under the MLAs, the timing of which will be subject to GE SeaCo passing certain financial conditions and which will result in the payment of substantially all of the economic value associated with the Leased Fleet to lessors who are also the members of GE SeaCo (after payment of the Special Termination Fee, the Class B Quotas will retain certain limited voting rights in accordance with Barbados law but will not have material economic value);

(iv)       certain amendments to the GE SeaCo governing agreements to update and streamline transfer provisions and to confirm GE Capital’s governance and operational control of GE SeaCo so long as GE Capital continues to own at least twenty per cent of the Class A Quotas;

(v)        limitations on Newco’s post-emergence governance and ownership, in light of the potential impact on the regulatory status and business operations of GE SeaCo;

(vi)       addition of reporting and informational requirements relating to GE SeaCo;

(vii)      a global settlement and release of outstanding claims among the Debtors, GE Capital and GE SeaCo; and

(viii)     giving registration rights to quotaholders of GE SeaCo, including giving GE Capital and SCL the right to make two demand registrations each of their respective GE SeaCo quotas; provided, however, that GE Capital shall have the right to require Newco to first follow an appraisal procedure and potential drag-along at the appraised price for up to one year before GE SeaCo is obligated to honour any demand by Newco.

2.7          Pensions Settlement

2.7.1     On 8 June 2006, the Company withdrew as a Participating Employer under the 1983 Pension Scheme.  Pursuant to such withdrawal, a Section 75 Debt is due from the Company to The Trustees of the Sea Containers 1983 Pension Scheme.

2.7.2     On 5 February 2008 the Pensions Regulator issued Financial Support Directions against the Company in respect of SCSL’s liabilities to the Pension Schemes under section 75 of the Pensions Act and requiring the Company to put in place financial support in respect of those liabilities.

2.7.3     Further to the Financial Support Directions and following extensive negotiation between the parties, in early February 2008, the Company, SCSL and the Pension Scheme Trustees entered into the Pension Schemes Settlement Agreement pursuant to which and subject to its terms, the parties agreed (among other things) that:

(i)         general unsecured claims totalling US$194 million would be allowed against the Company for all purposes in the Chapter 11 Cases;

(ii)        the Pension Schemes would have Allowed Administrative Claims totaling US$5 million to be paid in cash within three days of entry of an order approving the Pension Schemes Settlement Agreement;

(iii)       the amount, if any, of any Allowed Equalisation Claim (as defined in the Pension Schemes Settlement Agreement)  would be added to and become part of the allowed Pension Scheme Trustees’ general unsecured claims; and

(iv)       the Pension Scheme Trustees’ claims against the Company (among others) would be extinguished and discharged, provided that, unless waived by the Pension Scheme Trustees, any Section 75 Debt due from the Company (among others) to the Pension Scheme Trusteess would be resolved by the entry into legally enforceable agreements with the Pension Scheme Trustees, as part of an arrangement under part 26 of the U.K. Companies Act 2006, in order to ensure the Pension Schemes’ continued eligibility for the U.K. Pension Protection Fund.

2.7.4        Modification or Amendment of the Pension Schemes Settlement Agreement:  Notwithstanding the US Bankruptcy Court’s approval of the Pension Schemes Settlement Agreement: (a) the SCSL Creditors’ Committee and the Pension Scheme Trustees; (b) the SCL Creditors’ Committee; and  (c) the Debtors, may reach an agreement to modify or amend the Pension Schemes Settlement Agreement, provided that such modification or amendment shall only be effective if each of: (a) the SCSL Creditors’ Committee and the Pension Scheme Trustees; (b) the SCL Creditors’ Committee; and (c) the Debtors, agree to the same in their respective sole and absolute discretion.

If such modification or amendment includes the following elements (provided, however, for the avoidance of doubt, the following elements do not constitute any limit or constraint on the terms or scope of any potential agreed modification or amendment to the Pension Schemes Settlement Agreement and no party is under any obligation to agree to any modification or amendment of the Pension Schemes Settlement Agreement):

(i)         the aggregate amount of the Allowed Pension Schemes Unsecured Claims is reduced from US$194 million by an amount of up to US$13 million (i.e., to a reduced amount of claim in an amount no less than US$181 million);

(ii)        the aggregate amount of the Allowed Pension Schemes Administrative Claims is increased from US$5 million to an amount no greater than US$10 million (with payment of amounts in excess of US$5 million payable, in connection with this Plan, not before the Plan Effective Date);

(iii)       the initial Equalisation Reserve is reduced from US$69 million to an amount of US$60 million; and

(iv)       payment of fees and expenses incurred by counsel for certain bondholders is made in an amount not to exceed approximately US$700,000,

then all Scheme Creditors entitled to vote who vote to accept the Plan and approve the Scheme, shall be deemed to have also accepted prospective modifications to the Plan and the Scheme that give effect to the foregoing modified or amended terms of the Pension Schemes Settlement Agreement.  To the extent that: (a) the SCSL Creditors’ Committee and the Pension Scheme Trustees; (b) the SCL Creditors’ Committee; and (c) the Debtors, each agree to amend or modify the Plan to implement the modified or amended Pension Schemes Settlement Agreement consistent with the elements listed above: (x) a vote to accept the Plan and approve the Scheme shall constitute a vote to accept the Plan and approve the Scheme as so modified; and (y) the entry of the Confirmation Order shall constitute the US Bankruptcy Court’s approval of such compromise or settlement pursuant to section 363 of the US Bankruptcy Code and US Bankruptcy Rule 9019(a), without any further notice to or action, order or approval of the US Bankruptcy Court.

2.7.5        By paragraph (2) of Regulation 2 of the U.K. Pension Protection Fund (Entry Rules) Regulations 2005, subject to limited exceptions, an occupational pension scheme which would otherwise be an eligible scheme for the purposes of the U.K. Pension Protection Fund (being a statutory body established to provide compensation to members of underfunded pension schemes whose employers have become insolvent) shall not be an eligible scheme where at any time the trustees or managers of that scheme enter into a legally enforceable agreement the effect of which is to reduce the amount of any debt due to the scheme under section 75 of the Pensions Act.  The Pensions Regulator has indicated that it will not approve any form of financial support which would prejudice the eligibility of the Pension Schemes to the U.K. Pension Protection Fund.

2.7.6        In order to ensure the continued eligibility of the 1983 Pension Scheme for the U.K. Pension Protection Fund, the Section 75 Debt which is due from the Company to The Trustees of the Sea Containers 1983 Pension Scheme will not be compromised, released, waived or discharged by the Scheme and nothing in the Scheme shall constitute a legally enforceable agreement the effect of which is to reduce the amount of that debt which may be recovered by, or on behalf of The Trustees of the Sea Containers 1983 Pension Scheme.  However, subsequent to the  Scheme becoming Effective, the Section 75 Debt which is due from the Company to The Trustees of the Sea Containers 1983 Pension Scheme will:

(i)         subject always to satisfaction of the conditions under the 1983 Scheme Deed of Compromise and the payment of US$1 by the Company or Reorganised SCL, be compromised, released and discharged, for the sum of US$1 which shall be paid by the Company or Reorganised SCL; or

(ii)        be preserved in full. If the Plan becomes effective, The Trustees of the Sea Containers 1983 Pension Scheme shall appropriate the Distributions received by them under the Plan in order to satisfy the Section 75 Debt in full.

2.7.7        Without prejudice to the foregoing, the releases, compromises, settlements, discharges and waivers in the Scheme are limited to the limited extent necessary to ensure that each of the Pension Schemes is eligible to enter the U.K. Pension Protection Fund and is able to trigger a U.K. Pension Protection Fund assessment period.

2.8          Unknown Third Party Creditors

On 26 August 2008, the Company placed an advertisement in The Wall Street Journal (Global Edition), the Daily Mail, The Royal Gazette, The London Gazette, The Times (London) and The Financial Times (International) in an attempt to notify Non-Plan Third Party Creditors of the Scheme.  Those Non-Plan Third Party Creditors whose failure to File a Claim in the Plan is not, in the opinion of the Scheme Administrators, as a result of wilful default or lack of reasonable diligence and who notified their respective Scheme Claims to the Scheme Administrators prior to the Bar Date (being

[22 December] 2008) shall participate in the Scheme on the same basis as the other Scheme Creditors.

2.9          Reorganisation of the Company and transfer of assets

The Company and Quota Holdings, among other parties, and Newco will enter into a Business Transfer Agreement pursuant to which and subject to its terms, the Company and Quota Holdings will agree, conditional upon the Scheme being approved by the Court and the Plan being confirmed by the US Bankruptcy Court, to transfer all of their respective rights, title and interest in the Container Interests to Newco in accordance with and as set out in the Plan.

2.10        Transaction Documents

Pursuant to, and in accordance with, the terms of the transaction documents, on or before the Plan Effective Date, the Debtors and Newco will execute, amend and file any transaction documents (including, without limitation, the Newco Memorandum of Association and its bye-laws) and take any other action which is necessary to effectuate or consummate the transactions contemplated by the transaction documents.  Without limiting the foregoing, on the Plan Effective Date and in accordance with the terms and conditions of the Business Transfer Agreement, approximately 740 million shares of Newco Equity shall be issued and Distributions thereof shall be managed by the Plan Administrator on behalf of Newco and the Company.

2.11        The Scheme

If the Scheme becomes Effective it will bind the Company and the Scheme Creditors, whether they voted for the Scheme or not.  The Scheme will compromise any and all rights which a Scheme Creditor may have against the Company in respect of a Scheme Claim in exchange for Scheme Consideration.  The Scheme Administrators will advise the Plan Administrator of each Non-Plan Third Party Creditor that has an Admitted Scheme Claim and the Plan Administrator will make provision for such Non-Plan Third Party Creditor to receive a Distribution under and in accordance with the terms of the Plan.  In order to ensure the continued eligibility of the 1983 Pension Scheme for the U.K. Pension Protection Fund, the Section 75 Debt, which is due from the Company to The Trustees of the Sea Containers 1983 Pension Scheme, will not be compromised, released, waived or discharged by the Scheme and nothing in the Scheme shall constitute a legally enforceable agreement the effect of which is to reduce the amount of that debt which may be recovered by, or on behalf of The Trustees of the Sea Containers 1983 Pension Scheme.  However, subsequent to the Scheme becoming Effective, the Section 75 Debt, which is due from the Company to The Trustees of the Sea Containers 1983 Pension Scheme, will: (a) subject always to satisfaction of the conditions under the 1983 Scheme Deed of Compromise and the payment of US$1 by the Company or Reorganised SCL, be compromised, released and discharged for the sum of US$1 which shall be paid by the Company or Reorganised SCL; or (b) will be preserved in full.  Where (b) applies, if the Plan becomes effective, The Trustees of the Sea Containers 1983 Pension Scheme shall appropriate the Distributions received by them under the Plan in order to satisfy the Section 75 Debt in full.

Without prejudice to the foregoing, the releases, compromises, settlements, discharges and waivers in the Scheme are limited to the limited extent necessary to ensure that each of the Pension Schemes is eligible to enter into the U.K. Pension Protection Fund and is able to trigger a U.K. Pension Protection Fund assessment period.

2.12        Recommendation

The Board has formed the view that the Scheme is necessary to coordinate the Bermuda Proceedings with the Plan, and that it is in the best interests of the Company and the Scheme Creditors.  Coordination of the Scheme with the Plan is crucial in order to ensure that there is no conflict between the reorganisation processes.  Without coordination, there could, and probably would, be conflicts between the systems which would be likely to increase the complexity and cost of the process, and to delay and reduce distributions to Scheme Creditors under the Plan and the Scheme.

3.             Purpose

3.1           The purpose of this Explanatory Statement is:

3.1.1     to provide background information in relation to the Company and its recent history;

3.1.2     to explain the advantages and disadvantages of the proposed Scheme, the interdependency of the Scheme and the Plan, and of the other courses of action which are available to the Company;

3.1.3     to explain some of the detailed provisions of the Scheme and the Plan; and

3.1.4     in order to allow Scheme Creditors to reach an informed decision on whether to vote in favour of the Scheme at the forthcoming Scheme Meetings.

3.2           The Explanatory Statement is a guide only, and should not be relied on in place of reading the provisions of the Scheme and the Plan themselves.  The full Scheme is enclosed with this document.

3.3           Accompanying this document is a copy of the Disclosure Statement and the Plan approved by the US Bankruptcy Court which explains in detail how the Scheme and the Plan will work and provides a great deal of information about the Company and its businesses.  Each should be read in conjunction with this document.

SECTION III: BACKGROUND TO THE SCHEME OF ARRANGEMENT

1.             What is a Scheme of Arrangement and a Plan of Reorganisation?

1.1           A scheme of arrangement of the kind proposed by the Company is an arrangement provided for by section 99 of the Companies Act between a company and its creditors (or any class of them).  The Scheme will become effective and legally binding on the Company and the Scheme Creditors in accordance with its terms (“Effective”) if:

1.1.1     a majority in number representing three-fourths in value of the creditors of each Class present and voting either in person or by proxy at a meeting for each Class ordered to be summoned by the Court agrees to the arrangement; and

1.1.2     the arrangement is sanctioned by order of the Court which grants an order to this effect (the “Order”); and

1.1.3     the Plan has been confirmed by the US Bankruptcy Court; and

1.1.4     a copy of the Order is delivered to the Registrar for registration.

1.2           The consummation of a confirmed chapter 11 plan is the principal objective of a chapter 11 case.  A chapter 11 plan such as the Plan sets out the means for satisfying claims against, and interests in, a debtor.  Consummation of a confirmed chapter 11 plan makes the plan binding upon the debtor, any issuer of securities under the plan, any person or entity acquiring property under the plan, and any creditor of or equity holder in the debtor, whether or not such creditor or equity holder is impaired under or has accepted the plan, or receives or retains any property under the plan.  Subject to certain limited exceptions, and except as otherwise provided in the plan or the confirmation order itself, a confirmation order discharges the debtor from any debt that arose prior to the date of confirmation of the plan and substitutes it for those debts the obligations specified under the confirmed plan.

1.3           A chapter 11 plan may specify that the legal, contractual, and equitable rights of the holders of claims or interests in certain classes are to remain unaltered by the restructuring effectuated by the plan.  Such classes are referred to as “unimpaired” and, because of such favourable treatment, are deemed to accept the plan.  Accordingly, a debtor need not solicit votes from the holders of claims or equity interests in such unimpaired classes.  A chapter 11 plan also may specify that certain classes will not receive any distribution of property or retain any claim against a debtor.  Such classes are deemed to reject the plan and, therefore, need not be solicited to vote to accept or reject the plan.  Any classes that are receiving a distribution of property under the plan but are not “unimpaired” will be solicited to vote to accept or reject the plan.

1.4           US Bankruptcy Code section 1123 provides that a chapter 11 plan shall classify the claims of a debtor’s creditors and equity interest holders.  In compliance therewith, the Plan divides Claims and Interests into various Classes and sets out the treatment for each Class.  A debtor is also required, under US Bankruptcy Code section 1122, to classify claims and interests into classes that contain claims and interests that are substantially similar to the other claims and interests in such classes.  The Debtors believe that the Plan has classified all Claims and Interests in compliance with section 1122, but it is possible that a Holder of a Claim or Interest may challenge the classification of Claims and Interests and that the US Bankruptcy Court may find that a different classification is required for the Plan to be confirmed.  In such event, the Debtors intend, to the extent permitted by the US Bankruptcy Court and the Plan, to make such modifications of the classifications under the Plan to permit confirmation and to use the Plan acceptances for the purpose of obtaining the approval of the reconstituted Class or Classes of which the accepting Holder ultimately is deemed to be a member.  Any such reclassification could adversely affect the Class in which such Holder initially was a member, or any other Class under the Plan, by changing the composition of such Class and the vote required of that Class for approval of the Plan.

2.             What is proposed?

2.1           In the present situation, the Company’s assets are subject to two different legal systems, one in Bermuda and the other in the US.  Although both systems have as a basic principle the fair distribution of a company’s assets amongst its creditors there are differences between the two systems.  In order to ensure that all Scheme Creditors are treated equally (and that there are no double recoveries), the Scheme and the Plan together will enable a common system of distribution to be established in respect of Scheme Claims.

2.2           Scheme Creditors who have an Allowed Claim under the Plan will be deemed to have claimed in the Scheme also, and will therefore not be required to submit a separate Claim in the Scheme.  Scheme Creditors who are permitted to claim only in the Scheme will not be deemed to have claimed also in the Plan.  Scheme Creditors who have claimed in both the Scheme and the Plan, will be asked to vote on both the Scheme and the Plan as part of the Plan Ballot.  Scheme Creditors who wish their Claims to be admitted for voting purposes in the Scheme only or who wish to exercise their vote in a way not contemplated by the Plan Ballot are invited to contact the Company and will be provided with a special proxy form in order that they can vote only on the Scheme.  Any Non-Plan Third Party Creditor that is eligible to vote in the Scheme will be given the opportunity to vote in the Scheme using the Voting Form and Form of Proxy included with the Scheme documentation.  Scheme Creditors who are deemed to have claimed in relation to the same Scheme Claim in both the Scheme and the Plan, by virtue of having an Allowed Claim under the Plan will, however, only receive a single Distribution in respect of such Scheme Claim.  Scheme Creditors who claim only in the Scheme will not be prejudiced as a result if such Scheme Claim is admitted, and they will still receive a single Distribution under and in accordance with the terms of the Plan, in the same way as all Allowed Claims in the Plan.  It is, however, important that as many Scheme Creditors as possible who are entitled to vote in the Scheme do so.  This is because the Plan and the Scheme are inter-conditional and unless the requisite majority of Scheme Creditors vote in favour of both, neither the Scheme nor the Plan will come into effect.

2.3           The required restructuring steps to be undertaken are as follows:

2.3.1     Formation of Newco:  Prior to the Plan Effective Date, the Debtors shall take the steps necessary so that Newco shall be duly formed and come into existence as a valid and legally existing Bermuda exempted company.  The specific formation documents with respect to Newco shall be included in the Plan Supplement.

2.3.2        Issuance of Newco Equity:  On or before the Plan Effective Date Newco shall issue all Newco Equity, notes, instruments, Certificates and other documents required to be issued pursuant to the Plan and the Scheme.  Distributions shall be managed by the Plan Administrator on behalf of Newco and the Company.  The Plan Administrator shall be authorised, among other things, to distribute Newco Equity on a Pro Rata basis to Holders of Allowed SCL Other Unsecured Claims and Holders of Allowed Pension Schemes Unsecured Claims.  Newco Equity will only be issued to a nominee of the Depository or under another arrangement maintained by the Depository.  Holders of Allowed SCL Other Unsecured Claims and Holders of Allowed Pension Schemes Unsecured Claims shall only be entitled to receive an indirect beneficial interest in such Newco Equity pursuant to the rules of the Depository.  As a condition to receiving a distribution of Newco Equity under the Plan, the applicable Holders will be required to provide the Plan Administrator with Account Instructions.  Upon the issuance of the Newco Equity to the Depository pursuant to the terms of the Account Instructions and Article IVB.2 of the Plan, such Newco Equity shall be deemed to have been distributed to the applicable Holder.

2.3.3        Transfer of the Container Interests to Newco:  Subsequent to the formation of Newco and the issuance of Newco Equity by the Company, on the Plan Effective Date, pursuant to the Business Transfer Agreement and in accordance with section 1123(a)(5)(B) of the US Bankruptcy Code, the Debtors will transfer and assign all rights, title and interests in the Container Interests to Newco in accordance with the terms of the Plan.  Except as expressly provided herein or in the Confirmation Order or as required in connection with the Exit Facility, the Container Interests shall vest in Newco free and clear of any Claims or Liens other than immaterial Liens or Liens in connection with obligations to be paid, satisfied or discharged upon Consummation of the Plan.

2.4           After fulfilment of the steps set out in 2.3 above, the Plan Administrator on behalf of Reorganised SCL shall make certain Distributions of Newco Equity and Cash to the Pension Scheme Trustees, in respect of Allowed Senior Note Claims and to certain other Creditors pursuant to the terms of the Plan.  Scheme Creditors that have an Admitted Scheme Claim and have not otherwise received a Distribution under and in accordance with the terms of the Plan will be entitled to a Distribution in accordance with the terms of the Plan and shall receive Newco Equity and Cash with a value equal to the Pro Rata proportion that such Scheme Creditor’s Scheme Claim bears to the total aggregate Allowed Other Unsecured Claims against the Company.  In each case, the Distribution to Scheme Creditors (plus, in respect of the 1983 Pension Scheme, if the conditions under the 1983 Scheme Deed of Compromise have been satisfied, the payment of US$1 to the 1983 Pension Scheme by the Company or Reorganised SCL) will be in full consideration for the release of the Liabilities of the Company to its Scheme Creditors pursuant to the terms of the Scheme and the Plan.  In order to ensure the continued eligibility of the 1983 Pension Scheme for the U.K. Pension Protection Fund, the Section 75 Debt which is due from the Company to The

Trustees of the Sea Containers 1983 Pension Scheme will not be compromised, released, waived or discharged by the Scheme and nothing in the Scheme shall constitute a legally enforceable agreement the effect of which is to reduce the amount of that debt which may be recovered by, or on behalf of The Trustees of the Sea Containers 1983 Pension Scheme.  However, subsequent to the Scheme becoming Effective, the Section 75 Debt, which is due from the Company to The Trustees of the Sea Containers 1983 Pension Scheme, will: (a) subject always to satisfaction of the conditions under the 1983 Scheme Deed of Compromise and the payment of US$1 by the Company or Reorganised SCL, be compromised, released and discharged for the sum of US$1 which shall be paid by the Company or Reorganised SCL; or (b) will be preserved in full.  Where (b) applies, if the Plan becomes effective, The Trustees of the Sea Containers 1983 Pension Scheme shall appropriate the Distributions received by them under the Plan in order to satisfy the Section 75 Debt in full.  Without prejudice to the foregoing, the releases, compromises, settlements, discharges and waivers in the Scheme are limited to the limited extent necessary to ensure that each of the Pension Schemes is eligible to enter into U.K. Pension Protection Fund and is able to trigger a U.K. Pension Protection Fund assessment period.

3.             The Equalisation Reserve

3.1           The Scheme will only apply to Scheme Creditors, i.e. the Pension Scheme Trustees and the Third Party Creditors.

3.2           The Pension Scheme Trustees’ Scheme Claims are primarily based on (a) alleged funding deficit liability; (b) Section 75 Debts; (c) past due contributions; (d) life insurance costs and future benefits accruals and (e) alleged Pension Schemes’ contribution obligations.  In addition, the Company believes that certain liabilities may exist in the form of additional costs of providing benefits to members of the Pension Schemes or liabilities to the Pension Schemes (including costs resulting from the effect of amendments to the Pension Schemes’ benefit structure as determined by the U.K. Court or by agreement of the Pension Scheme Trustees, purportedly introduced to ensure legal compliance and also including any further amendments made or purportedly made in reliance on the purported effectiveness of or in connection with such amendments).  Such potential liabilities to the Pension Scheme Trustees result from the operation of a ruling of the European Court of Justice on 17 May 1990 which provided that it is unlawful for an occupational pension scheme to discriminate between men and women in the benefits it provides.  Equalisation of benefits as between men and women in relation to the Pension Schemes should historically have taken place in accordance with that ruling and Article 141 of the Treaty of Rome.  Arguably, such equalisation may not have fully taken place and it is this failure which could result in Equalisation Claims against the Company.  The Pension Scheme Trustees will commence proceedings before the U.K. Court to determine the equalisation issue.

3.3           Only the Pension Scheme Trustees’ Claims (subject to the provisions herein) in respect of Pension Scheme Indebtedness and the Third Party Creditors’ Scheme Claims are being compromised under the Scheme.  In order to ensure the continued eligibility of the 1983 Pension Scheme for the U.K. Pension Protection Fund, the Section 75 Debt, which is due from the Company to The Trustees of the Sea Containers 1983 Pension Scheme, will not be compromised, released, waived or discharged by the Scheme and nothing in the Scheme shall constitute a legally enforceable agreement the effect of which is to reduce the amount of that debt which may be recovered by, or on behalf of The Trustees of the Sea Containers 1983 Pension Scheme.  However, subsequent to the Scheme becoming Effective, the Section 75 Debt, which is due from the Company to The Trustees of the Sea Containers 1983 Pension Scheme, will: (a) subject always to satisfaction of the conditions under the 1983 Scheme Deed of Compromise and the payment of US$1 by the Company or Reorganised SCL, be compromised, released and discharged for the sum of US$1 which shall be paid by the Company or Reorganised SCL; or (b) will be preserved in full.  Where (b) applies, if the Plan becomes effective, The Trustees of the Sea Containers 1983 Pension Scheme shall appropriate the Distributions received by them under the Plan in order to satisfy the Section 75 Debt in full.  Any potential Equalisation Claims which may arise as a result of the U.K. Court deciding that equalisation did not fully take place will be provided for outside the Scheme as agreed with the Pension Scheme Trustees as part of the Pension Schemes Settlement Agreement.  In order to provide for such Equalisation Claims, on the Plan Effective Date, the Plan Administrator will establish the Equalisation Reserve, which will be held by the Equalisation Escrow Agent in the Equalisation Escrow Account and distributed in accordance with the terms of the Plan.  Without prejudice to the foregoing, the releases, compromises, settlements, discharges and waivers in the Scheme are limited to the limited extent necessary to ensure that each of the Pension Schemes is eligible to enter into U.K. Pension Protection Fund and is able to trigger a U.K. Pension Protection Fund assessment period.

3.4           Depending on the outcome of the litigation regarding equalisation, in addition to Equalisation Claims, current or former employees of the Group may bring an equal pay or English law employment-related claim against the Company.  Any such potential claims are also not being compromised under the Scheme.  In order to provide for such potential claims, on the Plan Effective Date, the Plan Administrator will establish the Equalisation-Related Employee Claim Reserve and transfer it to the trustees of a Bermudian special purpose trust (“Equalisation-Related Employee Claim Trust”) in order that any Equalisation-Related Employee Claim brought in connection with such potential employee claim can be satisfied at the appropriate dividend rate.

3.5           In order to determine the quantum of Newco Equity to be transferred to each such reserve, the value of each share of Newco Equity has been estimated by Rothschild Inc. in conjunction with PwC.

3.6           PwC and Rothschild Inc. conducted various reviews, analyses, and discussions and took into account certain considerations and assumptions when estimating the total enterprise value of Newco.  Further information in respect thereof is set out at Article VI C of the Disclosure Statement attached hereto.  PwC estimates that the total enterprise value of Newco will be approximately $422 million to $499 million and reduced this amount by estimated pro forma net debt levels of Newco to calculate the estimated total equity value of Newco.  PwC estimates that the total equity value of Newco will range from approximately US$323 million to approximately US$405 million, with a mid point value of approximately US$363 million or approximately US$0.51 per Newco Share, assuming one Newco Share is issued for each US$1 of Allowed Claim against the Company, however there will be a temporary dilution of the value per share of Newco Equity to approximately US$ 0.49 per share pending determination of the Equalisation Claim.  It should be noted that the estimates set out in this Clause 3.6 may be subject to change.

3.7           These estimated ranges of values and recoveries represent a hypothetical value that reflects the estimated intrinsic value of the Debtors derived through the application of various valuation methodologies.  PwC’s and Rothschild Inc.’s estimates are based on economic, market, financial and other conditions as they exist on and the information made available as of the date of the Disclosure Statement and such estimates have not been updated.  It should be understood that PwC and Rothschild Inc. do not have any obligation to update, revise or reaffirm those estimates as a result of any subsequent developments that may affect their conclusions.

4.             Claims against Non-Debtor Subsidiaries

4.1           As a result of the way the Group historically operated, many Non-Debtor Subsidiaries have Intercompany Claims against other legal entities in the Group, including the Company and SCSL.  In many cases, these Intercompany Claims may constitute a significant asset of the Non-Debtor Subsidiary.  To the extent of a shortfall in other assets, directors of Non-Debtor Subsidiaries, mindful of their fiduciary duties to Creditors, will consider an Intercompany Claim as a source for recovery for third-party creditors.  In order to implement an orderly wind-down of the Company and to avoid competing proceedings in multiple jurisdictions, the Plan does not compromise or discharge Intercompany Claims and such Intercompany Claims pass through the Plan unaffected.  Thereafter, the third party claims against Non-Debtor Subsidiaries will be dealt with as part of the winding-down and dissolution of such Non-Debtor Subsidiaries utilising in full or part, the Non-Debtor Subsidiary Trust (as defined below) and the Equalisation-Related Employee Claims Trust.  Once all such claims have been dealt with, the Intercompany Claims will be dealt with as part of the liquidation of Reorganised SCL, Reorganised SCSL and the Non-Debtor Subsidiaries.  In order to give comfort to the directors of such Non-Debtor Subsidiaries that there will be sufficient assets available to settle a number of third-party claims, which will be known to the Non-Debtor Subsidiaries by 30 November 2008 (the “Non-Debtor Subsidiary Third Party Claims”) against the Non-Debtor Subsidiaries, certain provisions have been put in place, as described below.

4.2           Although the Non-Debtor Subsidiary Third Party Claims are yet to be quantified precisely, the relevant Non-Debtor Subsidiaries will know on or about 30 November 2008:

4.2.1        what the maximum quantum of such claims might be; and

4.2.2        that the Non-Debtor Subsidiary Third Party Claims are the only claims outstanding against such Non-Debtor Subsidiaries.

4.3           As a result, the Company considers it prudent that sufficient Cash and Newco Equity are set aside into a trust (“Non-Debtor Subsidiary Trust”) in order that the Non-Debtor Subsidiary Third Party Claims may be satisfied at the dividend rate applicable to the relevant Non-Debtor Subsidiary (if it were placed into liquidation) when the quantum of the Non-Debtor Subsidiary Third Party Claim is established.  Therefore, on the Plan Effective Date, the Plan Administrator will thus set up the Non-Debtor Subsidiary Trust and will transfer into the Non-Debtor Subsidiary Trust sufficient

Cash and/or shares of Newco Equity in order to enable the relevant Non-Debtor Subsidiary to make a claim against the Non-Debtor Subsidiary Trust in order to satisfy payment, at the dividend rate applicable to the relevant Non-Debtor Subsidiary, of the Non-Debtor Subsidiary Third Party Claims as they are submitted to the relevant Non-Debtor Subsidiary.  On the Plan Effective Date, it is currently estimated that the Plan Administrator will transfer a maximum of approximately US$6 million in Cash and shares of Newco Equity with a maximum aggregate value of approximately US$3 million into the Non-Debtor Subsidiary Trust.

5.             Residual Reorganised SCL Assets

5.1           To the extent that, subsequent to all Equalisation Claims being satisfied from the Equalisation Escrow Reserve, there is residual Cash or Newco Equity remaining therein it is currently anticipated that: (1) the Equalisation Escrow Reserve shall be transferred to the Equalisation-Related Employee Trustees to be held as part of the Equalisation-Related Employee Claim Reserve, provided however, the maximum value of Newco Equity transferred to the Equalisation-Related Employee Claim Trustees shall not exceed US$19.6 million; and (2) to the extent any Newco Equity remains after the satisfaction of (1), such Newco Equity will be cancelled.  Negotiations are ongoing, however, between the most significant groups of the Company’s Creditors and it may be that certain non-material modifications may be made to the current arrangements in respect of the Equalisation Escrow Account and the Equalisation-Related Employee Claims Reserve.  It is not anticipated that such changes will have any material effect on the commercial terms of the Plan for Creditors generally.

5.2           To the extent that, subsequent to all Equalisation-Related Employee Claims being satisfied from the Equalisation-Related Employee Claim Trust, there is residual Cash remaining in the Equalisation-Related Employee Claim Trust, the trustees shall transfer the same to Reorganised SCL to be distributed in accordance with the terms of the Plan, which may include Pro Rata distributions to Scheme Creditors subject to the payment in full of the costs of the Plan Administrator, Post Emergence Costs and the Newco Repatriation Note.  Any remaining Newco Equity in the Equalisation-Related Employee Claim Trust will be cancelled.

5.3           To the extent that, subsequent to all Non-Debtor Subsidiary Third Party Claims being satisfied under the terms of the Non-Debtor Subsidiary Trust, there is residual Cash remaining with the trustees of the Non-Debtor Subsidiary Trust, the trustees shall transfer the same to Reorganised SCL to be distributed in accordance with the terms of the Plan, which may include Pro Rata distributions to Scheme Creditors, subject to the payment in full of the costs of the Plan Administrator, Post Emergence Costs and the Newco Repatriation Note.  Any remaining Newco Equity in the Non-Debtor Subsidiary Trust will be cancelled.

5.4           All such Cash and other property that is transferred to Reorganised SCL as a result of the liquidation of group companies will be distributed in accordance with the terms of the Plan, which may include Pro Rata distributions to Scheme Creditors, subject to the repayment in full of the costs of the Plan Administrator, Post Emergence Costs and the Newco Repatriation Note.

SECTION IV: SUMMARY OF THE SCHEME

1.             Purpose of the Scheme

1.1           The purpose of the Scheme is to facilitate a reorganisation and restructuring of the Company in conjunction with the Plan.  The Plan provides that the following restructuring steps shall take place:

1.1.1        Formation of Newco:  Prior to the Plan Effective Date, the Debtors shall take the steps necessary so that Newco shall be duly formed and come into existence as a valid and legally existing Bermuda exempted company.  The specific formation documents with respect to Newco shall be included in the Plan Supplement.

1.1.2        Issuance of Newco Equity:  On or before the Plan Effective Date Newco shall issue all Newco Equity, notes, instruments, Certificates and other documents required to be issued pursuant to the Plan and the Scheme.  Distributions shall be managed by the Plan Administrator on behalf of Newco and the Company.  The Plan Administrator shall be authorised, among other things, to distribute Newco Equity on a Pro Rata basis to Holders of Allowed SCL Other Unsecured Claims and Holders of Allowed Pension Schemes Unsecured Claims.  Newco Equity will be issued to a nominee of the Depository or under another arrangement maintained by the Depository.  Holders of Allowed SCL Other Unsecured Claims and Holders of Allowed Pension Schemes Unsecured Claims shall be entitled to receive an indirect beneficial interest in such Newco Equity pursuant to the rules of the Depository.  As a condition to receiving a distribution of Newco Equity under the Plan, the applicable Holders will be required to provide the Plan Administrator with Account Instructions.  Upon the issuance of the Newco Equity to the Depository pursuant to the terms of the Account Instructions and Article IVB.2 of the Plan, such Newco Equity shall be deemed to have been distributed to the applicable Holder.

1.1.3        Transfer of the Container Interests to Newco:  Subsequent to the formation of Newco and the issuance of Newco Equity by the Company, pursuant to the Business Transfer Agreement and in accordance with section 1123(a)(5)(B) of the US Bankruptcy Code, the Debtors will transfer and assign all rights, title and interests in the Container Interests to Newco.  Except as expressly provided herein or in the Confirmation Order or as required in connection with the Exit Facility, the Container Interests shall vest in Newco free and clear of any Claims or Liens other than immaterial Liens or Liens in connection with obligations to be paid, satisfied or discharged upon Consummation of the Plan..

1.2           The Plan Administrator, on behalf of the Company or Reorganised SCL, will pay the Equalisation Determination Costs to the Pension Scheme Trustees and the Equalisation Escrow Agent Costs to the Equalisation Escrow Agent in accordance with the terms of the Plan.  Further details of the steps which need to be taken in order to implement the Scheme and the Plan are set out in the Disclosure Statement and Plan.

2.             Which Creditors are affected?

The Scheme will only apply to Scheme Creditors, i.e. the Pension Scheme Trustees and the Third Party Creditors.

The Scheme will not affect any creditor of the Company who is not a Scheme Creditor including, for the avoidance of doubt, the holders of Equalisation-Related Employee Claims, the holders of Intercompany Claims and holders of any claims that are preferred by Bermudan law.

3.             What will be the effect of the approving of the Scheme on the Plan?

The Scheme and the Plan are inter-conditional; the Scheme will not become Effective unless the Plan has been confirmed and the Plan will not become effective unless the Scheme is Effective.

4.             Application

The Scheme will apply to any Scheme Claim against the Company valued as at the Record Date, being 15 October 2006.  In order to ensure the continued eligibility of the 1983 Pension Scheme for the U.K. Pension Protection Fund, the Section 75 Debt, which is due from the Company to The Trustees of the Sea Containers 1983 Pension Scheme, will not be compromised, released, waived or discharged by the Scheme and nothing in the Scheme shall constitute a legally enforceable agreement the effect of which is to reduce the amount of that debt which may be recovered by, or on behalf of The Trustees of the Sea Containers 1983 Pension Scheme.  However, subsequent to the Scheme becoming Effective, the Section 75 Debt, which is due from the Company to The Trustees of the Sea Containers 1983 Pension Scheme, will: (a) subject always to satisfaction of the conditions under the 1983 Scheme Deed of Compromise and the payment of US$1 by the Company or Reorganised SCL, be compromised, released and discharged for the sum of US$1 which shall be paid by the Company or Reorganised SCL; or (b) will be preserved in full.  Where (b) applies, if the Plan becomes effective, The Trustees of the Sea Containers 1983 Pension Scheme shall appropriate the Distributions received by them under the Plan in order to satisfy the Section 75 Debt in full.  Without prejudice to the foregoing, the releases, compromises, settlements, discharges and waivers in the Scheme are limited to the limited extent necessary to ensure that each of the Pension Schemes is eligible to enter into the U.K. Pension Protection Fund and is able to trigger a U.K. Pension Protection Fund assessment period.

5.             Voting on the Scheme

5.1           If you are a Scheme Creditor who would be deemed to have a claim in the Scheme or who would otherwise be subject to the Scheme, you will be entitled to attend and (provided your Scheme Claim is allowed for voting purposes) vote at the relevant Scheme Meeting to consider and, if thought fit, approve the Scheme.  There will be a meeting for each Class of Scheme Creditors and each Class will vote separately.  The Scheme will require the requisite majority approval of each Class and will fail unless the approval of each Class is obtained.  Creditors with Allowed Claims that are impaired by the Plan and have been admitted for voting purposes in the Plan may also vote on the Scheme.  There will therefore be separate votes, one on the Scheme, and the other on the Plan.  In order to assist Creditors who are entitled to vote in both the Plan and the Scheme, the Company has prepared the Plan Ballot, which will constitute both a vote on the Plan and a proxy, in favour of the Chairman in respect of the Scheme.  This is designed to simplify the process of voting for Creditors.  Creditors who wish their claims to be admitted for voting purposes in the Scheme only and whose failure to File a Claim in the Plan is not as a result of wilful default or lack of reasonable diligence or who wish to exercise their vote in a way not contemplated by the Plan Ballot are invited to contact the Company and will be provided with a special proxy form to vote at the relevant Scheme Meeting.

5.2           Eligible Scheme Creditors whose failure to File a Claim in the Plan is not, in the opinion of the Chairman, a result of wilful default or lack of reasonable diligence and who complete the Voting Form and/or the Form of Proxy will be entitled to appoint a proxy to vote in the Scheme or attend the relevant Scheme Meeting in person if they so wish.

5.3           The Chairman of the relevant Scheme Meeting may, for voting purposes only, reject a claim from a Non-Plan Third Party Creditor in whole or in part, if he considers that it does not constitute a fair and reasonable assessment of the sums owed to the relevant Scheme Creditor by the Company.  The Chairman’s decision is final and binding.  However, he will advise the relevant Scheme Creditor of his decision prior to the meeting where possible and, in any event, before the sanction hearing.

5.4           The value of a Scheme Claim for voting purposes in the Scheme will be taken net of any applicable security or set-off rights.

5.5           The amount of a Scheme Claim admitted for voting purposes by the Chairman of the relevant Scheme Meeting does not constitute an admission of the evidence or amount of any liability of the Company and will not bind the Company, the Scheme Administrators or the Scheme Creditors.

5.6           A notice convening the Scheme Meetings accompanies this document and will be published in The Wall Street Journal (Global Edition), the Daily Mail, The Royal Gazette, The London Gazette, The Times (London) and The Financial Times (International).  The Scheme Meetings are scheduled to take place on [12 November 2008] at 10.00 a.m. (AST/Bermuda time) at the offices of Appleby, Canon’s Court, 22 Victoria Street, Hamilton HM EX, Bermuda.  Scheme Creditors may either attend the relevant Scheme Meeting in person or may vote by proxy.

5.7           As discussed above, those Scheme Creditors who are deemed to have a Claim in both the Plan and the Scheme shall vote on the Plan Ballot, save in circumstances where such Scheme Creditor requests a special form of proxy from the Company.

5.8           As discussed above, enclosed with this document you will find a Voting Form and Form of Proxy to be filled out only by Non-Plan Third Party Creditors who are eligible to vote.  By ticking one of the boxes either for or against the Scheme in the Voting Form and Form of Proxy or Plan Ballot, a Non-Plan Third Party Creditor will be voting in respect of the Scheme and appointing the Chairman to vote on its behalf.  Whether or not a Non-Plan Third Party Creditor intends to appoint a proxy to attend the relevant Scheme Meeting on its behalf, it should complete the Form of Proxy in accordance with the instructions given, and return it as soon as possible and, in any event, by 5.30 p.m. (AST/Bermuda time) on [10 November 2008] to the address shown on the form.

5.9           Appointing a proxy will not prevent any Scheme Creditor from attending and voting in person at the relevant Scheme Meeting should such Scheme Creditor wish to do so.  However, any proxy will not be entitled to vote if such Scheme Creditor votes in person.

5.10         Instructions for completing the Voting Form and Form of Proxy are set out on it.

5.11         Please read the instructions carefully before completing the Voting Form and Form of Proxy.  Failure to complete the Voting Form and Form of Proxy properly may result in your vote being disallowed.

6.             Corporate Representatives

Scheme Creditors who are entitled to vote may, if they wish, attend and vote at the relevant Scheme Meeting in person, instead of appointing a proxy to attend and vote on their behalf.  A corporation wishing to vote at the relevant Scheme Meeting must appoint an individual to attend the relevant Scheme Meeting as its representative.  To vote at the relevant Scheme Meeting, the representative must produce a form of appointment evidencing that he or she is authorised to act as the corporation’s representative at the relevant Scheme Meeting.

7.             Court approval and filing with the Registrar of Companies of Bermuda

7.1           In order for the Scheme to become effective, the Court must sanction the Scheme after it has been approved by the requisite majority of each Class of Scheme Creditors.  The Court may impose such conditions as it thinks fit to the Scheme but cannot impose any material changes.  A copy of the order sanctioning the Scheme must then be delivered to the Registrar.

7.2           If the Scheme is sanctioned by the Court and an order to that effect is delivered to the Registrar then, subject to the confirmation of the Plan by the US Bankruptcy Court, it will be effective and binding on all of the Scheme Creditors, including those who may have voted against the Scheme or the Plan, as appropriate, or who did not vote.

7.3           If prior to the Plan Effective Date, the Confirmation Order is vacated by order of the US Bankruptcy Court, the case is dismissed or the Chapter 11 Cases are converted into a case under chapter 7 of the US Bankruptcy Code and the Plan therefore does not become effective in accordance with its terms, the Scheme will, as provided in Clause 6.2 of the Scheme, terminate with effect from the date of the order vacating the Confirmation Order.

7.4           If the Plan does not become effective in accordance with its terms by 31 December 2009, and the Scheme has not been terminated in accordance with Clause 6.2 of the Scheme by that date, the Scheme shall terminate on 31 December 2009 without any further order of the Court.

7.5           In the event that the Scheme is terminated pursuant to Clause 6.2 of the Scheme, the Scheme Administrators shall forthwith notify the Claims and Solicitation Agent that the Scheme is terminated. As soon as practicable after termination of the Scheme, the

Scheme Administrators shall cause to be published on the Website and as far as possible (and where not so possible, in a replacement newspaper or publication) in the newspapers and publications in which the Scheme Meetings were advertised, an advertisement giving notice that the Scheme has terminated and that none of the provisions of the Scheme (including any compromise, waiver, release or discharge) shall have effect.

7.6           It is expected that, if the Scheme is sanctioned by the Court and the Plan is confirmed by the US Bankruptcy Court, the Scheme will become Effective on or around [25 November] and the Plan will become effective on or around the Plan Effective Date.  The Scheme shall terminate in accordance with Clause 6.2 of the Scheme if the Plan does not become effective by 31 December 2009.

8.             Stay of Proceedings and Release

8.1           Except as provided for in the Scheme or the Plan:

8.1.1        no Scheme Creditor shall be entitled to take or continue any action, step or proceeding against the Company or any Assets (whether by way of demand, legal proceedings, execution of judgment or otherwise howsoever without limitation) in any jurisdiction whatsoever except in the US Bankruptcy Court for the purpose of obtaining a Distribution or otherwise as permitted by the US Bankruptcy Court;

8.1.2        any Scheme Creditor who in contravention of such a prohibition receives any payment or other benefit will be treated as having received an advance payment in respect of his Admitted Scheme Claim (if any) equal to the value of any money, Assets or advantage obtained as a result. If that value exceeds the amount of the Scheme Creditor’s Admitted Scheme Claim, he will be obliged to immediately pay the excess to the Company. Any excess which is not repaid immediately will accrue daily interest at a rate of 4% above the London Inter-Bank Offer Rate (LIBOR) for the time being.

8.1.3        payment to a Scheme Creditor of its final Distribution under the Scheme or the Plan shall discharge the corresponding Scheme Claim in full and thereupon the Company shall not have any further liability in respect thereof and the Company will be fully and completely released by the Scheme Creditors from all of its obligations to the Scheme Creditors in connection with the Scheme Claims.  Accordingly, the Scheme Claims will be compromised, fully and finally discharged, satisfied and released.  In order to ensure the continued eligibility of the 1983 Pension Scheme for the U.K. Pension Protection Fund, the Section 75 Debt, which is due from the Company to The Trustees of the Sea Containers 1983 Pension Scheme, will not be compromised, released, waived or discharged by the Scheme and nothing in the Scheme shall constitute a legally enforceable agreement the effect of which is to reduce the amount of that debt which may be recovered by, or on behalf of The Trustees of the Sea Containers 1983 Pension Scheme.  However, subsequent to the Scheme becoming Effective, the Section 75 Debt which is due from the Company to The Trustees of the Sea Containers 1983 Pension Scheme will:

(i)            subject always to satisfaction of the conditions under the 1983 Scheme Deed of Compromise and the payment of US$1 by the Company or Reorganised SCL, be compromised, released and discharged for the sum of US$1 which shall be paid by the Company or Reorganised SCL; or

(ii)           be preserved in full.  If the Plan becomes effective, The Trustees of the Sea Containers 1983 Pension Scheme shall appropriate the Distributions received by them under the Plan in order to satisfy the Section 75 Debt in full.

8.1.4        Without prejudice to the foregoing, the releases, compromises, settlements, discharges and waivers in the Scheme are limited to the limited extent necessary to ensure that each of the Pension Schemes is eligible to enter into the U.K. Pension Protection Fund and is able to trigger a U.K. Pension Protection Fund assessment period.

8.2           In addition, the Scheme provides at Clause 3.4 that, subject to Clauses 3.4.2, 3.4.3 and 3.4.4 each of the Scheme Creditors will authorise any one of the Scheme Administrators (acting alone) to enter into, execute and deliver as a deed on behalf of each such Scheme Creditor, on the Plan Effective Date, the deed of release in substantially the form set out at Schedule 1 to the Scheme set out at Part II of this document (the “Deed of Release”) between Scheme Creditors and the Scheme Administrators on the one hand and each SCL party, the SCL Representatives, each of the Released Entities and their Representatives and the Released Parties on the other, pursuant to which (and to the fullest extent permitted as a matter of law) the Scheme Creditors will, subject to Clauses 8.3, 8.4 and 8.5 below with effect from the Plan Effective Date, irrevocably and unconditionally waive and release:

8.2.1        the Company and its subsidiaries (each, an “SCL Party”);

8.2.2        the Joint Provisional Liquidators in their capacity as such;

8.2.3        the Creditors’ Committees and the current and former members and professionals thereof in connection with services provided to such parties in their capacity as Creditors or as members of the Creditors’ Committees (together with the Joint Provisional Liquidators, the “Released Entities”);

8.2.4        the DIP Lenders in their capacity as such;

8.2.5        GE SeaCo and the GE SeaCo Quotaholders (except as to continuing obligations under the GE Master Transaction Agreement);

8.2.6        the Pension Scheme Trustees (subsections 8.2.4 through 8.2.6 referred to as the “Released Parties”);

8.2.7        the Representatives of the Joint Provisional Liquidators in their capacity as such;

8.2.8        the Representatives of the Creditors’ Committees in connection with services provided to such parties in their capacity as Creditors or as members of the Creditor’s Committees; and

8.2.9        each of the directors, agents, officers, employees, professional advisers (including the Joint Provisional Liquidators), attorneys, financial advisers, investment bankers, investment advisers, actuaries, consultants and other representatives of the SCL Parties (together the “SCL Representatives”), from any and all claims, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, contingent or fixed, currently existing or hereafter arising, in law, at equity or otherwise, that are based on any act, omission, transaction, or other occurrence taking place on or prior to the Effective Date, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the Plan, the Schemes, the subject matter of, or the transactions or events giving rise to, any claim or interest that is treated in the Plan or the Scheme, the restructuring of claims and interests prior to the Chapter 11 Cases, the negotiations, formulation, or preparation of the Plan or, the Scheme or related agreements, instruments, or other documents.

8.3           Notwithstanding the foregoing, the Deed of Release shall not operate to release (i) Reorganised SCL’s or Newco’s rights to enforce obligations, or the rights of creditors to enforce Reorganised SCL’s or Newco’s obligations, under the Plan or the Scheme and the contracts, instruments, releases, agreements, and documents delivered thereunder; (ii) any claims, obligations, causes of action, or liabilities based on or relating to, or in any manner arising from, any act or omission of any adviser (including, but not limited to actuaries, attorneys, professional advisers and consultants), or any director or officer with a duty to or whom may otherwise be liable to the Debtors in respect of acts or omissions as of or prior to 15 October 2006, based on or relating to, or in any manner arising from, or in connection with the potential Equalisation Claim, the potential Equalisation-Related Employee Claims, Equalisation Determination Costs and any costs incurred or funded by SCL, SCSL and various Non-Debtor Subsidiaries in relation to the investigation, conduct and determination of the potential Equalisation Claims and the potential Equalisation Related Employee Claims; (iii) any claims, obligations, causes of action, or liabilities held by any of the SCL Parties, Released Entities and Released Parties against its own advisers (including, but not limited to, actuaries, attorneys, professional advisers, financial advisers, and consultants); (iv) Seacat Scotland Guernsey Limited and/or Sea Containers Ferries Scotland Limited in respect of a Section 75 Debt which is or may become due to the 1990 Pension Scheme Trustees nor shall anything in this Scheme or the Deed of Release constitute a legally enforceable agreement the effect of which is to reduce the amount of any Section 75 Debt which may be recovered by or on behalf of the 1990 Pension Scheme Trustees from such companies; and (v) any Section 75 Debt which is or may become due to one or more of the Pension Scheme Trustees from a non-Affiliate Participating Employer, nor shall anything in this Scheme or the Deed of Release constitute a legally enforceable agreement the effect of which is to reduce the amount of any Section 75 Debt which may be recovered by or on behalf of the Pension Scheme Trustees from any such company.

8.4           Additionally, as to the Deed of Release: (a) solely as between and among the SCL Parties (as defined in the GE Mutual Release Agreement), on the one hand, and each of the GECC Parties and the GE SeaCo Parties (as such terms are defined in the GE Mutual Release Agreement) on the other hand, with respect to claims, obligations, rights, suits, damages, causes of action, remedies, and liabilities relating to or in connection with GE SeaCo and GE SeaCo America, to the extent of any inconsistency between the settlement and release provisions in this Scheme and the GE Mutual Release Agreement, the GE Mutual Release Agreement shall govern and control; and (b) the releases set forth in the Scheme shall not cause the release by any of the GECC Parties and the GE SeaCo Parties (as defined in the GE Mutual Release Agreement) of any claims, obligations, rights, suits, damages, causes of action, remedies, or liabilities not based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the Plan, the subject matter of, or the transactions or events giving rise to any claim or interest that is treated in the Plan, the restructuring of claims and interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan, the Disclosure Statement, this Scheme, the U.K. Scheme of Arrangement or related agreements, instruments, or other documents.

8.5           The Deed of Release shall also not operate to waive or release any Section 75 Debt unless and until the consideration necessary to discharge such a debt (as provided by the Plan, the U.K. Scheme of Arrangement, the Debtor Affiliate Schemes of Arrangement and/or (in relation to the 1983 Pension Scheme only) the 1983 Scheme Deed of Compromise) have been paid or transferred to the Pension Scheme Trustees and each of the Plan, the U.K. Scheme of Arrangement, the Debtor Affiliate Schemes of Arrangement and/or (in relation to the 1983 Pension Scheme only) the 1983 Scheme Deed of Compromise has become effective and, without prejudice to the foregoing , any waiver or release in the Deed of Release is limited to the limited extent necessary to ensure that each of the Pension Schemes is eligible to enter into the U.K. Pension Protection Fund and is able to trigger a U.K. Pension Protection Fund assessment period.

9.             Notice of the Effective Date and Distribution of Claim Forms

Within 7 days of the Effective Date, the Scheme Administrators shall place a notice on the Website that the Scheme is effective and make available for downloading a blank Claim Form for all Non-Plan Third Party Creditors whose failure to File a Claim in the Plan was not, in the opinion of the Scheme Administrators, a result of wilful default or lack of reasonable diligence. In addition, the Company will also place advertisements within 7 days of the Effective Date calling for Non-Plan Third Party Creditors, who do not have an Allowed Claim in the Plan, save to the extent their failure to file a timely Claim is a result of wilful default or lack of reasonable diligence, to complete and return Claim Forms, in The Wall Street Journal (Global Edition), the Daily Mail, The Royal Gazette, The London Gazette, The Times (London) and The Financial Times (International).  Additional copies of the Claim Form will also be available for downloading from the Website.  Those Scheme Creditors who have an Allowed Claim under the Plan will be deemed to participate in the Scheme for the same amount as that Allowed Claim.

10.          Expenses and Costs of the Scheme

The Company or Reorganised SCL, as applicable, shall pay, in accordance with the Scheme and the Plan, the accrued fees and expenses (including success fees) for services rendered by all Professionals through and including the Plan Effective Date.  The Company or Reorganised SCL, as applicable, shall pay the amounts reasonably required by the Scheme Administrators and Scheme Adjudicator to perform their duties pursuant to the Scheme, including any costs, expenses or amounts relating thereto and their own professional rates, if any, as determined by the Plan Administrator in accordance with the Plan.

11.          Governing Law and Jurisdiction

11.1         The Scheme will be governed by and construed in accordance with Bermuda law.

11.2         Scheme Creditors agree that the Court shall have exclusive jurisdiction to hear and determine any suit, action or Proceeding and any dispute which may arise out of the Explanatory Statement or any provisions of the Scheme, or out of any action taken or omitted to be taken under the Scheme or in connection with the administration of the Scheme.  The Court will also have exclusive jurisdiction in relation to any dispute arising in the administration or implementation of the Scheme or out of the Explanatory Statement. For the foregoing purposes, the Scheme Creditors irrevocably submit to the jurisdiction of the Court.  However, nothing in the Scheme will affect the validity of other provisions determining governing law and jurisdiction as between the Company and any of the Scheme Creditors (whether pursuant to the Plan, the Bermuda Scheme or otherwise).

12.          Completing Claim Forms

12.1         Each Non-Plan Third Party Creditor that is eligible to participate in the Scheme is required to complete a Claim Form in order to make claims in relation to Scheme Claims and to supply documents and other information in support of its Scheme Claims in accordance with the requirements of the Claim Form.  Those Scheme Creditors that have an Allowed Claim under the Plan will be deemed to participate in the Scheme for an amount equal to their Allowed Claim and will not need to submit a Claim Form.

12.2         Non-Plan Third Party Creditors that are eligible to participate in the Scheme are also required to submit details in the Claim Form of any sums owed to the Company which will be available for set-off under the Scheme in reduction of the Scheme Claims of that Scheme Creditor against the Company.

12.3         Each Non-Plan Third Party Creditor must complete a Claim Form in accordance with the instructions accompanying the Claim Form and return it so as to reach the Scheme Administrators before the Bar Date.

12.4         Without limitation, Non-Plan Third Party Creditors that are eligible to participate in the Scheme must:

(i)            specify the amount of each Scheme Claim;

(ii)           supply documents and other information relating to such Scheme Claim; and

(iii)          identify and specify details of any set-off or counter-claim and any other sums owed to the Company which will be set-off under the Scheme in reduction of the Scheme Claims of that Scheme Creditor.

12.5         Eligible Non-Plan Third Party Creditors are required to provide values, estimates and supporting information relating to their Scheme Claims as of the Record Date. Non-Plan Third Party Creditors should note that any information which they provide relating to Scheme Claims may not be protected by privilege under Bermuda law and may be discoverable at the instance of a third party with a claim against the Non-Plan Third Party Creditor in any action or Proceeding to which the Non-Plan Third Party Creditor may be party.

12.6         Non-Plan Third Party Creditors should consult their own legal advisers as to the consequences of providing any such information in the event that they are, or may become, involved in any litigation with third parties.

13.          Bar Date And Failure To Return Claim Forms

13.1         The Bar Date is the last date by which Claim Forms submitted by eligible Non-Plan Third Party Creditors must be received by the Scheme Administrators.  That date will be 5.30 p.m. (AST/Bermuda time) on [22 December] 2008.

13.2         Each eligible Non-Plan Third Party Creditor will be entitled to submit a new or revised Claim Form and to provide revised or further information to the Scheme Administrators in respect of Scheme Claims provided that the Scheme Administrators receive this before the Bar Date. No Non-Plan Third Party Creditor will have any right after the Bar Date to submit a new or revised Claim Form. Thereafter, a Non-Plan Third Party Creditor may only provide revised or further information in response to a request from the Scheme Administrators or the Scheme Adjudicator or where the Non-Plan Third Party Creditor obtains a substantive judgment or final settlement.

13.3         If a Non-Plan Third Party Creditor fails to return a completed Claim Form so as to be received by the Scheme Administrators by the Bar Date, all Scheme Claims of that Non-Plan Third Party Creditor will be valued at nil and will be deemed under the Scheme to have been paid in full.

14.          Review of Claim Forms

The Scheme Administrators will review each Claim Form in accordance with the Scheme. The Scheme Administrators will consider, amongst other things, the Company’s books and records, whether any estimates relating to future or contingent Scheme Claims are reasonable and whether there are any amounts owing (whether actual, future or contingent) by that Non-Plan Third Party Creditor to the Company.

15.          Determination of Scheme Claims

15.1         If the Scheme Administrators agree with the information given in a Claim Form and any supporting documentation, including amounts in relation to set-off, it will notify the relevant Non-Plan Third Party Creditor in writing to that effect as soon as is reasonably practicable.  The Scheme Administrators will also notify the Plan Administrator in order that the Plan Administrator can make a provision for such Non-Plan Third Party Creditor under and in accordance with the terms of the Plan.

15.2         If the Scheme Administrators do not agree with all or part of the information given in a Claim Form or require further information, they will notify the relevant Non-Plan

Third Party Creditor in writing, specifying the matters which are not agreed, the reasons for failing to agree such matters and any additional information/ documentation required. If a Non-Plan Third Party Creditor fails to provide the additional information requested by the Scheme Administrators, the Scheme Administrators can make a determination as to the Non-Plan Third Party Creditor’s Scheme Claims based on the information they have available. The Scheme Administrators will send notice of their determination to the Non-Plan Third Party Creditor and unless the Non-Plan Third Party Creditor objects in writing to the Scheme Administrators within 10 days of being sent notice of the determination, that determination will be the amount of that Non-Plan Third Party Creditor’s Scheme Claim. If such matters are not subsequently agreed between the Non-Plan Third Party Creditor and the Scheme Administrators, the Scheme Administrators shall refer those matters to the Scheme Adjudicator. The Scheme Administrators will provide the Scheme Adjudicator and the Non-Plan Third Party Creditor with details of their review of the Scheme Creditor’s claim and the reasons for disagreeing with the relevant Non-Plan Third Party Creditor.

16.          Dispute Resolution Procedure

16.1         The Scheme Adjudicator will review the Scheme Administrators’ review of the disputed claim to determine what constitutes a reasonable estimate of the Non-Plan Third Party Creditor’s Scheme Claim. The Scheme Adjudicator may request additional information where required from the Non-Plan Third Party Creditor, the Scheme Administrators or the Company or may require the Non-Plan Third Party Creditor or Scheme Administrators and/or the Company’s advisers to appear before him to address him on such matters as he shall determine.

16.2         A final determination in respect of each disputed Scheme Claim will then be made in accordance with the Dispute Resolution Procedure contained in the Scheme and the Scheme Adjudicator’s decision will be final and binding insofar as the law allows.

16.3         The Scheme provides for the appointment of an alternative Scheme Adjudicator in the event of a conflict of interest.

17.          Satisfaction of Admitted Scheme Claims

17.1         In order to ensure that all creditors are treated equally (and receive only one distribution in respect of each Allowed Claim), the Scheme and the Plan together will have a common system of distribution.  The Scheme Administrators will advise the Plan Administrator of each Non-Plan Third Party Creditor that has an Admitted Scheme Claim and the Plan Administrator will make provision for such Non-Plan Third Party Creditor to receive a Distribution under and in accordance with the terms of the Plan.  Scheme Creditors who claim only in the Scheme and not in the Plan will receive a Distribution in accordance with the Plan.

17.2         Once all Scheme Claims of a Scheme Creditor have been determined (whether through agreement or adjudication), after the application of any right of set-off, counterclaim or deduction as provided for by the Scheme, those net Scheme Claims will become the Admitted Scheme Claim of that Scheme Creditor which will entitle the Scheme Creditor to Scheme Consideration and in turn, to Distributions under and in accordance with the terms of the Plan.

17.3         It is intended that all Distributions will be made pursuant to Article IX of the Plan.  Non-Plan Third Party Creditors with Admitted Scheme Claims will be entitled to the same Distributions as Plan Third Party Creditors in the same Class, which will be made at the same time as distributions under the Plan.

17.4         Distributions in the form of Cash will be made at the election of the Plan Administrator, as applicable, either by cheque and sent by Post or by wire transfer.  Cheques issued by the Plan Administrator or Scheme Administrators on account of Allowed Scheme Claims shall be null and void if not presented for payment within ninety days after issuance, but may be requested to be reissued until the distribution revests in the Plan Administrator pursuant to the terms of the Plan.  In the event that a cheque becomes null and void for not being presented for payment within ninety days from issue, and the applicable Scheme Creditor does not make a timely request for reissuance, the Company’s obligation to that Scheme Creditor with respect to that payment shall be deemed fully discharged and the Scheme Creditor shall not be entitled to reissuance of payment.  Cheques will be deemed delivered to the applicable Scheme Creditor when despatched from the Plan Administrator or Scheme Administrators.

17.5         Distributions by way of Newco Equity will be made by the Plan Administrator to the securities account held by each Scheme Creditor in the Depository, as notified by the Scheme Creditor to the Scheme Administrators or the Plan Administrator.

18.          Currency of Payments

18.1         Admitted Scheme Claims in US Dollars will be satisfied by a combination of an issuance of shares in Newco Equity and payment in the currency of the Admitted Scheme Claim. Except as otherwise provided in the Plan, the Pension Schemes Settlement Agreement or a US Bankruptcy Court Order, as of the Plan Effective Date, any Scheme Claim asserted in any currency other than US Dollars shall automatically be deemed converted to the equivalent US Dollar value using the exchange rate as of 16 October 2006, as quoted, at 4.00 p.m. (EDT), as the mid range spot rate of exchange for the applicable currency as published in the Wall Street Journal National Edition, on 17 October 2006.

18.2         Admitted Scheme Claims in any of the currencies which were replaced by the Euro will be converted first into Euros at the fixed exchange rate in operation for that currency as at the date it was replaced, and then into US Dollars in accordance with the provisions set above and paid in US Dollars.

18.3         Where set-off is applied, the Scheme Administrators will, where necessary, convert the amounts to be set-off into the currency in which the Admitted Scheme Claim will be paid, in the same manner as set out above.

19.          Duration of the Scheme

19.1         The Scheme Administrators shall notify the Company, Claims and Solicitation Agent and Scheme Adjudicator when they have been notified by the Plan Administrator that all Admitted Scheme Claims have been determined and all initial Distributions under and in accordance with the terms of the Plan have been made.

19.2         The Scheme Administrators will publish on the Website and in the same publications in which it advertised the Scheme Meetings a notice that the purpose of the Scheme has been fulfilled and that any subsequent Distributions to Scheme Creditors will be made by the Plan Administrator under and in accordance with the terms of the Plan.  The Scheme will terminate on the date that such notice is published.  Certain provisions of the Scheme will continue.  These are set out in Clause 6.1.3 of the Scheme.

19.3         If prior to the Plan Effective Date, the Confirmation Order is vacated by order of the US Bankruptcy Court, the case is dismissed or the Chapter 11 Cases are converted into a case under chapter 7 of the US Bankruptcy Code and the Plan therefore does not become effective in accordance with its terms, the Scheme will, as provided in Clause 6.2 of the Scheme, terminate with effect from the date of the order vacating the Confirmation Order.

19.4         If the Plan does not become effective in accordance with its terms by 31 December 2009, and the Scheme has not been terminated in accordance with Clause 6.2 of the Scheme by that date, the Scheme shall terminate on 31 December 2009.

19.5         In the event that the Scheme is terminated pursuant to Clause 6.2 of the Scheme, the Scheme Administrators shall forthwith notify the Claims and Solicitation Agent that the Scheme is terminated. As soon as practicable after termination of the Scheme, the Scheme Administrators shall cause to be published on the Website and as far as possible (and where not so possible, in a replacement newspaper or publication) in the newspapers and publications in which the Scheme Meetings were advertised, an advertisement giving notice that the Scheme has terminated and that none of the provisions of the Scheme (including any compromise, waiver, release or discharge) shall have effect.

20.          The Scheme Administrators

20.1         The Scheme Administrators will be the Joint Provisional Liquidators.  The Scheme Administrators will facilitate the implementation of the Scheme.  All managerial powers, rights, duties and functions in relation to the business and affairs of the Company in connection with the Scheme will remain with the Company.

21.          The Scheme Adjudicator

21.1         The Scheme Adjudicator will be Samuel A. Haubold, who is an experienced arbitrator and mediator of international disputes, a qualified Centre for Effective Dispute Resolution mediator and an associate tenant of Littleton Chambers in London.  The Scheme Adjudicator will act as an expert and not as an arbitrator and his specific function will be to determine any disputed Scheme Claim or matter that is referred to him in accordance with the Scheme. His decision will be final and binding on both the Company and the Scheme Creditors insofar as the law allows.

21.2         The Scheme Adjudicator may retain lawyers to assist him. The Scheme Adjudicator has a discretion to award costs, including the costs of any advisers he employs, against any party.

21.3         The Scheme Adjudicator may also direct that costs and expenses incurred by the Scheme Administrators in consequence of a Scheme Creditors’ unreasonable failure to submit adequate information to support a Claim Form are to be borne by that Scheme Creditor.

22.          Claims and Solicitation Agent

The Claims and Solicitation Agent will be BMC Group, Inc.  The Claims and Solicitation Agent will facilitate communications with Scheme Creditors. If you have any queries relating to this document or what is required of you, please contact the Claims and Solicitation Agent whose contact details are set out below for assistance. All relevant documentation may be found at www.bmcgroup.com/scl, including the on-line version of the Form of Proxy and Voting Form and the Claim Form.

Please contact the Claims and Solicitation Agent at:

BMC Group, Inc

Attention of: Sea Containers Ltd, Claims and Solicitation Agent

31 Southampton Row
4th Floor
Holborn
London  WC1B 5HJ
England

Telephone: 00-800-3325-7666 (UK/European Toll Free)
or 001 702 425 2280 (for callers outside UK/Europe/US)

or at:

444 Nash Street
El Segundo
California 90245
Telephone: 001 888 909 0100 (US Toll Free)

www.bmcgroup.com/scl

23.          Documents Available for Inspection

Copies of the Scheme, this document, the Plan, Disclosure Statement and the Orders of the US Bankruptcy Court and the Court, approving the foregoing are available for inspection between the hours of 9.00 a.m. and 5.00 p.m. on any day which is a business day in the appropriate location until 5.00 p.m. on [11 November 2008] at the following locations:

Appleby
Canon’s Court
22 Victoria Street
Hamilton HM EX

Bermuda
Attention of: Jennifer Fraser

Phone: 00 1 441 295 2244

Fax: 00 1 441 292 8666

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago Illinois 60601
Attention of: David Agay

Phone: 00 1 312 861 2342

Fax: 00 1 312 660 9768

Kirkland & Ellis International LLP
30 St Mary Axe
London
EC3A 8AF
Attention of: Lyndon E. Norley

Phone: 00 44 207 469 2070

Fax: 00 44 207 469 2001

SECTION V: COMPARISON OF THE SCHEME PROPOSALS WITH BERMUDIAN AND US INSOLVENCY PROCEDURES

1.             The Basic Principles

1.1           The basic principles of the Scheme and the Plan are consistent with the general goals of Bermuda and US insolvency law.  These include making pari passu distributions to the Company’s unsecured creditors, taking account of the interests of creditors who are preferred by law, secured creditors and those creditors with rights of set-off.

1.2           Two principal differences between Bermudian and US insolvency procedures relate to timing differences and the barring of creditors’ claims.

2.             Timing Differences

2.1           In the US, the date of the filing of the chapter 11 petition of the Company (which took place on 15 October 2006) is significant because it:

2.1.1        serves as the cut-off date for establishing claims that are generally to be treated equally;

2.1.2        establishes creditors’ priority rights;

2.1.3        fixes creditors’ rights of set-off;

2.1.4        establishes a general principle preventing interests from continuing to accrue on unsecured claims and accelerating the principal amount of claims of a debtor; and

2.1.5        serves as the value date for conversion of foreign currency into claims in US currency.

2.2           A similar principle would apply in Bermuda if a winding-up order were made against the Company, but does not apply as a result of the making of an order appointing provisional liquidators.  The Company went into Provisional Liquidation on 16 October 2006; it has not gone into liquidation.  Accordingly, the position under Bermuda law is that an event has not yet occurred which would give rise to the crystallisation of creditors’ rights of proof, preferential claims and rights of set-off, which would prevent interest from continuing to accrue and which would require the conversion of foreign currency claims.

2.3           The way in which the Scheme deals with these matters is set out below:

2.3.1        Proof: The proposals enable a Scheme Creditor who has an Allowed Claim under the Plan to be deemed as claiming in the Scheme and a Non-Plan Third Party Creditor who does not have an Allowed Claim under the Plan and who would have a right to claim in a liquidation in Bermuda as if the Company were in liquidation to also claim in the Scheme.

2.3.2        Preferential claims: Under the Scheme and Plan claims will be paid in full if they have priority under the Plan or if they would have been preferential in a Bermudian compulsory liquidation as if the Company were in liquidation from

16 October 2006.  The only preferential claims against the Company are those held by the Joint Provisional Liquidators for their costs and expenses.  These claims are being settled under and in accordance with the terms of the Plan.

2.3.3        Set-off: The rights of set-off under section 553 of the US Bankruptcy Code as further provided in Section 1.14 are to apply to the Scheme.

2.3.4        Rights to interest: In a Bermuda liquidation, if a claim is interest bearing, interest continues to accrue at the applicable rate up to the date of commencement of the winding-up.  Under US procedures, interest ceases to accrue from the date of filing of the chapter 11 petition.

The Scheme provides that the amount of each Scheme Liability will not include interest after 15 October 2006.  This enables Creditors in the Plan and the Scheme to be treated on an equal footing.

2.3.5        Currency of payment: US law provides that claims will be converted into US dollars at the exchange rate ruling on 15 October 2006, the date of the chapter 11 filing.  The Scheme also provides for all claims to be paid in US dollars using the applicable exchange rate as of 16 October 2006, as quoted at 4.00 p.m. (EDT), as the mid range spot rate of exchange for the applicable currency as published in the Wall Street Journal, National Edition, on 17 October 2006, in order to ensure the necessary consistency between claims in the Plan and the Scheme.

3.             Barring of Creditors’ Claims

3.1           The other principal difference between the Bermuda and US insolvency systems is that, in the US, a “bar date” (or, in the Chapter 11 Cases, the US Bar Date and the Employee Bar Date) is established early in the insolvency proceedings.  If a creditor fails to make his claim before the bar date, he will generally have no right to distributions from the insolvent estate unless otherwise determined by the US Bankruptcy Court in accordance with the US Bankruptcy Code.

3.2           Under a winding-up in Bermuda, a creditor who has not proved his claim in time to benefit from a distribution is not able to upset that distribution but, if he subsequently makes a claim, he is entitled to participate in future distributions and to “catch up” by receiving payment of past dividends.

3.3           The proposals recognise that Creditors in the two jurisdictions should be treated as similarly as possible.  Accordingly, Non-Plan Third Party Creditors who may file a claim in the Scheme by the Bar Date may rank for distribution if, in the opinion of the Scheme Administrators, the failure of such Non-Plan Third Party Creditor to lodge the Claim before the US Bar Date (or Employee Bar Date), did not result from wilful neglect or lack of reasonable diligence.

APPENDIX I TO PART I

Form of Proxy

FORM OF PROXY FOR NON-PLAN THIRD PARTY CREDITORS

IN THE SUPREME COURT OF BERMUDA

IN THE PETITION OF SEA CONTAINERS LIMITED (THE “COMPANY”)

- and -

IN THE MATTER OF THE COMPANIES ACT 1981

SCHEME OF ARRANGEMENT

Record Date: 12.00 a.m. (EDT) on 15 October 2006

FORM OF PROXY

for use at the meetings of Scheme Creditors
(as defined in the scheme of arrangement hereinafter mentioned)
to be held at the offices of Appleby
at Canon’s Court, 22 Victoria Street, Hamilton, HM EX Bermuda,
at 10.00 a.m. (AST/Bermuda time) on [12 November] 2008
regarding the scheme of arrangement proposed between the Company and its Scheme

Creditors pursuant to section 99 of the Companies Act 1981 of Bermuda (the “Scheme”)

Capitalised terms used in this Form of Proxy but not defined in it have the same meaning given to them in the Scheme.  The Scheme forms part of the scheme circular which includes, amongst other things, the terms of the Scheme, the Explanatory Statement prepared in connection with the Scheme pursuant to section 100 of the Companies Act 1981 of Bermuda and the notice of the meetings of the Scheme Creditors referred to above.  You are strongly advised to read the document before you complete this Form of Proxy.  This Form of Proxy is governed by, and shall be construed in accordance with, Bermuda Law.

This form is only to be completed by Non-Plan Third Party Creditors who have not otherwise Filed a Claim in the Plan.

Before completing and executing this Form of Proxy, you should read the instructions as set out at pages 51 to 52 below.  If you have any questions relating to the completion of this Form of Proxy, or if you require further copies of this Form of Proxy or the document, please contact the Claims and Solicitation Agent appointed by the Company in relation to the Scheme: BMC Group, Inc. (attention of the Claims and Solicitation Agent for Sea Containers Limited) at 31 Southampton Row, 4th Floor, Holborn, London  WC1B 5HJ, England; Telephone: 00-800-3325-7666 (UK/European Toll Free) or 001 702 425 2280 (for callers outside UK/Europe/US); www.bmcgroup/scl.

You are encouraged to return this Form of Proxy, having completed it in accordance with the instructions set out at pages 51 to 52, as soon as possible.  The deadline for submission of this Form of Proxy is set out in Section D of this Form of Proxy at page 50.

SECTION A  (See note 1 of the instructions below)

As at the Record Date, I/We (the undersigned):

Name of Non-Plan Third Party Creditor (Block Capitals):

Name of authorised signatory of Scheme Creditor
(if applicable) (Block Capitals):

Address of Non-Plan Third Party Creditor (Block Capitals):

Date:

Telephone number (including country and area code)
of Non-Plan Third Party Creditor:

E-mail address of Non-Plan Third Party Creditor:

Fax Number (including country and area code)
of Non-Plan Third Party Creditor:

have the following Scheme Claim that is not also Filed in the Plan:

Scheme Claim	Amount of Scheme Claim at the Record Date (excluding interest)

The Scheme Claim was not Filed in the Plan because:

These details will be used by the Chairman of each Scheme Meeting to determine the eligibility and value of your claim for the purpose of voting at the relevant Scheme Meeting only.

SECTION B (See note 2 of the instructions below)

(i)          APPOINTMENT OF PROXY

☐ I/WE, THE UNDERSIGNED, HEREBY APPOINT:

(tick box if appropriate)

☐ the Chairman of the meetings; or
(tick box if appropriate)

☐ the following individual(A):
(tick box if appropriate)

(Name)

(Address)

as my/our proxy to act for me/us at the relevant Scheme Meeting to be held on the date and time set out on page 1 of this Form of Proxy at the offices of Appleby, Canon’s Court, 22 Victoria Street, Hamilton HM EX, Bermuda for the purpose of considering and, if thought fit, approving, with or without modification, the proposed Scheme and, at such meeting or any adjournment thereof, for and in the name of the undersigned.

(if you have ticked this Section B(i), please proceed to Section C)

(ii)         NOTICE OF ATTENDANCE

☐ I/WE will attend and vote in person at the relevant Scheme Meeting
(tick box if appropriate)

(if you have ticked this Section B(ii), please proceed to Section D)

(A)	The person to whom this proxy is given need not be a Non-Plan Third Party Creditor of the Company but must attend the relevant Scheme Meeting in person to represent you.

SECTION C (See note 3 of the instructions below)

If you have indicated at Section B(ii) above that you will attend and vote in person at the relevant Scheme Meeting you do not need to complete Section C.  This Section C should only be completed by Non-Plan Third Party Creditors who have indicated at Section B(i) that they shall appoint a proxy AND which proxy has been authorised to vote the entire amount of such Scheme Claim in favour of the Scheme at such Scheme Meeting.

I DIRECT MY PROXY TO VOTE THE ENTIRE AMOUNT OF MY SCHEME CLAIM IN RESPECT OF THE SCHEME (EITHER WITH OR WITHOUT MODIFICATION, AS I/WE OR MY/OUR PROXY MAY APPROVE), AS INDICATED BELOW:

(Please tick as required)
For the Scheme	☐
Against the Scheme	☐
Abstain	☐
At discretion	☐

NB:  If you are appointing the Chairman of the relevant Scheme Meeting as your proxy and you tick in the box marked “AT DISCRETION”, this Form of Proxy will validly appoint the Chairman as your proxy to vote in favour of the Scheme.  If you do not tick any box, your proxy will not be validly appointed and will not be permitted to cast a vote on your behalf.

Please proceed to Section D.

SECTION D SIGNATURES  (See notes 4-7 of the instructions below)

Signed
(for and on behalf of Non-Plan Third Party Creditor

INSTRUCTIONS FOR COMPLETING AND LODGING THIS FORM OF PROXY:

Return ALL PAGES of this Form of Proxy by post, air mail, hand delivery or fax to the Claims and Solicitation Agent at:

BMC Group Inc
Attention: Sea Containers Ltd. Claims and Solicitation Agent
31 Southampton Row, 4th floor
Holborn
London
WC1B 5HJ
England
Telephone: 00-800-3325-7666 (UK/European Toll Free)
or 001 702 425 2280 (for callers outside UK/Europe/US)

Whether this Form of Proxy is returned by post, air mail, hand delivery or fax, it must be marked for the attention of Sea Containers Ltd, Claims and Solicitation Agent.

Duly completed Forms of Proxy should be returned as set out above as soon as possible so as to be received by no later than 5.30 p.m. (AST/Bermuda time) on [10 November, 2008].  If a Form of Proxy is not so returned it may be accepted at the sole discretion of the Chairman at any time prior to the Scheme Meeting.

SECTION A

1.                                      Fill in the required details of your Scheme Claim in the box provided in Section A.  Complete the details in block capitals.

SECTION B

2.                             Complete Section B by choosing either to appoint a proxy or to attend and vote at the relevant Scheme Meeting in person.  If you wish to appoint a proxy, tick the box in Section B(i).  If you wish to appoint the Chairman of the relevant Scheme Meeting as your proxy, tick the relevant box.  Alternatively, if you wish to appoint any person other than the Chairman of the relevant Scheme Meeting as your proxy, tick the relevant box and insert in block capitals the name and address of the person appointed in the space provided.  If you wish to attend and vote at the relevant Scheme Meeting in person tick the box in Section B(ii).  If you wish to attend in person and ticked the box in Section B(ii) you should ignore Section C and go directly to Section D.

SECTION C

3.                             If you have completed Section B(i) you should indicate, by ticking the appropriate box in Section C, how you wish your proxy to vote in respect of your entire Scheme Claim at the relevant Scheme Meeting.  If you tick the box marked “AT DISCRETION”, the proxy will vote at his or her discretion (or abstain), unless you have appointed the Chairman of the relevant Scheme Meeting as your proxy, in which case this will validly appoint the Chairman as your proxy to vote in favour of the Scheme.  If you appoint a proxy and do not tick any of the boxes in Section C or fail to sign Section D, the Form of Proxy will be invalid and the Company will notify you by first class post or e-mail, where an e-mail address is given, as soon as reasonably practicable.  If you will attend and vote in person at the meeting and have therefore completed Section B(ii), you are not required to tick any box at Section C and should go to Section D.

SECTION D

4.                                      You are required to sign your Form of Proxy.  You are encouraged to complete and return your Form of Proxy to Sea Containers Ltd, Claims and Solicitation Agent as soon as possible at the address or fax number detailed in Section D.  Whether your Form of Proxy is returned by post, air mail, hand delivery or fax it must be marked for the attention of Kevin Martin.  The latest time and date by which Forms of Proxy should be received is 5.30 p.m. (AST/Bermuda time) on [10 November] 2008.  However, if a duly completed and executed Form of Proxy is not so returned it may be accepted at the sole discretion of the Chairman at any time prior to the start of the relevant Scheme Meeting.

5.                                      Any alteration made on this Form of Proxy must be initialled by the person who signs it.

6.                                      The completion and return of the Form of Proxy will not preclude you from attending the relevant Scheme Meeting and voting in person if you so wish, but if you do so your proxy will not be permitted to vote on your behalf.

7.                                      Any person signing a Form of Proxy as an authorised signatory of a Non-Plan Third Party Creditor warrants to the Chairman of the relevant Scheme Meeting that he has authority to sign this Form of Proxy on the Non-Plan Third Party Creditor’s behalf.  The Company will not acknowledge receipt of a Form of Proxy.

APPENDIX II TO PART I

Claim Form for Voting Purposes

FORM OF CLAIM FORM FOR VOTING PURPOSES FOR NON-PLAN THIRD PARTY CREDITORS

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. It is being sent to persons believed to be Non-Plan Third Party Creditors, being certain creditors of the Company.

Further copies of this document can be obtained by visiting the Website.

Before completing and executing this Claim Form for voting purposes you should read the notes set out in this Claim Form for voting purposes. If you do not complete this Claim Form for voting purposes in full and sign it in accordance with the instructions in the notes, you may not be eligible to vote on the Scheme in respect of your claim as a Non-Plan Third Party Creditor.

In order to participate in voting on the Scheme, you must complete and submit a copy of this Claim Form for voting purposes with your Form of Proxy.  This Claim Form for voting purposes is for use only in respect of voting on the Scheme and the amount of a Scheme Claim admitted for voting purposes does not constitute an admission of the evidence or amount of any liability of the Company and will not bind the Company, the Scheme Administrators or the Scheme Creditors.

YOUR DULY COMPLETED CLAIM FORM FOR VOTING PURPOSES SHOULD BE RETURNED, ALONG WITH THE COMPLETED FORM OF PROXY, SO AS TO BE RECEIVED NO LATER THAN 5.30 P.M. (AST/BERMUDA TIME) ON [10 NOVEMBER] 2008.

If the Scheme becomes Effective, each Non-Plan Third Party Creditor will be able to download a copy of the Claim Form, which will be in substantially similar for to this Claim Form for voting purposes.  Once completed, the Claim Form will constitute your claim to Scheme Consideration in the Scheme. In order to be entitled to participate in the distribution of Scheme Consideration your duly completed Claim Form must be submitted to Kirkland & Ellis International LLP, 30 St,. Mary Axe, London, EC3A 8AF, attention Lyndon E. Norley so as to be received by 5.30 p.m. (AST/Bermuda time) on [22 December] 2008 and admitted by the Scheme Administrators (who are anticipated to be Gareth A. Hughes of Ernst & Young LLP and John C. McKenna, on behalf of the Company). Claim Forms received by 5.30 p.m. (AST/Bermuda time) on [22 December] 2008 but which have not been duly completed, or Scheme Claims which are not otherwise Admitted Scheme Claims will not entitle you to participate in the distribution of Scheme Consideration. Claim Forms should be returned to the Scheme Administrators, (attention Gareth A. Hughes of Ernst & Young LLP and John C. McKenna).

If you have any questions relating to the completion of this Claim Form for voting purposes, or if you require a further copy of this Claim Form for voting purposes or this document, please contact the HELPLINE by telephoning Sea Containers Ltd, Claims and Solicitation Agent on 00 800 3325 7666 (UK/European Toll Free) or 001 702 425 2280 (for callers outside UK/Europe/US) during normal working hours.

CLAIM FORM FOR VOTING PURPOSES

IN THE SUPREME COURT OF BERMUDA
IN THE PETITION OF SEA CONTAINERS LIMITED (THE “COMPANY”)
- and -
IN THE MATTER OF THE COMPANIES ACT 1981
SCHEME OF ARRANGEMENT
Record Date: 12.00 a.m. (Eastern time) on 15 October 2006

This Claim Form for voting purposes is to be read in conjunction with this document dated [29] September 2008. The definitions contained in Clause 1 of the Scheme apply in this Claim Form for voting purposes. This Claim Form for voting purposes is governed by and shall be construed in accordance with Bermuda law.

This Claim Form for voting purposes is for use ONLY in respect of interests as Non-Plan Third Party Creditors of the Company which were held by you at (and at all times after) the Record Date (12.00 a.m. (EDT) on 15 October 2006).

FORM OF CLAIM FORM FOR VOTING PURPOSES FOR NON-PLAN THIRD PARTY CREDITORS

NOTES FOR COMPLETION OF THIS CLAIM FORM FOR VOTING PURPOSES

PLEASE FOLLOW THESE NOTES CAREFULLY WHEN COMPLETING THIS CLAIM FORM FOR VOTING PURPOSES ALL BOXES MUST BE COMPLETED AS DESCRIBED IN THESE NOTES

1                                        FULL NAME(S) AND ADDRESS(ES) OF CLAIMANT(S) (BOX 1)

This Claim Form for voting purposes must be completed by or on behalf of a Non-Plan Third Party Creditor, whose failure to File a Claim in the Plan is not a result of wilful default or lack of reasonable diligence (or who is otherwise permitted to submit a Claim in the Scheme by an order of the Court). Insert in Box 1 the full name of that person or persons together with their full addresses).

In the case of a joint claim, insert the full name and address of the first joint claimant in Section (A) and the full name and address of each other joint claimant in Section (B).

2                                        NOMINAL AMOUNT OF CLAIM (BOX 2)

Insert in Section (A) of Box 2 the amount of the claim against the Company on the Record Date, state the currency in which the claim arises and state the amount of the claim.

Insert in Section (B) of Box 2 a brief description of how your claim arises. For example, if such claim arises under a contract, please provide details of the subject matter of the contract and details of the parties to, and date of, that contract.  Please also include the date(s) the debt was incurred.

Insert in Section (C) of Box 2 details of any documents by reference to which the claim can be substantiated.

Insert in Section (D) of Box 2 the amount of any claim the Company has against you which will be set off against your Scheme Claim pursuant to Clause 1.14 of the Scheme.

Insert in Section (E) of Box 2 a brief description of how any claim that the Company has against you arises.  For example, if such claim arises under a contract, please provide details of the parties to, and date of, that contract.

Insert in Section (F) the total amount of your Scheme Claim being the amount inserted in Section (A) minus the amount inserted in Section (D) ensuring that the two numbers are in the same currency.  The terms of Clause 1.15 of the Scheme shall apply to any currency conversions.

Insert in Section (G) of Box 2 details of whether your claim is secured.  Details of any security given, including the value of security and the date it was given.

Insert in Section (H)(i) of Box 2 the bank account details of a bank [in the US] to which any Cash forming part of the Scheme Consideration should be credited. If you would prefer to receive such payment by cheque, please leave the account details section blank and complete the cheque payee and address details in Section (H)(ii) instead. Cheques will be sent by ordinary uninsured mail at the risk of the recipient. You must supply either bank account or cheque payment details in order to be eligible for payment of any Cash forming part of the Scheme Consideration.

Insert in Section (I) the securities account details to which any Newco Equity forming part of the Scheme Consideration should be credited.

3                                        CONFIRMATIONS (BOX 3)

Box 3 requires confirmation of your power and authority to complete this Form and receive your Scheme Consideration.

FORM OF CLAIM FORM FOR VOTING PURPOSES FOR VOTING PURPOSES FOR NON-PLAN THIRD PARTY CREDITORS

4       DATE OF EXECUTION (BOX 4)

Insert in Box 4 the date on which this Claim Form for voting purposes is executed. This date must be the date on which the person who signs the Claim Form for voting purposes in Box 5 does so. Where more than one person signs the Claim Form for voting purposes in Box 6, the date of execution is the date on which the last person to sign the Claim Form for voting purposes actually does so.

5       EXECUTION (BOX 5)

Box 5 must be signed by each person who is named as a Non-Plan Third Party Creditor in Box 1 as explained below.

As described in the notes below, in most cases evidence of the authority of signatory(ies) to execute this Claim Form for voting purposes needs to be submitted with this Claim Form for voting purposes.

Individuals:

Where a Non-Plan Third Party Creditor is an individual or individuals, that person or those persons must sign and complete Section (A) of Box 5.

If the person signing in Section (A) of Box 5 as an individual is a Non-Plan Third Party Creditor whose claim is not solely for his own account (for example if he holds that interest as a trustee, executor or personal representative or a partner in a partnership), evidence of his authority to sign this Claim Form for voting purposes must be submitted as described in the notes below under the heading “Evidence to be submitted with Claim Form for voting purposes”.

Companies incorporated in Bermuda:

Where a Non-Plan Third Party Creditor is a company incorporated in Bermuda, then Section (B) of Box 5 must be signed. The persons signing on behalf of the company must specify his or her position in that company, and must submit the evidence of his or her authority to sign as described in the notes below.

Companies not incorporated in Bermuda (and partnerships or other entities, wherever established, which have a separate legal personality):

Where a Non-Plan Third Party Creditor is a company which is not incorporated in Bermuda (or a partnership or other entity, wherever established, which has a separate legal personality from its partners or members), then Section (C) of Box 5 must be signed and completed on behalf of that company, partnership or other entity by a person or persons duly authorised by that company, partnership or other entity in accordance with the law of the territory in which that company, partnership or other entity is incorporated or established. The territory of incorporation or establishment must be inserted in the space provided. The person(s) signing on behalf of the company, partnership or other entity must submit evidence of their authority to sign as described in the notes below under the heading “Evidence to be submitted with Claim Form for voting purposes”.

Powers of attorney:

This note applies if a Non-Plan Third Party Creditor has appointed someone else to execute the Claim Form for voting purposes on his, her or its behalf under a power of attorney. If the attorney so appointed is an individual, he must: (i) sign and complete Section (A) of Box 5 as an individual; and (ii) when he prints his name in Section (A) of Box 5, also complete the line with the words “as attorney for X”, X being the name of the Non-Plan Third Party Creditor who has granted the power of attorney. If the attorney so appointed is a company or a partnership or other entity having its own legal personality, then: (i) Section (B) or, as appropriate, Section (C) of Box 5 must be completed and signed in the manner described above; and (ii) when the name of the company (or other entity) is inserted in Section (B) or (C), the words “as attorney for X” must be inserted, X being the name of the Non-Plan Third Party Creditor who has granted the power of attorney.

In all cases, the attorney must submit evidence of his or its authority to sign as described in the notes below as described in the notes below under the heading “Evidence to be submitted with Claim Form for voting purposes”.

FORM OF CLAIM FORM FOR VOTING PURPOSES FOR NON-PLAN THIRD PARTY CREDITORS

Evidence to be submitted with Claim Form for voting purposes:

In all cases, other than where an individual who signs the Claim Form for voting purposes is claiming as a Non-Plan Third Party Creditor solely for his own account, evidence of the authority of the signatory(ies) to execute the Claim Form for voting purposes on behalf of the Non-Plan Third Party Creditor must be submitted with the Claim Form for voting purposes.

Where the Non-Plan Third Party Creditor (or the person signing the Claim Form for voting purposes on behalf of the Non-Plan Third Party Creditor) is a company, partnership or other entity, this evidence must consist of:

(1)

copies of, or extracts from, that company, partnership or entity’s constitutional documents (such as articles of association or partnership agreement) indicating which officers or bodies of the company, partnership or entity are authorised to execute documents, or have the capacity to delegate authority to execute documents, on behalf of that company, partnership or entity; and

(2)

copies of, or extracts from, minutes or resolutions of the appropriate officers or bodies of the company, partnership or entity, evidencing that such authority has been delegated to the person(s) completing and signing the Claim Form for voting purposes on behalf of that company, partnership or entity.

For other individuals (such as personal representatives or executors) this evidence should show that the relevant individual is authorised to sign the Claim Form for voting purposes.

Where a Non-Plan Third Party Creditor has appointed an attorney, a copy of the power of attorney must be submitted with the Claim Form for voting purposes, together with any other evidence of authority (such as copies of constitutional documents and/or minutes) required to be submitted as described in the notes above under this heading. The power of attorney must authorise the attorney to execute this Claim Form for voting purposes. If the power of attorney has been granted under English law, that power of attorney must be executed as a deed.

Corrections and amendments:

If, in completing this Claim Form for voting purposes, any corrections or amendments have been made, however minor, each person who signs in Box 5 must also sign his or her initials next to each correction or amendment. Amendments may not be made to the wording in Box 3. This will invalidate the Claim Form for voting purposes.

When you have duly completed and executed this Claim Form for voting purposes, please retain a copy of each page of the Claim Form for voting purposes (the copy) and send the original of each page of the Claim Form for voting purposes (the original) to BMC Group Inc., 30 Southampton Row, 4th floor, Holborn, London WC1B 5HJ (for the attention of the Sea Containers Ltd Claims and Solicitation Agent). You are encouraged to return your duly completed and executed Claim Form for voting purposes immediately.  In order that you may vote on the Scheme in the Scheme Meeting, your Claim Form for voting purposes must be duly completed and submitted at the latest by 5.30 p.m. (AST/Bermuda time) on [10 November] 2008 and must be admitted by the Scheme Administrators.

If you have any difficulty in completing this Claim Form for voting purposes, or there is insufficient space in any section for you to insert in full the required details or for all joint claimants to execute, or you require a further Claim Form for voting purposes or Scheme document, please contact the HELPLINE by telephoning the Sea Containers Ltd Claims and Solicitation Agent on telephone number 001 702 425 2280 (outside UK/Europe/US) or 0800 3325 7666 (UK/Europe toll free) during normal working hours.

FORM OF CLAIM FORM FOR VOTING PURPOSES FOR NON-PLAN THIRD PARTY CREDITORS

PLEASE READ THE ACCOMPANYING NOTES CAREFULLY BEFORE COMPLETING THIS CLAIM FORM FOR VOTING PURPOSES. PLEASE COMPLETE THE FORM IN PEN USING BLOCK CAPITALS.

1

	FULL NAMES(S) AND ADDRESS(ES) OF SCHEME CREDITOR(S)		(BOX 1)

I/We*, being the person or persons named below, make the declarations set out below in Boxes 2 and 3:

(A) Sole Non-Plan Third Party Creditor (or first joint claimant):

Name (in full)

Address

	Country	Postcode

Please enter here a daytime telephone number and contact name (if appropriate) where you can be contacted in the event of any question arising from the completion of this Claim Form for voting purposes:

Telephone number (including country and area code)

Contact name

(B) Other Joint Non-Plan Third Party Creditors (if any):

Name and address (in full)

Telephone number (including country and area code)

Contact name

Name and address (in full)

Telephone number (including country and area code)

Contact name

Name and address (in full)

Telephone number (including country and area code)

Contact name

* Delete as appropriate

FORM OF CLAIM FORM FOR VOTING PURPOSES FOR NON-PLAN THIRD PARTY CREDITORS

2	AMOUNT OF CLAIM	(BOX 2)

	(A)	I am/We are* a Non-Plan Third Party Creditor. The amount of my/our* Scheme Claim as a Non-Plan Third Party Creditor on the Record Date is:

(amount, stating currency).

	(B)	Description of claim

	(C)	documentary evidence supporting claim

	(D)	The amount of any sums due from me/us* to the Company as at the Record Date which will be set-off against my/our* Scheme Claim pursuant to Clause 1.14 of the Scheme are:

(amount, stating currency).

	(E)	Description of claim

	(F)	Total Scheme Claim ((A)-(D))

(amount, stating currency).

	(G)	Is the claim secured?

	(H)	The Claim was not Filed under the Plan because

(I) (i) Any Cash forming part of the Scheme Consideration is to be paid by cheque and sent to you by ordinary mail at your own risk, please complete the following:

Payee:

Address to which cheque to be sent:

Country:	Postcode:

OR (ii) Bank Account Details

Alternatively, if you would prefer any Cash forming part of the Scheme Consideration to be paid directly into your bank account at your expense, please set out below your account details with a bank in the [US] for the payment of any Cash forming part of the Scheme Consideration are as follows:

Bank name:

Branch address:

Zipcode:

Sort code:

Account name:

Account number:

(I) Any Newco Equity forming part of the Scheme Consideration are to be delivered to:

* Delete as appropriate

FORM OF CLAIM FORM FOR VOTING PURPOSES FOR NON-PLAN THIRD PARTY CREDITORS

3	CONFIRMATIONS	(BOX 3)

The Non-Plan Third Party Creditor named in Box 1 represents and agrees as follows:

	(1)	it has full power and authority and has taken all action necessary to execute or authorise execution of this Claim Form for voting purposes.

(2)

this Claim Form for voting purposes has been duly executed by the Non-Plan Third Party Creditor and constitutes its legal, valid and binding obligation and that all authority conferred or agreed to be conferred pursuant to this Claim Form for voting purposes and every obligation of the Non-Plan Third Party Creditor under this Claim Form for voting purposes shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the Non-Plan Third Party Creditor and shall not be affected by, and shall survive, the death or incapacity of the Non-Plan Third Party Creditor and that all of the information in this Claim Form for voting purposes is complete and accurate.

4	DATE OF EXECUTION	(BOX 4)

	This Claim Form for voting purposes has been executed on	2008

5	EXECUTION	(BOX 5)

A	Execution by individuals

Signed by:

1.
		Name in full (please print)	Signature

2.
		Name in full (please print)	Signature

3.
		Name in full (please print)	Signature

4.
		Name in full (please print)	Signature

B	Execution by a company incorporated in Bermuda	(BOX 5)

Executed by the entity named below:

Name of Company (please print)

acting by the person (or persons) named below each of whom is duly authorised on behalf of the company named above:

Director
	Name in full (please print)	Signature

Director
	Name in full (please print)	Signature

	(if two signatories required)	(if two signatories required)

(BOX 5)
C	Execution by a company not incorporated in Bermuda (or a partnership or other entity having its own legal personality)

Executed by the company, partnership or other entity named below:

Name of company, partnership or other entity

acting by the person or persons named below, who is or are duly authorised signatories of the company, partnership or entity named above under the laws of the territory in which the company, partnership or entity is incorporated or established:

	Name in full (please print)	Signature

	Name in full (please print)	Signature

	(if two signatories required)	(if two signatories required)

Territory of incorporation or establishment

APPENDIX III TO PART I

Flow Chart Illustrating the Procedure for Agreeing Scheme Claims

EFFECTIVE DATE
Claims Forms dispatched to Non-Plan Third Party Creditors within 7 days: Clause 4.4.1
Non-Plan Third Party Creditors to complete and return Claim Form by the Bar Date: Clause 4.5.1 Claimant can amend/send further information: Clause 4.5.2
BAR DATE 5.30pm on [22 December] 2008
Non-Plan Third Party Creditor fails to return Claim Form
Scheme Claim valued at nil and deemed to have been paid in full: Clause 4.6
Scheme Administrator reviews Claim Form Clause 4.7
Scheme Administrator does not agree Scheme Claim or contents of Claim Form and requests further information from the Non-Plan Third Party Creditor: Clause 4.7.3
Non-Plan Third Party Creditor fails to provide additional information
Non-Plan Third Party Creditor provides additional information
Scheme Administrator makes a determination based on information he has and notifies Non-Plan Third Party Creditor: Clause 4.7.5
Non-Plan Third Party Creditor objects to Scheme Administrator
Referred to Scheme Adjudicator: Clause 4.7.7
Scheme Administrator agrees Scheme Claim and notifies Non-Plan Third Party Creditor: Clause 4.7.2
Non-Plan Third Party Creditor does not or fails to object = agreed Scheme Claim
Determination by Scheme Adjudicator: Clause 4.9 (See Dispute Resolution flowchart at Appendix IV )
Deduct value of any Security Interest and any set-off: Clause 4.8.1
Admitted Scheme Claim
Payment: Clause 4.8.4

APPENDIX IV TO PART I

Flow Chart Illustrating the Dispute Resolution Procedure

INDEX TO PART II: SCHEME OF ARRANGEMENT

1.	RECITALS		70
	1.1	Definitions	70
	1.2	The Company	84
	1.3	Chapter 11 Cases	85
	1.4	Joint Provisional Liquidators	85
	1.5	Chapter 11 Plan	86
	1.6	Pension Schemes Settlement	87
	1.7	Effect of Scheme	90
	1.8	Conditions to Effectiveness of the Scheme	91
	1.9	Parties other than the Company and Scheme Creditors	91
	1.10	Pension Scheme Trustees and the Scheme	91
	1.11	Third Party Creditors and the Scheme	92
	1.12	Interest	92
	1.13	Preferential Claims	92
	1.14	Set-off	92
	1.15	Currency Conversion	92
	1.16	Objects of the Scheme	93
2.	THE TRANSFER		94
	2.1	Reorganisation of the Company and transfer of assets	94
	2.2	Transaction documents	94
3.	THE SCHEME		94
	3.1	Application of the Scheme	94
	3.2	Moratorium	95
	3.3	Assignments	95
	3.4	Release	95
	3.5	Restructuring Steps	98
	3.6	Time Limits	99
4.	SCHEME CLAIMS AND PROCEDURE FOR DISTRIBUTIONS		99
	4.1	Classes of Claims	99
	4.2	Classes	100
	4.3	Valuation	100
	4.4	Distribution of Claim Forms	100
	4.5	Claim Forms must be completed and returned to the Scheme Administrators by the Bar Date	100
	4.6	Consequences of failure to return a Claim Form by the Bar Date	101
	4.7	Review of Claim Forms and admission of Scheme Claims	102
	4.8	Entitlement to Scheme Consideration	104
	4.9	The Scheme Adjudicator	105
	4.10	Dispute Resolution Procedure for Scheme Claims from Non-Plan Third Party Creditors	106
5.	THE SCHEME ADMINISTRATORS		110
	5.1	The Scheme Administrators	110
6.	GENERAL SCHEME PROVISIONS		111
	6.1	Final Implementation and Termination of the Scheme	111
	6.2	Early Termination of the Scheme	112
	6.3	Scheme Costs	112

6.4	The Plan	113
6.5	Modification of the Scheme	113
6.6	Force Majeure	113
6.7	Explanatory Statement	113
6.8	Notice	113
6.9	Governing law and jurisdiction	114

PART II: THE SCHEME OF ARRANGEMENT

1.             RECITALS

1.1          Definitions

1.1.1        In the Scheme, unless the context otherwise requires or is otherwise expressly provided for, the following expressions shall bear the meaning set opposite them:-

“1983 Pension Scheme”

means the Sea Containers 1983 Pension Scheme, a defined benefit pension scheme constituted by an interim trust deed dated 30 August 1983 and governed by a definitive trust deed and rules dated 16 December 2005 and effective as of 1 July 2004 (as amended);

“1983 Pension Scheme Claims”

means, collectively, those certain Claims set forth in the Proofs of Claim numbered 55, 56, 57, 83, 84 and 85 filed in the Chapter 11 Cases by The Trustees of the Sea Containers 1983 Pension Scheme acting for the 1983 Pension Scheme;

“1983 Scheme Deed of Compromise”

means the deed entered into by (among others) The Trustees of the Sea Containers 1983 Pension Scheme and the Company under which The Trustees of the Sea Containers 1983 Pension Scheme have agreed (subject always to satisfaction of the conditions under that deed being satisfied which include: (i) that the U.K. Pension Protection Fund has determined to validate a written estimate and statement as described in paragraph 3(a) of Regulation 2 of the Pension Protection Fund (Entry Rules) Regulations 2005); and (ii) that The Trustees of the Sea Containers 1983 Pension Scheme have given notice that the deed is to be effective) to compromise the Section 75 Debt of the Company (among others) for the sum of US$1 payable by the Company or Reorganised SCL;

“1990 Pension Scheme”

means the Sea Containers 1990 Pension Scheme, a defined benefit pension scheme constituted by an interim trust deed dated 21 August 1990 and governed by a trust deed and rules dated 26 April 1995 which were amended and/or restated by a deed dated 29 October 2003 and effective as of 1 September 2003;

“1990 Pension Scheme Claims”	means, collectively, those certain Claims set forth in the Proofs of Claim numbered 73, 74, 75, 136, 137 and 138 filed in the Chapter 11 Cases by The Trustees of the Sea Containers 1990 Pension Scheme

acting for the 1990 Pension Scheme;

“Account Instructions”	has the meaning set out in the Plan;

“Actuary”	means Neville Hosegood of Mercer Limited, a wholly owned subsidiary of Marsh & McLennan Companies, Inc.;

“Administrative Claim”	has the meaning set out in the Plan;

“Admitted Scheme Claims”

means the Allowed SCL Other Unsecured Claims and the Allowed SCL Pension Scheme Unsecured Claims under the Plan and the amount of any relevant Scheme Claim which has been admitted by the Scheme Administrators so as to qualify for distributions of Scheme Consideration;

“Affiliate”	has the meaning set out in the Plan;

“Allowed”	has the meaning set out in the Plan;

“Allowed Equalisation Claim”	has the meaning set out in the Plan;

“Allowed Pension Schemes Administrative Claims”	has the meaning set out in the Plan;

“Allowed Pension Schemes Unsecured Claims”	has the meaning set out in the Plan;

“Allowed SCL Other Unsecured Claims”	has the meaning set out in the Plan;

“Allowed Senior Note Claims”	has the meaning set out in the Plan;

“Assets”	means all the assets of the Company in any part of the world, whether tangible or intangible and whether present or future;

“Bar Date”	means [22 December 2008];

“Bermuda”	means the British overseas territory of Bermuda;

“Bermuda Proceedings”	means the Scheme proceedings being heard by the Court;

“Board”	means the board of directors of the Company from time to time;

“Business Day”	means a day on which banks are open for general business (other than a Saturday or Sunday) in Bermuda;

“Business Transfer Agreement”

means the agreement which will transfer the Container Interests from the Debtors to Newco and which will include reasonable covenants relating to (a) access to books and records retained by SCL and restrictions on destruction of documents prior to offering Newco the opportunity to retain; and (b) cooperation on tax matters;

“Cash”	has the meaning set out in the Plan;

“Certificates”

means any instrument evidencing a claim or interest. For the avoidance of doubt, the term “certificate” does not include a certificate issued under section 75 of the Pensions Act 1985 of Great Britain (and regulations made thereunder);

“Chairman”	means the chairman of the Scheme Meetings;

“Chapter 11 Cases”

means (a) in relation to the Company the chapter 11 case number 06-11156 (KJC) pending under chapter 11 of the US Bankruptcy Code, filed on 15 October 2006 in the US Bankruptcy Court; and (b)when used with reference to all Debtors, the procedurally consolidated chapter 11 cases pending for the Debtors in the US Bankruptcy Court;

“Claim”	means any claim by a person in respect of a Liability of the Company;

“Claim Form”

means each or any of the claim forms to be completed by or on behalf of a Non-Plan Third Party Creditor (or its authorised agent(s)) detailing its Scheme Claim(s), which will be available to download from the Website once the Scheme has become Effective and which will be substantially in similar form as the Voting Form;

“Claims and Solicitation Agent”	means BMC Group Inc.;

“Class”	means any claim or group of claims designated in the Scheme to form a class for the purpose of Section 99 of the Companies Act.

“Class A Common Shares”	means the Class A Common Shares issued by SCL;

“Class A Quotas”	has the meaning set out in the Plan;

“Class B Common Shares”	means the Class B Common Shares issued by SCL;

“Class B Quotas”	has the meaning set out in the Plan;

“Common Stock Interests”	has the meaning set out in the Plan;

“Companies Act”	means the Companies Act 1981 of Bermuda;

“Company” or “SCL”	means Sea Containers Limited, a company incorporated in Bermuda under the Companies Act;

“Confirmation Date”	has the meaning set out in the Plan;

“Confirmation Order”	has the meaning set out in the Plan;

“Consummation”	has the meaning set out in the Plan;

“Container Interests”	has the meaning set out in the Plan;

“Court”	means the Supreme Court of Bermuda;

“Creditors”	means one or more Holders of a Claim against the Company;

“Creditors’ Committees”	has the meaning set out in the Plan;

“Debtors”	means together, the Company, SCSL and Sea Containers Caribbean Inc.;

“Debtor Affiliate Schemes of Arrangement”	has the meaning set out in the Plan;

“Depository”	means a securities depository system;

“DIP Facility Claim”	has the meaning set out in the Plan;

“DIP Lenders”	has the meaning set out in the Plan;

“Disclosure Statement”	has the meaning set out in the Plan;

“Dispute Resolution Procedure”	means the dispute resolution procedure set out in Clause 4.10 of the Scheme;

“Distribution”	means any distribution of Newco Equity or other property under and in accordance with the terms of the Plan;

“Effective”	has the meaning set out at Clause 1.8 of the Scheme;

“Effective Date”	means the date on which the Scheme becomes Effective;

“Employee Bar Date”

means the deadline for filing a Claim for any current or former employee of the Debtors or any of the members of the Group (other than an Equalisation-Related Employee Claim or a Claim arising from any facts that would give rise to an Equalisation-Related

Employee Claim), which is 25 August 2008, except as otherwise provided in the Plan or by a US Bankruptcy Court order;

“Employee Bar Date Order”

means the order entered by the US Bankruptcy Court entitled Order (A) Supplementing Amended Order Establishing Deadline for Filing Proofs of Claim and Approving Form and Manner of Notices Thereof; (B) Establishing a Bar Date for Filing Proofs of Claim for Certain Employee Claims; and (C) Approving Form and Manner of Notice Thereof, entered in the Chapter 11 Cases on 10 July 2008;

“Entity”	has the meaning set out at Section 101(15) of the US Bankruptcy Code;

“Equalisation Claim”

means, as defined in the Pension Schemes Settlement Agreement, the additional cost calculated by the Actuary as of 30 November 2007 of providing any benefits to any member of a Pension Scheme as a result of the operation of Article 141 of the Treaty of Rome (including costs resulting from the effect of amendments to the Pension Schemes’ benefit structure as determined by the U.K. Court or by agreement of the Pension Scheme Trustees, purportedly introduced on or after 17 May 1990 in order to ensure compliance with that Article and also including any further amendments made or purportedly made in reliance on the purported effectiveness of or in connection with such amendments) that have not otherwise been taken into account by the Actuary in calculating the Pension Schemes’ total shortfall claims under Section 75 of the Pensions Act;

“Equalisation Determination Costs”

means, as defined in the Pension Schemes Settlement Agreement, the reasonable costs of each Pension Scheme in determining the liability of each Pension Scheme, if any, for the Equalisation Claim, whether by resolution of the U.K. Court, or by agreement between the Pension Scheme Trustees and the Debtors, together with the reasonable costs of each representative beneficiary involved in such process, such costs to be assessed, if not agreed, by the U.K. Court on the solicitor and client basis set out in Rule 48.8 of the Civil Procedure Rules of the U.K. Court;

“Equalisation Escrow Account”	means the escrow account to be created on the Plan Effective Date to hold and administer the Equalisation Reserve in accordance with the provisions of the Equalisation Escrow Agreement;

“Equalisation Escrow Agent”	means the escrow agent being a person to be designated prior to the Confirmation Date;

“Equalisation Escrow Agent Costs”

means amounts reasonably required by the Equalisation Escrow Agent to manage, operate, execute or dissolve the Equalisation Escrow Account, including any costs, expenses or amounts relating thereto and the Equalisation Escrow Agent’s applicable professional rates in accordance with the terms of the Plan;

“Equalisation Escrow Agreement”	means the agreement to be Filed as part of the Plan Supplement, that, among other things, establishes and governs the Equalisation Escrow Account;

“Equalisation-Related Employee Claim”

means a claim asserted against the Equalisation-Related Employee Claim Trust by Reorganised SCL, Reorganised SCSL or a Non-Debtor Subsidiary, or a liquidator thereof, as a consequence of an equal pay or English law employment-related claim being brought by a current or former employee of SCL, SCSL, Reorganised SCL, Reorganised SCSL or a Non-Debtor Subsidiary subsequent to the determination by the U.K. Court in relation to the Equalisation Claim;

“Equalisation-Related Employee Claim Reserve”

means a reserve of an amount equal to the Plan dividend equivalent for the Company of approximately US$17.6 million, initially comprising shares of Newco Equity with an aggregate value of approximately US$13.1 million plus additional Cash in the amount of approximately US$4.5 million. The reserve shall be held by the trustees of the Equalisation-Related Employee Claim Trust for the purposes of paying only the Equalisation-Related Employee Claims.

“Equalisation-Related Employee Claim Trust”	has the meaning set out at paragraph 3.4 of Section III of the Explanatory Statement;

“Equalisation-Related Employee Claim Trust Deed”	means the trust deed that, among other things, establishes and governs the Equalisation-Related Employee Claim Trust;

“Equalisation Reserve”

means, as defined in the Pension Schemes Settlement Agreement, a reserve of consideration, consisting of a Pro Rata share of the SCL Unsecured Distribution on account of an Equalisation Claim against SCL in the amount of US$69 million, to be established on the

Plan Effective Date for the sole benefit of the Pension Schemes;

“Equity Interest”

means any share of common stock, preferred stock or any other instrument evidencing an ownership interest in the Company, whether or not transferable and any option, warrant or right, contractual or otherwise, to acquire any such interest in the Company that existed immediately prior to the Plan Effective Date;

“Euros”	means the lawful currency of the Eurozone;

“Eurozone”	means the currency union among the European Union member states that have adopted the Euro as their sole official currency;

“Excluded Liability”	means all and any Liability of the Company arising under or pursuant to an Equalisation Claim (if any) and “Excluded Liability” shall be construed accordingly;

“Exit Facility”	means the credit facility or facilities documenting loans to be entered into by Newco and the Exit Facility Lenders on the Plan Effective Date;

“Exit Facility Lenders”	means the Lenders in respect of the Exit Facility as identified in the Plan on or before the Plan Effective Date;

“Explanatory Statement”	means the statement dated [•] October 2008 explaining the effect of the Scheme to Scheme Creditors in compliance with Section 100 of the Companies Act as set out in Part I of this document;

“File”	means to file with the US Bankruptcy Court in the Chapter 11 Cases, or in the case of proofs of claim in respect of the Plan, to file with the Claims and Solicitation Agent;

“Financial Support Direction”	means a financial support direction issued by the Pensions Regulator pursuant to section 43 of the Pensions Act 2004 of Great Britain;

“Force Majeure”	means any act of God, government act, war, fire, flood, explosion, civil commotion or act of terrorism;

“Form of Proxy”	means the form of proxy set out at Appendix I to the Explanatory Statement;

“GE Capital”	has the meaning set out in the Plan;

“GE Framework Agreement”	has the meaning set out in the Plan;

“GE Master Transaction Agreement”

means the master transaction agreement by and among GE SeaCo, GE SeaCo America, SCL, SCSL, Quota Holdings Ltd., Sea Containers SPC, Sea Containers America, Inc., General Electric Capital Corporation, Genstar Container Corporation, GE Capital Container SRL, and GE Capital Container Two SRL, to be filed in the US Bankruptcy Court as part of the Plan Supplement.

“GE Mutual Release Agreement”

means the mutual release agreement by and among GE SeaCo, GE SeaCo America, General Electric Capital Corporation, Genstar Container Corporation, GE Capital Container SRL, GE Capital Container Two SRL, SCL, Newco, Quota Holdings Ltd., SCSL, Sea Containers SPC, and Sea Containers America, Inc, to be filed in the US Bankruptcy Court as part of the Plan Supplement.

“GE SeaCo”	has the meaning set out in Clause 2.2 of Section II of the Explanatory Statement;

“GE SeaCo Quotaholders”	has the meaning set out in the Plan;

“Group”	means the Company and each of its subsidiaries and subsidiary undertakings from time to time;

“Holder”	means any entity holding a Claim or Interest, as applicable;

“Intercompany Claims”	has the meaning set out in the Plan;

“Interest”

means an Equity Interest in the Company including all issued, unissued, authorised or outstanding shares of stock or other equity security together with any warrants, options or contractual rights to purchase or acquire such equity interests at any time and all rights arising with respect thereto;

“Joint Provisional Liquidators”

means the persons from time to time serving as joint provisional liquidators in the Provisional Liquidation, who are currently Gareth H. Hughes of Ernst & Young LLP and John C. McKenna and who are to be responsible for the administration of this Scheme;

“Liability”	means any liability or obligation of a person whether it is present, future, prospective or contingent, whether or not its amount is fixed or undetermined,

whether or not it involves the payment of money or the performance of an act or obligation and whether it arises at common law, in equity or by statute in Bermuda or in any other jurisdiction or in any other manner whatsoever but such expression does not include any liability which is barred by statute or is otherwise unenforceable and for the avoidance of doubt a person who does not have a legal liability under a contract because such contract is void or, being voidable, has been duly avoided will not have a liability for the purposes of this definition, and “Liabilities” shall be construed accordingly;

“Lien”	has the meaning set out at section 101(37) of the US Bankruptcy Code;

“Newco”	means SeaCo Ltd, an exempted company incorporated in Bermuda with registered address situate at Canon’s Court, 22 Victoria Street, Hamilton HM EX, Bermuda;

“Newco Equity”	means common shares of par value US$.001 per share each in the capital of Newco;

“Newco Repatriation Note”	has the meaning set out in the Plan;

“Non-Core Businesses”

means those businesses, excluding the marine container leasing business, operated by the Group, which included passenger rail transportation, passenger ferry operation, container manufacturing and repairing, hotel operation, property investment, perishable commodity production, and sales and publishing;

“Non-Debtor Subsidiaries”	means the Group excluding the Debtors;

“Non-Debtor Subsidiary Third Party Claims”	has the meaning set out at Clause 4.1 of Section III of the Explanatory Statement;

“Non-Debtor Subsidiary Trust”	has the meaning set out at Clause 4.2 of Section III of the Explanatory Statement;

“Non-Debtor Subsidiary Trust Deed”	means the trust deed that, among other things, establishes and governs the Non-Debtor Subsidiary Trust;

“Non-Plan Third Party Creditors”

means a Creditor of the Company who has not Filed a Claim under the Plan, save for any employees of any Debtor or Non-Debtor Subsidiary who now or in the future may assert an equalisation-related claim against the Company;

“Order”	means the order of the Court sanctioning the Scheme;

“Other Priority Claim”	has the meaning set out in the Plan;

“Other Secured Claim”	has the meaning set out in the Plan;

“Other Unsecured Claim”	has the meaning set out in the Plan;

“Participating Employer”	has the meaning set out in the Plan;

“Pensions Act”	means the Pensions Act 1995 of Great Britain (as amended);

“Pensions Regulator”	means the U.K. body corporate established under section 1 of the Pensions Act 2004 of Great Britain;

“Pension Scheme”	means each of the 1983 Pension Scheme and the 1990 Pension Scheme and “Pension Schemes” means both of them;

“Pension Schemes Indebtedness”

means any Liability of the Company to the applicable Pension Scheme Trustees in respect of the following indebtedness to the Pension Scheme Trustees:

(i)    the 1983 Pension Scheme Claims; and

(ii)   the 1990 Pension Scheme Claims,

but excluding always any Excluded Liabilities or any Section 75 Debt;

“Pension Schemes Settlement Agreement”

means the agreement approved by the US Bankruptcy Court on 19 September 2008 and to be entered into by the Company, SCSL and the Pension Scheme Trustees and which is more particularly described in Clause 1.6 of the Scheme;

“Pension Scheme Trustees”	means, collectively, The Trustees of the Sea Containers 1983 Pension Scheme and The Trustees of the Sea Containers 1990 Pension Scheme and “Pension Scheme Trustee” shall mean any one of them;

“Periodic Distribution Date”	has the meaning set out in the Plan;

“Petition Date”	means 15 October 2006;

“Plan”

means the second amended plan of reorganisation for the Debtors filed under chapter 11 of the US Bankruptcy Code as it may be amended, modified or supplemented from time to time and at any time prior to the Plan Effective Date and the Plan Supplement, as such may be amended, modified or supplemented from time to time and any other Plan related documents;

“Plan Administrator”	means such qualified person or persons each as appointed in accordance with the terms of the Plan;

“Plan Ballot”	means the ballot distributed under the Plan;

“Plan Effective Date”	means the date selected by the Debtors in accordance with the terms of the Plan;

“Plan Supplement”	has the meaning set out in the Plan;

“Plan Third Party Creditors”

means those Creditors of the Company who have an Allowed Claim under the Plan, excluding any Claims Filed by (a) the Pension Scheme Trustees; (b) any member of the Group; (c) any DIP Facility Claims, Administrative Claims, Priority Tax Claims, Other Secured Claims or Other Priority Claims’; or (d) the costs and expenses of the Joint Provisional Liquidators in their capacity as such and further excluding any Interests or Common Stock Interests in the Company;

“Post”	means delivery by hand, pre-paid first class post or air mail;

“Post Emergence Costs”	has the meaning set out in the Plan;

“Priority Tax Claims”	has the meaning set out in the Plan;

“Proceeding”

means any action or other proceedings or other legal, administrative or regulatory process or steps (whether by way of demand, legal proceedings, execution of judgment, or arbitration or otherwise howsoever) including the taking of any step in relation to the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer or the taking of any analogous step in any jurisdiction other than Bermuda;

“Professional”

means an Entity: (a) employed pursuant to an order of the US Bankruptcy Court in accordance with sections 327 and 1103 of the US Bankruptcy Code and to be compensated for services rendered prior to or on the date on which the Plan is confirmed, pursuant to sections 327, 328, 329, 330 and 331 of the US Bankruptcy Code or (b) awarded compensation and reimbursement by the US Bankruptcy Court pursuant to section 503(b)(4) of the US Bankruptcy Code.

“Pro Rata”	has the meaning set out in the Plan;

“Provisional Liquidation”	means the provisional liquidation of the Company pursuant to the Provisional Liquidation Order;

“Provisional Liquidation Order”	means the order of the Court dated 16 October 2006 (as amended by any subsequent order of the Court) under which the Joint Provisional Liquidators were appointed in respect of the Company;

“PwC”	means PricewaterhouseCoopers LLP;

“Quota Holdings”	means Quota Holdings Limited, an exempted company incorporated in Bermuda with registered address situate at Canon’s Court, 22 Victoria Street, Hamilton HM EX, Bermuda;

“Record Date”	means 15 October 2006;

“Registrar”	has the meaning set out in Section I of the Explanatory Statement;

“Representatives”

means, all and any of the attorneys, financial advisers, accountants, investment bankers, investment advisers, actuaries, professionals, agents, consultants and other representatives of Released Entities;

“Reorganised SCL”	means SCL or any successor thereto by merger, consolidation or otherwise, on or after the Plan Effective Date;

“Reorganised SCSL”	means SCSL or any successor thereto by merger, consolidation or otherwise, on or after the Plan Effective Date;

“Scheme”

means the scheme of arrangement under section 99 of the Companies Act between the Company and the Scheme Creditors in the form set out in Part II of this document with any modification, addition or condition which the Court may think fit to approve or impose;

“Scheme Adjudicator”	means the individual named in or selected pursuant to the Scheme to resolve disputes between the Scheme Administrators and any Non-Plan Third Party Creditor;

“Scheme Administrators”	means Gareth H. Hughes or Stephen Harris of Ernst & Young LLP and John C. McKenna, or such other person as may be appointed as a Scheme Administrator in accordance with Clause 5.1 of the

Scheme;

“Scheme Claim”

means any claim or right to which a Scheme Creditor is or may in any circumstances become entitled to bring or enforce against the Company in respect of or arising from, whether directly or indirectly, the Pension Schemes Indebtedness and/or the Third Party Indebtedness in each case in existence as at the Record Date or to which the Company may become liable after that date by reason of any Liability of the Company incurred before that date;

“Scheme Consideration”	means the entitlement to receive a Distribution under and in accordance with the terms of the Plan;

“Scheme Creditors”	means the Pension Scheme Trustees and the Third Party Creditors and “Scheme Creditor” shall mean any one of them;

“Scheme Meetings”

means the meetings of each Class of Scheme Creditors convened pursuant to an order of the Court to consider and, if thought fit, approve the Scheme and any meetings reconvened following an adjournment thereof;

“SCL”	means Sea Containers Limited, a company incorporated in Bermuda with its registered address at Canon’s Court, 22 Victoria Street, PO Box HM1179, Hamilton, Bermuda;

“SCL Creditors’ Committee”	has the meaning set out in the Plan;

“SCL Unsecured Distribution”	has the meaning set out in the Plan;

“SCSL”	means Sea Containers Services Limited, a company incorporated in England and Wales with registered number 01304720 and registered address 20 Upper Ground, London SE1 9PF, England;

“SCSL Creditors’ Committee”	has the meaning set out in the Plan;

“Section 75 Debt”

means any statutory debt which is or may become due to The Trustees of the Sea Containers 1983 Pension Scheme and/or The Trustees of the Sea Containers 1990 Pension Scheme (as the context requires) under Section 75 of the Pensions Act 1995 of Great Britain (and regulations made thereunder);

“The Trustees of the Sea Containers 1983 Pension Scheme”	means the trustees of the 1983 Pension Scheme from time to time, acting in their capacity as trustees for the 1983 Pension Scheme;

“The Trustees of the Sea Containers 1990 Pension Scheme”	means the trustees of the 1990 Pension Scheme from time to time, acting in their capacity as trustees for the 1990 Pension Scheme;

“Third Party Creditors”	means together, the Plan Third Party Creditors, the Non-Plan Third Party Creditors and “Third Party Creditor” shall mean any one of them (as the context requires);

“Third Party Indebtedness”

means any and all Liability of the Company to a Third Party Creditor who has: (a) an Allowed Claim under the Plan; or (b) who (i) did not File a timely Claim under the Plan; (ii) notified his Scheme Claim to the Company prior to the Bar Date (being [22 December] 2008); and (iii) who has been permitted to participate in the Scheme by the Scheme Administrators, in whose opinion the failure to File a timely Claim under the Plan was not as a result of wilful default or lack of reasonable diligence (or who has otherwise been permitted to participate in the Scheme by an Order of the Court);

“U.K. Court”	means the High Court of the Justice of England and Wales;

“U.K. Pension Protection Fund”	means the United Kingdom statutory body corporate established under section 107 of the U.K. Pensions Act 2004 and called the Board of the Pension Protection Fund.

“U.K. Scheme of Arrangement”	has the meaning set out in the Plan;

“United Kingdom” or “U.K.”	means the United Kingdom of Great Britain and Northern Ireland;

“US Bankruptcy Code”	means title 11 of the United States Code, 11 U.S.C. sections 101 et seq., as amended from time to time, to the extent applicable in the Chapter 11 Cases;

“US Bankruptcy Court”	means the United States Bankruptcy Court for the district of Delaware (or such other court with authority over the Chapter 11 Cases);

“US Bankruptcy Rules”

means the Federal Rules of Bankruptcy Procedure, as applicable to the Chapter 11 Cases, promulgated pursuant to 28 U.S.C. § 2075 and the general, local and chambers rules and orders of the US Bankruptcy Court;

“US Bar Date”	means 16 July 2007;

“US Dollars” or “$”	means the lawful currency of the United States of America for the time being;

“United States” or “US”	means the United States of America;

“Voting Form”	means the claim form for voting purposes set out at Appendix II to the Explanatory Statement; and

“Website”	means the website established by the Company in connection with the Scheme having the web address www.bmcgroup.com/scl.

1.1.2                       Clause and part headings and the index to the Scheme are inserted for convenience of reference only and shall be ignored in the interpretation of the Scheme.

1.1.3                       In the Scheme, unless the context otherwise requires or otherwise expressly provided for:

(i)                                    references to Clauses, parts, appendices and the Schedules are to be construed as references to the Clauses, the parts, the appendices and the Schedules respectively of the Scheme;

(ii)                                 references to (or to any specified provision of) the Scheme shall be construed as references to the Scheme (or that provision) as in force for the time being and as modified in accordance with the terms of the Scheme;

(iii)                              words importing the plural shall include the singular and vice versa and words importing one gender shall include all genders;

(iv)                             references to a person shall be construed as including references to an individual, firm, partnership, company, corporation, unincorporated body of persons, government, any state or any state agency or any association or partnerships (whether or not having separate legal personality) of two or more of the foregoing;

(v)                                the words “herein”, “hereof” and “hereto” refer to the Scheme in its entirety rather than a particular portion of the Scheme.

1.1.4                       References to “including” shall be construed as references to “including without limitation” and “include” shall be construed accordingly; and

1.1.5                       References to any enactment or treaty shall be deemed to include references to such enactment as re-enacted, amended or extended.

1.2                               The Company

1.2.1                       The Company was incorporated in Bermuda on 3 June 1974 under the Companies Act.

1.2.2                       At the date hereof, the Company has an authorised share capital of US$1,350,000 divided into 60,000,000 Class A Common Shares of US$0.01 each, of which 27,203,203 Class A Common Shares are issued and fully paid-up and the remainder are unissued and 60,000,000 Class B Common Shares of US$0.01 each of which 13,246,012 Class B Common Shares are issued and fully paid up and the remainder are unissued and 15,000,000 preferred shares of US$0.01 each of which none are issued.

1.2.3                       The Company was formed to carry on the business of leasing cargo containers to ocean carriers and shippers worldwide.  Since the late 1970s, however, the Company has steadily diversified its operations and entered into a wide range of Non-Core Businesses.

1.3                               Chapter 11 Cases

1.3.1                       Following a period of financial difficulties and a steady decline in liquidity, on 15 October 2006, the Company and the other Debtors each filed voluntary petitions for relief in the US Bankruptcy Court under chapter 11 of the US Bankruptcy Code.  The Group commenced the Chapter 11 Cases because: (a) they did not have sufficient cash to pay certain obligations that came due on 15 October 2006 and (b) there was a risk that certain creditors might have taken precipitous enforcement actions against the Debtors and their assets, which could have jeopardised the value of the Group as a whole and the Debtors’ ability to successfully reorganize their operations and balance sheet.  In accordance with the US Bankruptcy Code, the Company retained control of its affairs as “debtors in possession” while the Group sought to restructure or refinance itself.  Upon the commencement of the Chapter 11 Cases, as a matter of US bankruptcy law, the Company received the benefit of an automatic stay of all actions and proceedings against it, intended to provide the Group with breathing space to enable it to negotiate with creditors, suppliers and strategic investors.  The appointment of the Joint Provisional Liquidators in Bermuda also created a “moratorium” against claims by Creditors under Bermuda law.

1.3.2                       The Board has decided, after taking advice from its professional advisers, that, to facilitate a reorganisation of the Company and the other Debtors, the joint plan of reorganisation as filed is preferable to any other alternative considered and it provides for a larger distribution to Creditors than would otherwise result from a liquidation under chapter 7 of the US Bankruptcy Code.  Under chapter 11 of the US Bankruptcy Code, if the Plan satisfies certain legal and technical requirements, is approved by the requisite stakeholders, is confirmed by the US Bankruptcy Court and all conditions precedent to the effectiveness of the Plan are met or waived, it will become effective and therefore binding on the Creditors and each of the Debtors.

1.4                               Joint Provisional Liquidators

1.4.1                       In furtherance of the proposed reorganisation and in order to facilitate the implementation of the Plan, the Company applied to the Court by way of ex parte summons for the appointment of the Joint Provisional Liquidators.  On 16 October 2006, Gareth H. Hughes of Ernst & Young LLP in the U.K. and

John C. McKenna, in Bermuda, were appointed as Joint Provisional Liquidators on terms that allowed the directors to continue in office subject to ongoing monitoring by the Joint Provisional Liquidators pursuant to the order appointing them.  Under the terms of the Provisional Liquidation Order, the Board has the sole right to control and direct the Company’s affairs, subject to monitoring by the Joint Provisional Liquidators.

1.4.2                       The initial aim was not for the Joint Provisional Liquidators to take control of the Company (or for that matter the other companies in the Group) with a view to effecting a liquidation.  Rather, it was envisaged that in accordance with US Bankruptcy laws, the management of the Company should retain their power to manage the Company’s affairs as debtors in possession in the Chapter 11 Cases, subject to ongoing monitoring of the Joint Provisional Liquidators, pursuant to the order appointing them.  The Court sanctioned this approach at the time the application was made for the appointment of the Joint Provisional Liquidators.

1.4.3                       The Joint Provisional Liquidators perform their monitoring role mainly through discussion with senior management and monitoring the business performance of the Company.

1.4.4                       The Joint Provisional Liquidators, pursuant to the order appointing them, have reviewed the Plan and the Scheme.  They understand the Board seeks to facilitate the reorganisation of the Company and the other Debtors under chapter 11 of the US Bankruptcy Code by proposing a scheme of arrangement under section 99 of the Companies Act in respect of the Company.  The Joint Provisional Liquidators intend to undertake the roles envisaged for the Scheme Administrators and will use all reasonable endeavours to give effect to the provisions of the Scheme and in doing so implement the provisions of the Plan through the Scheme.  The purpose of the Scheme is to facilitate a reorganisation of the Company in accordance with the Plan.

1.5                               Chapter 11 Plan

Pursuant to the foregoing proceedings, on 22 September 2008 the US Bankruptcy Court approved the Disclosure Statement.  The Plan, which may be modified and amended until the Plan Effective Date, setting out the terms of the Debtors’ proposed reorganisation.  The principal objective of the Chapter 11 Cases is the consummation of the confirmed Plan by the US Bankruptcy Court which will bind the Company, any person acquiring property under the Plan, any Creditor or equity interest holder of the Company, and any other person or entity as may be ordered by the US Bankruptcy Court in accordance with the applicable provisions of the US Bankruptcy Code.

1.5.1                       If you are a Scheme Creditor who would be deemed to have a claim in the Scheme or would otherwise be subject to the Scheme, you will be entitled to attend and (provided your Scheme Claim is allowed for voting purposes) vote at the relevant Scheme Meeting to consider and, if thought fit, approve the Scheme.  There will be a meeting for each Class of Scheme Creditors and each Class will vote separately.  The Scheme will require the requisite majority approval of each such Class and will fail unless the approval of each Class is obtained.  Creditors with Allowed Claims that are impaired by the Plan and have been admitted for voting purposes in the Plan may vote on both the Scheme and the Plan.  There will therefore be separate votes, one on the Scheme, and the other on the Plan.  In order to assist Creditors who are entitled to vote in both the Plan and the Scheme, the Company has prepared the Plan Ballot, which will constitute both a vote on the Plan and a proxy, in favour of the Chairman, in respect of the Scheme.  This is designed to simplify the process of voting for Creditors.  Creditors who want their claims to be admitted for voting purposes in the Scheme only or who wish to exercise their vote in a way not contemplated by the Plan Ballot are invited to contact the Company and will be provided with a special proxy form to vote at the relevant Scheme Meeting.  Non-Plan Third Party Creditors, who do not have an Allowed Claim under the Plan and whose failure is not, in the opinion of the Chairman, as a result of wilful default or lack of reasonable diligence (or who are otherwise permitted to vote by an order of the Court) will be entitled to vote on the Scheme using the Form of Proxy and Voting Form attached at Appendix I and Appendix II of the Explanatory Statement.

1.5.2                       It is a condition of the Plan that it will not be consummated until the Scheme has been approved and sanctioned and the formalities relating to the Order have been complied with.  Similarly, the Scheme will not become Effective unless the Plan has been confirmed.  Creditors under the Scheme will receive the same treatment they would have received under the Plan.

1.5.3                       Within 7 days of the Effective Date, the Scheme Administrators shall place a notice on the Website that the Scheme is effective and make available for downloading a blank Claim Form for all Non-Plan Third Party Creditors whose failure to File a Claim in the Plan was not, in the opinion of the Scheme Administrators, a result of wilful default or lack of reasonable diligence. In addition, the Company will also place advertisements on [•] November 2008 calling for Non-Plan Third Party Creditors, whose failure to File a claim in the Plan was not, in the opinion of the Scheme Administrators, as a result of wilful default or lack of reasonable diligence to complete and return Claim Forms, in The Wall Street Journal (Global Edition), the Daily Mail, The Royal Gazette, The London Gazette, The Times (London) and The Financial Times (International).  Additional copies of the Claim Form will also be available for download from the Website.  Those Scheme Creditors who have an Allowed Claim under the Plan will be deemed to participate in the Scheme for the same amount as that Allowed Claim.

1.5.4                       In the event of conflict between the Plan and the Scheme, the Plan shall prevail.

1.6                               Pension Schemes Settlement

1.6.1                       On 8 June 2006, the Company withdrew as a Participating Employer under the 1983 Pension Scheme.  Pursuant to such withdrawal, a Section 75 Debt is due from the Company to The Trustees of the Sea Containers 1983 Pension Scheme.

1.6.2                       On 5 February 2008, the Pensions Regulator issued Financial Support Directions against the Company in respect of the SCSL’s liabilities to the

Pension Schemes under section 75 of the Pensions Act and requiring the Company to put in place financial support in respect of those liabilities.

1.6.3                       Further to the Financial Support Directions and following extensive negotiations between the parties, in early February 2008, the Company, SCSL and the Pension Scheme Trustees entered into the Pension Schemes Settlement Agreement pursuant to which and subject to its terms, the parties agreed (among other things) that:

(i)                                    general unsecured claims of the Pension Scheme Trustees totalling US$194 million would be allowed against the Company for all purposes in the Chapter 11 Cases;

(ii)                                 the Pension Schemes would have Allowed Administrative Claims totaling US$5 million to be paid in cash within three days of entry of an order approving the Pension Schemes Settlement Agreement;

(iii)                              the amount, if any, of any Allowed Equalisation Claim (as defined in the Pension Schemes Settlement Agreement)  would be added to and become part of the allowed Pension Schemes’ general unsecured claims; and

(iv)                             the Pensions Scheme Trustees claims against the Company (among others) would be extinguished and discharged, provided that, unless waived by the Pension Scheme Trustees, any Section 75 Debt due from the Company (among others) to the Pension Scheme Trustees would be resolved by the entry into legally enforceable agreements with the Pension Scheme Trustees, as part of an arrangement under part 26 of the U.K. Companies Act 2006, in order to ensure the Pension Schemes’ continued eligibility for the U.K. Pension Protection Fund.

1.6.4                       Modification or Amendment of the Pension Schemes Settlement Agreement:  Notwithstanding the US Bankruptcy Court’s approval of the Pension Schemes Settlement Agreement: (a) the SCSL Creditors’ Committee and the Pension Scheme Trustees; (b) the SCL Creditors’ Committee; and (c) the Debtors, may reach an agreement to modify or amend the Pension Schemes Settlement Agreement, provided that such modification or amendment shall only be effective if each of: (a) the SCSL Creditors’ Committee and the Pension Scheme Trustees; (b) the SCL Creditors’ Committee; and (c) the Debtors, agree to the same in their respective sole and absolute discretion.

If such modification or amendment includes the following elements (provided, however, for the avoidance of doubt, the following elements do not constitute any limit or constraint on the terms or scope of any potential agreed modification or amendment to the Pension Schemes Settlement Agreement and no party is under any obligation to agree to any modification or amendment of the Pension Schemes Settlement Agreement):

(i)                                    the aggregate amount of the Allowed Pension Schemes Unsecured Claims is reduced from US$194 million by an amount of up to US$13 million (i.e., to a reduced amount of claim in an amount no less than US$181 million);

(ii)                                 the aggregate amount of the Allowed Pension Schemes Administrative Claims is increased from US$5 million to an amount no greater than US$10 million (with payment of amounts in excess of US$5 million payable, in connection with this Plan, not before the Plan Effective Date);

(iii)                              the initial Equalisation Reserve is reduced from US$69 million to an amount of US$60 million; and

(iv)                             payment of fees and expenses incurred by counsel for certain bondholders is made in an amount not to exceed approximately US$700,000,

then all Scheme Creditors entitled to vote who vote to accept the Plan and approve the Scheme, shall be deemed to have also accepted prospective modifications to the Plan and the Scheme that give effect to the foregoing modified or amended terms of the Pension Schemes Settlement Agreement.  To the extent that: (a) the SCSL Creditors’ Committee and the Pension Scheme Trustees; (b) the SCL Creditors’ Committee; and (c) the Debtors, each agree to amend or modify the Plan to implement the modified or amended Pension Schemes Settlement Agreement consistent with the elements listed above: (x) a vote to accept the Plan and approve the Scheme shall constitute a vote to accept the Plan and approve the Scheme as so modified; and (y) the entry of the Confirmation Order shall constitute the US Bankruptcy Court’s approval of such compromise or settlement pursuant to section 363 of the US Bankruptcy Code and US Bankruptcy Rule 9019(a), without any further notice to or action, order or approval of the US Bankruptcy Court.

1.6.5                       By paragraph (2) of Regulation 2 of the U.K. Pension Protection Fund (Entry Rules) Regulations 2005, subject to limited exceptions, an occupational pension scheme which would otherwise be an eligible scheme for the purposes of the U.K. Pension Protection Fund (being a statutory body established to provide compensation to members of underfunded pension schemes whose employers have become insolvent) shall not be an eligible scheme where at any time the trustees or managers of that scheme enter into a legally enforceable agreement the effect of which is to reduce the amount of any debt due to the scheme under section 75 of the Pensions Act.  The Pensions Regulator has indicated that it will not approve any form of financial support which would prejudice the eligibility of the Pension Schemes to the U.K. Pension Protection Fund.

1.6.6                       In order to ensure the continued eligibility of the 1983 Pension Scheme for the U.K. Pension Protection Fund, the Section 75 Debt, which is due from the Company to The Trustees of the Sea Containers 1983 Pension Scheme, will not be compromised, released, waived or discharged by the Scheme and nothing in the Scheme shall constitute a legally enforceable agreement the effect of which is to reduce the amount of that debt which may be recovered by, or on behalf of The Trustees of the Sea Containers 1983 Pension Scheme.

However, subsequent to the Scheme becoming Effective, the Section 75 Debt which is due from the Company to The Trustees of the Sea Containers 1983 Pension Scheme will:

(i)                                    subject always to satisfaction of the conditions under the 1983 Scheme Deed of Compromise and the payment of US$1 by the Company or Reorganised SCL, be compromised, released and discharged for the sum of US$1 which shall be paid by the Company or Reorganised SCL; or

(ii)                                 be preserved in full.  If the Plan becomes effective, The Trustees of the Sea Containers 1983 Pension Scheme shall appropriate the Distributions received by them under the Plan in order to satisfy the Section 75 Debt in full.

1.6.7                       Without prejudice to the foregoing, the releases, compromises, settlements, discharges and waivers in the Scheme are limited to the limited extent necessary to ensure that each of the Pension Schemes is eligible to enter into the U.K. Pension Protection Fund and is able to trigger a U.K. Pension Protection Fund assessment period.

1.6.8                       On 18 February 2008, the Debtors filed a motion to approve the Pension Schemes Settlement Agreement.  This was contested and a contested hearing was held by the US Bankruptcy Court on 28 and 29 May and 6 June 2008.  The US Bankruptcy Court entered an order approving the Pension Schemes Settlement Agreement on 19 September 2008.

1.7                               Effect of Scheme

1.7.1                       The Scheme effects the compromise and settlement of certain claims of the Pension Scheme Trustees and Third Party Creditors against the Company. The Pension Scheme Trustees and Third Party Creditors respectively form separate Classes for the purposes of the Scheme.

1.7.2                       For the avoidance of doubt and in order to ensure the continued eligibility of the 1983 Pension Scheme for the U.K. Pension Protection Fund, the Section 75 Debt which is due from the Company to The Trustees of the Sea Containers 1983 Pension Scheme will not be compromised, released, waived or discharged by the Scheme and nothing in the Scheme shall constitute a legally enforceable agreement the effect of which is to reduce the amount of that debt which may be recovered by, or on behalf of, The Trustees of the Sea Containers 1983 Pension Scheme.  However, subsequent to the Scheme becoming Effective, the Section 75 Debt, which is due from the Company to The Trustees of the Sea Containers 1983 Pension Scheme, will:

(i)                                    subject always to satisfaction of the conditions under the 1983 Scheme Deed of Compromise and the payment of US$1 by the Company or Reorganised SCL, be compromised, released and discharged for the sum of US$1 which shall be paid by the Company or Reorganised SCL; or

(ii)                                 be preserved in full.  If the Plan becomes effective, The Trustees of the Sea Containers 1983 Pension Scheme shall appropriate the Distributions received by them under the Plan in order to satisfy the Section 75 Debt in full.

1.7.3                       Without prejudice to the foregoing, the releases, compromises, settlements, discharges and waivers in the Scheme are limited to the limited extent necessary to ensure that each of the Pension Schemes is eligible to enter into the U.K. Pension Protection Fund and is able to trigger a U.K. Pension Protection Fund assessment period.

1.8                               Conditions to Effectiveness of the Scheme

The Scheme will become effective and legally binding on the Company and the Scheme Creditors in accordance with its terms (“Effective”) if:

(i)                                    a majority in number representing 75 per cent. in value of the Scheme Creditors of each Class present and voting either in person or by proxy at the meeting for each Class of Scheme Claim ordered to be summoned by the Court agrees to the arrangement; and

(ii)                                 the arrangement is sanctioned by an Order; and

(iii)                              the Plan has been confirmed by the US Bankruptcy Court; and

(iv)                             a copy of the Order is delivered to the Registrar.

1.9                               Parties other than the Company and Scheme Creditors

1.9.1                       The Scheme Administrators have each given and not withdrawn their consent to act as the Scheme Administrators from the Effective Date.  The duties and functions conferred on the Scheme Administrators by the Scheme are set out in Clause 5.1.

1.9.2                       Samuel A. Haubold has given and not withdrawn his consent to act as the Scheme Adjudicator from the Effective Date.  The duties and functions conferred on the Scheme Adjudicators by the Scheme are set out in Clause.

1.9.3                       BMC Group, Inc. has given and not withdrawn its consent to act as the Claims and Solicitation Agent from the Effective Date.

1.9.4                       Each of Robert M. Riggs, John D. Campbell, W. Murray Grindrod, Charles N.C. Sherwood and Michael J. L. Stracey has given and not withdrawn his consent to continue to act as a director of the Company from the Effective Date.

1.10                        Pension Scheme Trustees and the Scheme

The Allowed Pension Schemes Unsecured Claims shall be deemed to be submitted to and allowed under the Scheme in the same amount as is set out in the Plan.

1.11                        Third Party Creditors and the Scheme

The Claims of Plan Third Party Creditors that have been Allowed under the Plan shall be deemed to be submitted to the Scheme in the same amount as such Allowed Claim (as creditors of the Company in respect of Third Party Indebtedness). Non-Plan Third Party Creditors (as creditors of the Company in respect of Third Party Indebtedness) shall be required to submit their Scheme Claims in respect of Third Party Indebtedness to the Company in accordance with Clause 4.

1.12                        Interest

Unless otherwise specifically provided for in the Plan or the Scheme or agreed to in a written agreement between the Company and a Scheme Creditor, interest shall not accrue or be paid on Scheme Claims, and no Scheme Creditor shall be entitled to interest accruing on or after 15 October 2006 (being the date on which the Company filed a voluntary petition for relief in the US Bankruptcy Court under chapter 11 of the US Bankruptcy Code) on any Scheme Claim.

1.13                        Preferential Claims

Under the Scheme and the Plan, claims will be paid in full if they have priority under the Plan or if they would have been preferential in a Bermudian compulsory liquidation as if the Company were in liquidation from 16 October 2006.  The only known preferential claims against the Company are those held by the Joint Provisional Liquidators for their costs and expenses.  These claims are being settled under and in accordance with the terms of the Plan.

1.14                        Set-off

The Scheme Administrators have the right, in respect of Scheme Claims by Non-Plan Third Party Creditors, to set-off cross-claims between the Debtors and the Scheme Creditors in accordance with section 553 of the US Bankruptcy Code with effect from 15 October 2006 (being the date on which the Company filed a voluntary petition for relief in the US Bankruptcy Court under chapter 11 of the US Bankruptcy Code) provided, however, that the failure to effect such a set-off does not constitute a waiver or release by the Scheme Administrators of any such cross-claims that the Debtors may possess against such Scheme Creditor.  For the avoidance of doubt, the Scheme Administrators’ foregoing right of set-off shall not apply to the Allowed Pension Schemes Unsecured Claims or the Allowed Equalisation Claim, except to the extent that the Pension Scheme Trustees recover value from Participating Employers in circumstances where the Allowed Pension Schemes Unsecured Claims are expressly reduced under the Plan.

1.15                        Currency Conversion

For the purpose of determining the amount of value of any set-off or counterclaim in relation to a Scheme Claim where that set-off or counterclaim is expressed in a currency other than the currency in which the relevant Scheme Claim has been or may be incurred, the amount or value of set-off or counterclaim shall be converted as at the Record Date into the currency of the Scheme Claim.  The rate of any currency conversion shall be the exchange rate as of the Record Date, as quote at 4.00 p.m.

(EDT) as the mid spot rate of exchange for the applicable currency as published in the Wall Street Journal National Edition, on 17 October 2006.

1.16                        Objects of the Scheme

1.16.1                 The purpose of the Scheme is:

(i)                                    to constitute a compromise and arrangement between the Company and the Scheme Creditors by: (a) the Scheme Creditors exchanging their Scheme Claims for the Scheme Consideration; and (b) providing full and effective releases of all of the Liabilities of the Company in respect of Scheme Claims; and

(ii)                                 to facilitate a reorganisation and restructuring of the Company in a coordinated manner with the Plan.  Coordination of the Scheme with the Plan is crucial to ensure fair treatment of Creditors between the Chapter 11 Cases and the Bermuda Proceedings.  Without coordination there would be no assurance that comparable creditors would be treated in a similar manner.  Failure to coordinate the Bermuda Proceedings and the Chapter 11 Cases would increase the complexity and cost of any reorganisation and delay and potentially reduce the distributions to Creditors under the Scheme and the Plan.

1.16.2      In order to ensure the continued eligibility of the 1983 Pension Scheme for the U.K. Pension Protection Fund, the Section 75 Debt which is due from the Company to The Trustees of the Sea Containers 1983 Pension Scheme will not be compromised, released, waived or discharged by the Scheme and nothing in the Scheme shall constitute a legally enforceable agreement the effect of which is to reduce the amount of that debt which may be recovered by, or on behalf of The Trustees of the Sea Containers 1983 Pension Scheme.  However, subsequent to the Scheme becoming Effective the Section 75 Debt, which is due from the Company to The Trustees of the Sea Containers 1983 Pension Scheme, will: (a) subject always to satisfaction of the conditions under the 1983 Scheme Deed of Compromise and the payment of US$1 by the Company or Reorganised SCL, be compromised, released and discharged for the sum of US$1 which shall be paid by the Company or Reorganised SCL; or (b) will be preserved in full.  Where (b) applies, if the Plan becomes effective, The Trustees of the Sea Containers 1983 Pension Scheme shall appropriate the Distributions received by them under the Plan in order to satisfy the Section 75 Debt in full.

1.16.3      Without prejudice to the foregoing, the releases, compromises, settlements, discharges and waivers in the Scheme are limited to the limited extent necessary to ensure that each of the Pension Schemes is eligible to enter into the U.K. Pension Protection Fund and is able to trigger a U.K. Pension Protection Fund assessment period.

1.16.4      The terms of the Plan, insofar as they are relevant to the Company, are incorporated mutatis mutandis into the Scheme to ensure that the Non-Plan Third Party Creditors are bound by all the terms of the Plan even though they may not be subject to the jurisdiction of the US Bankruptcy Court.

1.16.5                 In the event of conflict between the Plan and the terms of the Scheme, the Plan shall prevail.

2.                                      THE TRANSFER

2.1                               Reorganisation of the Company and transfer of assets

The Company, Quota Holdings and Newco will enter into a business transfer agreement pursuant to which and subject to its terms, the Company and Quota Holdings will agree, conditional upon the Scheme being approved by the Court, and the Plan being confirmed by the US Bankruptcy Court, to transfer all of their respective rights, title and interest in the Container Interests to Newco in accordance with and as set out under the Plan.

2.2                               Transaction Documents

Pursuant to, and in accordance with, the terms of the transaction documents, on or before the Plan Effective Date, the Debtors and Newco will execute, amend and file any transaction documents (including, without limitation, the Newco Memorandum of Association and its bye-laws) and take any other action which is necessary to effectuate or consummate the transactions contemplated by the transaction documents.  Without limiting the foregoing, on the Plan Effective Date and in accordance with the terms and conditions of the business transfer agreement approximately 740 million shares of Newco Equity shall be issued and Distributions thereof shall be managed by the Plan Administrator on behalf of Newco and the Company.

3.                                      THE SCHEME

3.1                               Application of the Scheme

3.1.1                        The compromise and arrangement effected by the Scheme will apply to all Scheme Claims and shall be binding on all Scheme Creditors.  In order to ensure the continued eligibility of the 1983 Pension Scheme for the U.K. Pension Protection Fund, the Section 75 Debt which is due from the Company to The Trustees of the Sea Containers 1983 Pension Scheme will not be compromised, released, waived or discharged by the Scheme and nothing in the Scheme shall constitute a legally enforceable agreement the effect of which is to reduce the amount of that debt which may be recovered by, or on behalf of The Trustees of the Sea Containers 1983 Pension Scheme.  However, subsequent to the Scheme becoming Effective, the Section 75 Debt which is due from the Company to The Trustees of the Sea Containers 1983 Pension Scheme will: (a) subject always to satisfaction of the conditions under the 1983 Scheme Deed of Compromise and the payment of US$1 by the Company or Reorganised SCL, be compromised, released and discharged for the sum of US$1 which shall be paid by the Company or Reorganised SCL; or (b) will be preserved in full.  Where (b) applies, if the Plan becomes effective, The Trustees of the Sea Containers 1983 Pension Scheme shall appropriate the Distributions received by them under the Plan in order to satisfy the Section 75 Debt in full.

3.1.2                       Without prejudice to the foregoing, the releases, compromises, settlements, discharges and waivers in the Scheme are limited to the limited extent necessary to ensure that each of the Pension Schemes is eligible to enter into the U.K. Pension Protection Fund and is able to trigger a U.K. Pension Protection Fund assessment period.

3.1.3                       The rights of Scheme Creditors under this Scheme shall be accepted by them in full and final settlement of all Scheme Claims.

3.1.4                       Payment to a Scheme Creditor of its final Distribution shall discharge the corresponding Scheme Claim in full and thereafter the Company shall have no further liability in respect thereof.

3.1.5                       The Scheme shall become Effective from the Effective Date.

3.2                               Moratorium

3.2.1                       Upon and with effect from the Effective Date, no Scheme Creditor shall be entitled to take, commence or continue any Proceeding in any jurisdiction whatsoever in respect of, arising from or relating to any Scheme Claim.

3.2.2                       If, and to the extent that, a Scheme Creditor obtains against the Company or its property in relation to a Scheme Claim an order, judgment, decision or award of a court or tribunal in contravention of Clause 3.2.1, such order, judgment, decision or award shall not give rise to a Scheme Claim.

3.2.3                       Nothing in this Clause 3.2 shall prejudice the enforcement by a Scheme Creditor of his rights under the Scheme or preclude a Scheme Creditor or the Company from applying to the Court to determine any matter arising under or in relation to the Scheme.

3.2.4                       Nothing in the Scheme shall preclude the Company from taking, commencing or continuing any Proceeding against a Scheme Creditor or their property.

3.3                               Assignments

3.3.1                       The Scheme Administrators shall be under no obligation to recognise any assignment or transfer of Scheme Claims after the Bar Date for the purposes of determining entitlements under the Scheme, provided that where the Scheme Administrators have received from the relevant parties in writing notice of such assignment or transfer, the Scheme Administrators may, in their sole discretion and subject to the production of such other evidence as they may require and to any other terms and conditions which they may consider necessary or desirable, agree to recognise such assignment or transfer for the purposes of determining entitlements under the Scheme.  Any assignee or transferee of a Scheme Claim so recognised shall be bound by the terms of the Scheme and for the purposes of the Scheme be a Scheme Creditor.

3.4                               Release

3.4.1                       Pursuant to the terms of this Scheme, each of the Scheme Creditors hereby authorises any one of the Scheme Administrators (acting alone) to enter into,

execute and deliver as a deed on behalf of each such Scheme Creditor, on the Plan Effective Date, the Deed of Release in substantially the form set out at Schedule 1 between Scheme Creditors and the Scheme Administrators on the one hand and each SCL Party, the SCL Representatives, each of the Released Entities and their Representatives and the Released Parties on the other, pursuant to which (and to the fullest extent permitted as a matter of law) the Scheme Creditors will, subject to Clauses 3.4.2, 3.4.3 and 3.4.4 below, with effect from the Plan Effective Date, irrevocably and unconditionally waive and release:

(i)                                    the Company and its subsidiaries (each, an “SCL Party”);

(ii)                                 the Joint Provisional Liquidators in their capacity as such;

(iii)                              the Creditors’ Committees and current and former members and professionals thereof in connection with services provided to such parties in their capacity as Creditors or as members of the Creditors’ Committees (together with the Joint Provisional Liquidators, the “Released Entities”);

(iv)                             the DIP Lenders in their capacity as such;

(v)                                GE SeaCo and the GE SeaCo Quotaholders (except as to continuing obligations under the GE Master Transaction Agreement);

(vi)                             the Pension Scheme Trustees (subsections (iv) through (vi) referred to as the “Released Parties”);

(vii)                          the Representatives of the Joint Provisional Liquidators in their capacity as such;

(viii)                       the Representatives of the Creditors’ Committees in connection with services provided to such parties in their capacity as Creditors or as members of the Creditor’s Committees; and

(ix)                               each of the directors, agents, officers, employees, professional advisers (including the Joint Provisional Liquidators), attorneys, financial advisers, investment bankers, investment advisers, actuaries, consultants and other representatives of the SCL Parties (together the “SCL Representatives”), from any and all claims, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, contingent or fixed, currently existing or hereafter arising, in law, at equity or otherwise, that are based on any act, omission, transaction, or other occurrence taking place on or prior to the Effective Date, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the Plan, the Schemes, the subject matter of, or the transactions or events giving rise to, any claim or interest that is treated in the Plan or the Scheme, the restructuring of claims and interests prior to the Chapter 11 Cases, the negotiations, formulation, or preparation of the Plan or, the Scheme or related agreements, instruments, or other documents.

3.4.2                       Notwithstanding the foregoing, the Deed of Release shall not operate to release: (i) Reorganised SCL’s or Newco’s rights to enforce obligations, or the rights of creditors to enforce Reorganised SCL’s or Newco’s obligations, under the Plan or the Scheme and the contracts, instruments, releases, agreements, and documents delivered thereunder; (ii) any claims, obligations, causes of action, or liabilities based on or relating to, or in any manner arising from, any act or omission of any adviser (including, but not limited to actuaries, attorneys, professional advisers and consultants), or any director or officer with a duty to or whom may otherwise be liable to the Debtors in respect of acts or omissions as of or prior to 15 October 2006, based on or relating to, or in any manner arising from, or in connection with the potential Equalisation Claim, the potential Equalisation-Related Employee Claims, Equalisation Determination Costs and any costs incurred or funded by SCL, SCSL and various Non-Debtor Subsidiaries in relation to the investigation, conduct and determination of the potential Equalisation Claims and the potential Equalisation Related Employee Claims; (iii) any claims, obligations, causes of action, or liabilities held by any of the SCL Parties, Released Entities and Released Parties against its own advisers (including, but not limited to, actuaries, attorneys, professional advisers, financial advisers, and consultants); (iv) Seacat Scotland Guernsey Limited and/or Sea Containers Ferries Scotland Limited in respect of a Section 75 Debt which is or may become due to the 1990 Pension Scheme nor shall anything in this Scheme or the Deed of Release constitute a legally enforceable agreement the effect of which is to reduce the amount any Section 75 which may be recovered by or on behalf of the 1990 Pension Scheme Trustees from such companies; and (v) any Section 75 Debt which is or may become due to one or more of the Pension Scheme Trustees from a non-Affiliate Participating Employer, nor shall anything in this Scheme or the Deed of Release constitute a legally enforceable agreement, the effect of which is to reduce the amount of any Section 75 Debt which may be recovered by or on behalf of the Pension Scheme Trustees from any such company.

3.4.3                       Additionally, as to the Deed of Release: (a) solely as between and among the SCL Parties (as defined in the GE Mutual Release Agreement), on the one hand, and each of the GECC Parties and the GE SeaCo Parties (as such terms are defined in the GE Mutual Release Agreement) on the other hand, with respect to claims, obligations, rights, suits, damages, causes of action, remedies, and liabilities relating to or in connection with GE SeaCo and GE SeaCo America, to the extent of any inconsistency between the settlement and release provisions in this Scheme and the GE Mutual Release Agreement, the GE Mutual Release Agreement shall govern and control; and (b) the releases set forth in the Scheme shall not cause the release by any of the GECC Parties and the GE SeaCo Parties (as defined in the GE Mutual Release Agreement) of any claims, obligations, rights, suits, damages, causes of action, remedies, or liabilities not based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the Plan, the subject matter of, or the transactions or events giving rise to any claim or interest that is treated in the Plan, the restructuring of claims and interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan, the Disclosure Statement, this Scheme, the SCSL’s Scheme of Arrangement, or related agreements, instruments, or other documents.

3.4.4                       The Deed of Release shall also not operate to waive or release any Section 75 Debt unless and until the consideration necessary to discharge such a debt (as provided by the Plan, the U.K. Scheme of Arrangement, the Debtor Affiliate Schemes of Arrangement and/or (in relation to the 1983 Pension Scheme only) the 1983 Scheme Deed of Compromise) has been paid or transferred to the Pension Scheme Trustees and each of the Plan, the U.K. Scheme of Arrangement, the Debtor Affiliate Schemes of Arrangement and/or (in relation to the 1983 Pension Scheme only) the 1983 Scheme Deed of Compromise has become effective and, without prejudice to the foregoing, any waiver or release in the Deed of Release is limited to the limited extent necessary to ensure that each of the Pension Schemes is eligible to enter into the U.K. Pension Protection Fund and is able to trigger a U.K. Pension Protection Fund assessment period.

3.5                               Restructuring Steps

The required restructuring steps to be undertaken are as follows:

3.5.1                       Formation of Newco:  Prior to the Plan Effective Date, the Debtors shall take the steps necessary so that Newco shall be duly formed and come into existence as a valid and legally existing Bermuda exempted company.  The specific formation documents with respect to Newco shall be included in the Plan Supplement.

3.5.2                       Issuance of Newco Equity:  On or before the Plan Effective Date, Newco shall issue all Newco Equity, notes, instruments, Certificates and other documents required to be issued pursuant to the Plan and the Scheme.  Distributions shall be managed by the Plan Administrator on behalf of Newco and the Company.  The Plan Administrator shall be authorised, among other things, to distribute Newco Equity on a Pro Rata basis to Holders of Allowed SCL Other Unsecured Claims and Holders of Allowed Pension Schemes Unsecured Claims.  Newco Equity will be issued to a nominee of the Depository or under another arrangement maintained by the Depository.  Holders of Allowed SCL Other Unsecured Claims and Holders of Allowed Pension Schemes Unsecured Claims shall be entitled to receive an indirect beneficial interest in such Newco Equity pursuant to the rules of the Depository.  As a condition to receiving a distribution of Newco Equity under the Plan, the applicable Holders will be required to provide the Plan Administrator with Account Instructions.  Upon the issuance of the Newco Equity to the Depository pursuant to the terms of the Account Instructions and Article IVB.2 of the Plan, such Newco Equity shall be deemed to have been distributed to the applicable Holder.

3.5.3                       Transfer of the Container Interests to Newco:  Subsequent to the formation of Newco and the issuance of Newco Equity by the Company, on the Plan Effective Date, pursuant to the Business Transfer Agreement and in accordance with section 1123(a)(5)(B) of the US Bankruptcy Code, the Debtors will transfer and assign all rights, title and interests in the Container Interests to Newco in accordance with the terms of the Plan.  Except as expressly provided herein or in the Confirmation Order or as required in connection with the Exit Facility, the Container Interests shall vest in Newco free and clear of any Claims or Liens other than immaterial Liens or Liens in connection with obligations to be paid, satisfied or discharged upon Consummation of the Plan..

3.6                               Time Limits

The Scheme Administrators may, at their absolute discretion, extend any time period (except the Bar Date) referred to in the Scheme (save for any time period in Clause 4.10 which shall be extended at the sole discretion of the Scheme Adjudicator).  The power to extend time periods under this Clause 3.6 may be exercised for any one or more Scheme Creditors or for all Scheme Creditors and time may be extended under this Clause 3.6 in respect of any one or more Scheme Claims.

4.                                      SCHEME CLAIMS AND PROCEDURE FOR DISTRIBUTIONS

4.1                               Classes of Claims

4.1.1                       The Scheme effects the compromise and settlement of Scheme Claims against the Company.  The Scheme Claims of the Pension Scheme Trustees form one Class and the Scheme Claims of the Third Party Creditors form another for the purposes of the Scheme.

4.1.2                       In order to ensure the continued eligibility of the 1983 Pension Scheme for the U.K. Pension Protection Fund, the Section 75 Debt which is due from the Company to The Trustees of the Sea Containers 1983 Pension Scheme will not be compromised, released, waived or discharged by the Scheme and nothing in the Scheme shall constitute a legally enforceable agreement the effect of which is to reduce the amount of that debt which may be recovered by, or on behalf of The Trustees of the Sea Containers 1983 Pension Scheme.  However, subsequent to the Scheme becoming Effective, the Section 75 Debt which is due from the Company to The Trustees of the Sea Containers 1983 Pension Scheme will: (a) subject always to satisfaction of the conditions under the 1983 Scheme Deed of Compromise and the payment of US$1 by the Company or Reorganised SCL, be compromised, released and discharged for the sum of US$1 which shall be paid by the Company or Reorganised SCL; or (b) will be preserved in full.  Where (b) applies, if the Plan becomes effective, The Trustees of the Sea Containers 1983 Pension Scheme shall appropriate the Distributions received by them under the Plan in order to satisfy the Section 75 Debt in full.

4.1.3                       Without prejudice to the foregoing, the releases, compromises, settlements, discharges and waivers in the Scheme are limited to the limited extent necessary to ensure that each of the Pension Schemes is eligible to enter into the U.K. Pension Protection Fund and is able to trigger a U.K. Pension Protection Fund assessment period.

4.1.4                       Set forth below are the classes of Claims subject to the Scheme.  A Claim falls within a class for Distribution purposes only to the extent that such Claim is an Admitted Scheme Claim and has not otherwise been paid, released, withdrawn or settled prior to the Effective Date.

4.2                               Classes

4.2.1                       the Scheme Claims of Pension Scheme Trustees; and

4.2.2                       the Scheme Claims of Third Party Creditors.

4.3                               Valuation

The amount of each Scheme Claim shall be valued as at the Record Date in accordance with and subject to the terms of the Scheme.

4.4                               Distribution of Claim Forms

4.4.1                       The Scheme Administrators shall, within 7 days of the Effective Date, place on the Website and make available by way of download, a blank Claim Form and distribute the same to each known Non-Plan Third Party Creditor to such address as the Scheme Administrators have for that Non-Plan Third Party Creditor according to the database of Scheme Creditors prepared by the Company for the purpose of the Scheme. A blank Claim Form may also, at the discretion of the Scheme Administrators, be sent by Post to any Non-Plan Third Party Creditor whose identity and contact details are provided to the Scheme Administrators after the Effective Date but before the Bar Date, within 5 days of them becoming aware of such person, but where practicable in any event before the Bar Date.

4.4.2                       The Scheme Administrators shall also within 7 days of the Effective Date cause to be published in the same newspapers and publications in which notice of the Scheme Meetings was advertised an advertisement giving notice that the Scheme has become Effective, giving details of the Website and providing an address from which blank Claim Forms may be obtained.  That notice shall also call for all Non-Plan Third Party Creditors to complete and return their completed Claim Forms to the Scheme Administrators by the Bar Date and remind Non-Plan Third Party Creditors of the consequences of a failure to do so.

4.4.3                       Neither the Company nor the Scheme Administrators shall have any duty or obligation whatsoever to advise or inform a Scheme Creditor or its advisers, whether on a Claim Form or otherwise, of reserves made or held or potential Liabilities estimated or anticipated by the Company in respect of Scheme Claims.

4.5                               Claim Forms must be completed and returned to the Scheme Administrators  by the Bar Date

4.5.1                       In order to make a claim under the Scheme, each Non-Plan Third Party Creditor whose failure to File a Claim in the Plan was not, in the opinion of the Scheme Administrators, as a result of wilful default or lack of reasonable diligence must (i) provide estimates of any Scheme Claims which it wishes to claim by completing and returning to the Scheme Administrators a Claim Form in accordance with the instructions on the Claim Form; and (ii) provide the Scheme Administrators with the information and documentation in support of its Scheme Claim and in support of its eligibility as a Non-Plan Third Party Creditor.  Each Non-Plan Third Party Creditor shall also provide details in its Claim Form of any amounts owing by that Non-Plan Third Party Creditor to the Company.  Completed Claim Forms and supporting information and documentation must be returned to the Scheme Administrators at the Scheme Administrators’ address given in the Claim Form. Completed Claim Forms and supporting information and documentation must be received by the Scheme Administrators  by the Bar Date.

4.5.2        A Non-Plan Third Party Creditor shall be entitled to submit an amended or replacement Claim Form provided that any amended or replacement Claim Form is received by the Scheme Administrators by the Bar Date.  In the event that the Scheme Administrators receive more than one Claim Form from a Non-Plan Third Party Creditor in relation to the same Scheme Claim, the last to be actually submitted by the Non-Plan Third Party Creditor and received by the Scheme Administrators prior to the Bar Date, shall prevail.

4.5.3        Subject to Clause 4.7.3, a Non-Plan Third Party Creditor which has submitted a completed Claim Form to the Scheme Administrators by the Bar Date shall have no right to submit further information or documentation in support of its Scheme Claim to the Scheme Administrators unless any such further information or documentation is:

(i)                                    received by the Scheme Administrators by the Bar Date; or

(ii)                                 submitted by the Non-Plan Third Party Creditor pursuant to an express request from the Scheme Administrators or the Scheme Adjudicator (as the case may be) or pursuant to such a right expressly given to the Non-Plan Third Party Creditor in Clause 4.7.3 or Clause 4.10.

4.6                               Consequences of failure to return a Claim Form by the Bar Date

4.6.1                       Subject to the provisions of this Clause 4.6.1 as to deemed payment, no Scheme Creditor shall be entitled to Scheme Consideration in respect of a Scheme Claim unless the Scheme Administrators have received notice of that Scheme Claim either: (a) on a Claim Form; or (b) with respect to Scheme Claims submitted under the Plan: (i) proof of such claim was timely Filed by the US Bar Date or Employee Bar Date, as applicable (or is a claim that by the US Bankruptcy Code or a US Bankruptcy Court order is not or shall not be required to be filed) and such Claim is Allowed; (ii) such Claim was listed in the Schedules as of the Plan Effective Date as not disputed, not contingent, and not unliquidated, and for which no proof of claim was timely Filed; or (iii) such claim was Allowed pursuant to the Plan or a final order of the US Bankruptcy Court, together with, to the extent applicable, the documentation and information which are required in accordance with Clause 4.5, before the Bar Date.  Any Scheme Claim not so notified shall be valued at nil and shall be deemed to have been paid in full by the Company.  The provisions of

Clause 3.4 shall apply to any such deemed payment so that the Company shall have no further obligation or liability whatsoever in respect of that Scheme Claim whether under the Scheme or otherwise.  Any amounts owing to the Company by any Scheme Creditor whose Scheme Claim is valued at nil shall continue to be payable in full to the Company and shall be paid in full on their due date for payment.

4.6.2                       The Scheme Administrators will as soon as reasonably practicable inform any Non-Plan Third Party Creditor whose Claim Form is received by the Scheme Administrators  after the Bar Date that its Scheme Claim has been valued at nil and deemed to have been paid in full under the Scheme.

4.7                               Review of Claim Forms and admission of Scheme Claims from Non-Plan Third Party Creditors by the Scheme Administrators (see the Flow Chart at Appendix III to the Explanatory Statement)

4.7.1                       Each completed Claim Form and supporting information and documentation which is received by the Scheme Administrators from a Non-Plan Third Party Creditor by the Bar Date shall be reviewed by the Scheme Administrators, such review shall include (without limitation) consideration of whether:

(i)                                    details of the Scheme Claim are correct and/or are adequately supported by any information and documentation submitted with the Claim Form;

(ii)                                 the contents of the completed Claim Form and any supporting information and documentation in fact give rise to any Scheme Claim;

(iii)                              the entity submitting the Claim Form is eligible to do so (i.e., its failure to File a timely Claim in the Chapter 11 Cases was not the result of its wilful default or lack of reasonable diligence (or it is otherwise permitted to submit a Claim in the Scheme by an order of the Court) );

(iv)                             details of estimates of Scheme Claims are accurate and/or are supported by any information and documentation and/or are reasonable in the context of the Company’s own estimates; and

(v)                                there is any Liability of the Non-Plan Third Party Creditor to the Company to which Clause 1.14 applies and, if so, what value should be placed on such Liability for the purpose of Clause 1.14.

4.7.2                       If and to the extent that after the review by the Scheme Administrators referred to in Clause 4.7.1, the Scheme Administrators agree with the values and/or estimates provided by a Non-Plan Third Party Creditor in respect of its Scheme Claim as set out in its completed Claim Form, the Scheme Administrators shall notify that Non-Plan Third Party Creditor in writing of their agreement as soon as reasonably practicable thereafter stating which Scheme Claim is so admitted.  The Company and the relevant Non-Plan Third Party Creditor will as at the date of such notification be bound by the matters referred to in such notification and in the Claim Form as to that Scheme Claim which is admitted.

4.7.3                       If and to the extent that after such review the Scheme Administrators: (a) do not agree with the values and/or estimates provided by a Non-Plan Third Party Creditor in its completed Claim Form in respect of its Scheme Claim; (b) do not agree with, accept or consider adequate the information and documentation provided by a Non-Plan Third Party Creditor in support of its Claim Form; or (c) do not agree that the entity submitting the Claim is eligible to do so, they shall as soon as reasonably practicable notify the relevant Non-Plan Third Party Creditor of the Scheme Claim which is not agreed, specifying the documentation or information with which it does not agree, accept or consider adequate and whether it requires further information or documents. The relevant Non-Plan Third Party Creditor shall (at its expense) provide the Scheme Administrators with such additional information or documentation as may be so requested by the Scheme Administrators and/or may provide such additional information as it may have to the Scheme Administrators which it considers support that part of its Scheme Claim that is not agreed and/or which it considers may assist the Scheme Administrators, in either case within 7 days of the date of such notice.

4.7.4                       The Scheme Administrators and the relevant Non-Plan Third Party Creditor shall endeavour to agree any Scheme Claims which have not been agreed by the Scheme Administrators under Clause 4.7.2 and to deal with any other matters which the Scheme Administrators may have notified to the Non-Plan Third Party Creditor pursuant to Clause 4.7.3.  If after the provision to the Scheme Administrators of information and documents referred to in Clause 4.7.3 the Scheme Administrators are able to agree the relevant Scheme Claim, they shall notify the Non-Plan Third Party Creditor in accordance with the provisions of Clause 4.7.2 which provisions shall then apply to those Scheme Claims which have been agreed.

4.7.5                       If a Non-Plan Third Party Creditor fails to provide any additional information or documentation pursuant to Clause 4.7.3, the Scheme Administrators shall be entitled to make such determination as they see fit (whether without limitation as to the existence and or amount of any Scheme Claim) on the basis of any information then available to them, which determination shall be notified to the Non-Plan Third Party Creditor.  Unless the Non-Plan Third Party Creditor objects to such determination by notice in writing to the Scheme Administrators within 7 days of the date of such notice, the amount determined by the Scheme Administrators as being due in respect of the relevant Scheme Claim shall be the amount of that Scheme Claim.

4.7.6                       Without prejudice to Clause 4.7.7, if despite having complied with Clause 4.7.4 any Scheme Claims of the relevant Non-Plan Third Party Creditor are still not agreed or any matters notified by the Scheme Administrators to the Non-Plan Third Party Creditor are still unresolved (including without limitation issues relating to quantum, contractual construction or other legal issues) or if a Non-Plan Third Party Creditor objects to a notice received by it pursuant to Clause 4.7.5, the Scheme Administrators will refer any such Scheme Claim and such matters to the Scheme Adjudicator by notice to be dealt with in accordance with Clause 4.10.

4.7.7                       If after having notified the Non-Plan Third Party Creditor under Clause 4.7.3, the Scheme Administrators believe that agreement cannot be reached with the Non-Plan Third Party Creditor on any matter in that Non-Plan Third Party Creditor’s completed Claim Form (including without limitation matters relating to quantum or other legal issues), the Scheme Administrators may refer any such matter to the Scheme Adjudicator by notice to be dealt with in accordance with Clause 4.10.

4.7.8                       The Scheme Administrators shall accept and admit those Scheme Claims which are Admitted Scheme Claims for the purposes of calculating the entitlement of each Non-Plan Third Party Creditor to Scheme Consideration in accordance with this Part II.

4.8                              Entitlement to Scheme Consideration

4.8.1                       No Distributions shall be made by the Plan Administrator to a Scheme Creditor after the Bar Date until all Scheme Claims of that Scheme Creditor have been agreed or determined under the Scheme pursuant to Clause 4.  Subject to Clauses 4.7 and 4.8.2, the aggregate amount of a Scheme Claim which has been agreed or determined in accordance with Clause 4, less the aggregate amount of any sums owed to the Company by that Scheme Creditor available for set-off in accordance with Clause 1.14 and any other deductions from that Scheme Claim required to be made in accordance with the Scheme or applicable law shall be the amount of that Scheme Creditor’s Admitted Scheme Claim.

4.8.2                       Where the aggregate amount of a Scheme Claim which has been agreed or determined in accordance with Clause 4 is exceeded by the aggregate amount of sums owed by that Scheme Creditor to the Company available to be set-off in accordance with Clause 1.14 and any other deductions from a Scheme Claim made in accordance with the Scheme, the net amount of such excess arising after set-off under Clause 1.14 and any such deductions shall be paid forthwith by that Scheme Creditor to the Company.

4.8.3                       All Distributions will be made pursuant to Article IX of the Plan.  The Scheme Administrators will advise the Plan Administrator of each Non-Plan Third Party Creditor that has an Admitted Scheme Claim and the Plan Administrator will make provision for such Non-Plan Third Party Creditor to receive a Distribution under and in accordance with the terms of the Plan.  Non-Plan Third Party Creditors with Admitted Scheme Claims will be entitled to the same Distributions as Plan Third Party Creditors in the same Class, which will be made at the same time as distributions under the Plan.

4.8.4                       It is anticipated that distributions to Scheme Creditors under and in accordance with the terms of the Plan and the Scheme in respect of Admitted Scheme Claims will commence during January 2009.

4.8.5                       If the conditions under the 1983 Scheme Deed of Compromise are satisfied, the Company or Reorganised SCL shall pay to The Trustees of the Sea Containers 1983 Pension Scheme the sum of US$1.

4.9                              The Scheme Adjudicator

4.9.1                       Subject to Clause 4.10.14 there shall be one Scheme Adjudicator having the powers, duties, functions, and rights conferred upon him by the Scheme. The Scheme Adjudicator shall be responsible for and have power to determine all matters referred to him in accordance with Clause 4 by the Scheme Administrators. The Scheme Adjudicator shall resolve matters referred to him in accordance with the Dispute Resolution Procedure (as set out in Clause 4.10).

4.9.2                       The Scheme Adjudicator shall be any individual who is duly qualified in the reasonable opinion of the Company or Reorganised SCL, as applicable, to discharge the function of Scheme Adjudicator under the Scheme.

4.9.3                       The first Scheme Adjudicator shall be Samuel A. Haubold as more particularly described in Clause 1.9.2.  Mr. Haubold is an experienced arbitrator and mediator of international disputes, a qualified Centre for Effective Dispute Resolution mediator and an associate tenant of Littleton Chambers in London

4.9.4                       The office of Scheme Adjudicator shall be vacated if the appointee to that office shall:

(i)                                     die;

(ii)                                  be convicted of an indictable offence;

(iii)                               resign his office by 3 months’ notice to the Scheme Administrators;

(iv)                              become bankrupt;

(v)                                 be disqualified from acting as a director of a company or become subject to a disqualification undertaking or the equivalent in any other jurisdiction; or

(vi)                              become mentally disordered.

4.9.5                       In the event that the office of Scheme Adjudicator is vacated pursuant to Clause 4.9.4, the Company or Reorganised SCL, as applicable, shall appoint a replacement who is in its opinion qualified to act as Scheme Adjudicator pursuant to Clause 4.9.2 and not ineligible by reason of any of the matters referred to in Clause 4.9.4, and shall ensure that a notice informing Scheme Creditors of such replacement is placed on the Website and advertised in the same newspapers and publications in which the Scheme Meetings were advertised.

4.9.6                       The Scheme Adjudicator shall act as an expert and not as an arbitrator with respect to all matters referred to him under the Scheme.

4.9.7                       In exercising his powers and rights and in carrying out his duties and functions under the Scheme, the Scheme Adjudicator shall act in good faith and with due care and diligence.

4.10                        Dispute Resolution Procedure for Scheme Claims from Non-Plan Third Party Creditors

The following Dispute Resolution Procedure shall apply to any Scheme Claim from a Non-Plan Third Party Creditor or other matter which is to be or is referred to the Scheme Adjudicator pursuant to the Scheme:

4.10.1                 The Scheme Administrators shall, in relation to any matter to be referred to the Scheme Adjudicator under Clause 4.7, refer that matter to the Scheme Adjudicator by a notice (“Dispute Notice”). The Dispute Notice shall set out details of the Scheme Claim or matters being referred to the Scheme Adjudicator and shall include the Scheme Administrators’ written submissions thereon and any evidence in support thereof (which may include legal submissions and copies of such of the Company’s records as may appear appropriate to the Scheme Administrators), the relevant completed Claim Form and enclosures (if any) together with any other supporting documents or evidence provided by the relevant Non-Plan Third Party Creditor and any relevant communications between the Scheme Administrators and the Non-Plan Third Party Creditor after the Effective Date in relation to the Scheme Liabilities or matters being referred to the Scheme Adjudicator. A copy of the Dispute Notice shall be sent to the relevant Non-Plan Third Party Creditor at the same time as the Dispute Notice is sent to the Scheme Adjudicator.

4.10.2                 If the relevant Non-Plan Third Party Creditor wishes to make any written observations or provide any further evidence (including legal submissions) to the Scheme Adjudicator on the contents of the Dispute Notice, it must do so within 7 Business Days of the date of the Dispute Notice. It must also send a copy of any such written observations and/or further evidence which it provides to the Scheme Adjudicator to the Scheme Administrators at the same time.

4.10.3                 The Scheme Adjudicator shall review and consider the contents of the Dispute Notice and all written submissions and further evidence received by him pursuant to Clause 4.10.2 above in accordance with the terms hereof. If no written observations or further evidence have been received by the Scheme Adjudicator from the relevant Non-Plan Third Party Creditor within the 7 Business Day period specified in Clause 4.10.2 , the Scheme Adjudicator shall be entitled to make a determination based on the contents of the Dispute Notice. Any determination by the Scheme Adjudicator in respect of the amount of a disputed Scheme Claim shall not exceed the amount claimed by the Non-Plan Third Party Creditor for that Scheme Liability in its Claim Form, excluding costs.

4.10.4                 Without prejudice to the provisions of Clause 4.10.3, within 7 Business Days of the expiry of the 7 Business Day period specified in Clause 4.10.2, the Scheme Adjudicator shall notify the Scheme Administrators and the relevant Non-Plan Third Party Creditor whether:

(i)                                     he requires further documents, data or information from the Scheme Creditor or the Scheme Administrators. In such event the relevant person(s) must so far as reasonably practicable as soon as possible and in any event within 7 Business Days after receipt of such request from the Scheme Adjudicator provide the Scheme Adjudicator with the said further documents, data or information and a copy (with enclosures) thereof shall be sent by the Scheme Adjudicator to the Non-Plan Third Party Creditor and the Scheme Administrators, as may be required. The Scheme Administrators or the Non-Plan Third Party Creditor may within 7 Business Days of receipt of the said copy send any additional observations, documents, data or information to the Scheme Adjudicator and a copy (and any enclosures) thereof shall be sent by the Non-Plan Third Party Creditor or Scheme Administrators (as the case may be) to the other; and/or

(ii)                                  he requires the Non-Plan Third Party Creditor, Scheme Administrators and/or the Company’s advisers to appear before him and address him on any matters he shall determine he wishes to be addressed upon. The Non-Plan Third Party Creditor and the Scheme Administrators shall be entitled to request a hearing from the Scheme Adjudicator. In the event that the Scheme Adjudicator requires any hearing as is referred to in this Clause 4.10.4(ii), all relevant person(s) shall be at liberty so to appear on such date, in such manner and at such place as the Scheme Adjudicator shall prescribe having due regard to the jurisdiction in which the relevant Non-Plan Third Party Creditor resides and notice of any such hearing shall be given to all other relevant parties who shall be entitled to attend but who shall have no right to be heard at such hearing. Should the Scheme Adjudicator require a Non-Plan Third Party Creditor to appear before him, the Scheme Adjudicator shall have the power to order that in the first instance the reasonable travel expenses of the Non-Plan Third Party Creditor will be paid by Reorganised SCL, subject to such costs being taken into account when the Scheme Adjudicator makes any order as to costs once he has made his determination.

4.10.5                 The Scheme Adjudicator shall be entitled to determine and lay down such reasonable procedures or provisions as he in his absolute discretion deems appropriate for the purpose of assisting him in performing his functions including any time period contained in this Clause 4.10. The Scheme Adjudicator shall also be entitled to call for such evidence, documents, data and information as he may require.

4.10.6                 The Scheme Adjudicator shall as soon as possible and in any event before the expiration of 7 Business Days after the end of the second 7 Business Day period referred to in Clause 4.10.4(i), or the date of the final appearance made before him pursuant to Clause 4.10.4(ii) certify by notice to the Scheme Administrators and the relevant Non-Plan Third Party Creditor his determination in relation to that matter which has been referred to him and shall not be required to provide reasons for that determination, provided that in the event that the Scheme Adjudicator has decided not to issue any notice pursuant to Clause 4.10.4, he shall as soon as possible after having so decided not to issue any such notice certify by notice in writing to the Scheme Administrators and the relevant Non-Plan Third Party Creditor his determination in relation to the matter which has been referred to him. The relevant Non-Plan Third Party Creditor’s Claim shall be deemed to have been determined and (after taking in to account any available set-off under Clause 1.14 or any other deduction required to be made in accordance with the Scheme) become an Admitted Scheme Claim on the date of the notification given by the Scheme Adjudicator referred to in this Clause 4.10.6. Any determination by the Scheme Adjudicator in respect of the amount of a disputed Scheme Claim shall not exceed the amount claimed by the Non-Plan Third Party Creditor for that Scheme Claim in its Claim Form, excluding costs.

4.10.7                 The Scheme Adjudicator shall be entitled to appoint and to consult with such advisers, including but not limited to legal advisers, accountants and insurance industry experts, as he may determine to be appropriate and without limitation shall be entitled to retain advisers and professionals in such jurisdictions as he thinks fit in order to assist him in performing his functions under the Scheme.

4.10.8                 The Scheme Adjudicator shall be entitled to be remunerated and to be reimbursed his reasonable costs and expenses in carrying out his functions under the Scheme and reasonable costs and expenses incurred by him including without limitation the cost of any advisers referred to in Clause 4.10.7 as he shall think just. Without prejudice to the generality of the foregoing, in the exercise of his powers under this Clause, the Scheme Adjudicator shall be entitled to determine:

(i)                                     whether to submit a request for reimbursement for his remuneration, costs, and expenses to Reorganised SCL;

(ii)                                  that any or all of his remuneration, costs and expenses shall be paid by the Non-Plan Third Party Creditor whose Scheme Claim has been referred to him;

(iii)                               that any costs incurred by the Scheme Administrators in consequence of the unreasonable failure by a Non-Plan Third Party Creditor to submit adequate information to support a Claim Form returned in accordance with Clause 4.5 shall be paid by that Non-Plan Third Party Creditor. In default of such determination the Scheme Adjudicator’s remuneration and reasonable costs and expenses shall be payable by Reorganised SCL and the Non-Plan Third Party Creditor in equal shares.

4.10.9                 In the event that a Non-Plan Third Party Creditor fails to comply with a direction from the Scheme Adjudicator as to the payment of costs by it, Reorganised SCL shall pay such amount as may be required from its Assets which amount shall be deducted from any amount which may be or may become due to the Non-Plan Third Party Creditor in respect of its Admitted Claim. The Non-Plan Third Party Creditor will then be treated as having received,  on account of any Admitted Scheme Claim it may have, an advance payment equal to the amount which it has been directed but failed to pay pursuant to the direction of the Scheme Adjudicator. In the event that the remuneration, costs and expenses of the Scheme Adjudicator exceed the amount payable to that Non-Plan Third Party Creditor in respect of its Admitted Scheme Claim, the Non-Plan Third Party Creditor shall forthwith pay such excess to the Scheme Administrators on demand.

4.10.10           The amount payable by one party to the other as a result of the Scheme Adjudicator’s determination (including amounts relating to the Scheme Adjudicator’s remuneration and costs) shall become due and payable on the Periodic Distribution Date that is at least 30 days after the determination given under Clause 4.10.6 above.

4.10.11           The Scheme Adjudicator may in reaching his determination in relation to a matter referred to him have regard to the terms of any substantive judgment or final settlement provided to him pursuant to Clause 4.10.1, 4.10.2 or 4.10.4.

4.10.12           Nothing in Clause 4.10.11 shall oblige the Scheme Adjudicator to delay reaching a determination on any matter referred to him pending or in anticipation of the receipt of a substantive judgment or final settlement.

4.10.13           Insofar as the law allows, any determination of the Scheme Adjudicator on any matter referred to him or under this Clause 4 generally shall be final and binding on the Company and the relevant Non-Plan Third Party Creditor and there shall be no right or appeal or other recourse to a court of law from such decision except as may be permitted under Bermuda law. Neither the Company, the Scheme Administrators nor any Non-Plan Third Party Creditor shall have any right to make any claim or bring any Proceeding against the Scheme Adjudicator in any capacity in respect of any decision or determination in relation to any Scheme Claim or any matter upon which the Scheme Adjudicator has made a determination.

4.10.14           Subject to Clause 4.10.15, in the event that the Scheme Adjudicator or the Scheme Administrators shall become aware that the Scheme Adjudicator has an actual or potential conflict of interest in relation to any matter referred or proposed to be referred to him, the Scheme Adjudicator or the Scheme Administrators (as the case may be) shall inform the other of any such actual or potential conflict. The Scheme Administrators shall notify the relevant Non-Plan Third Party Creditor of such actual or potential conflict and the Scheme Administrators shall subject to Clause 4.9.2 and 4.10.15 appoint an alternate Scheme Adjudicator (an “Alternate”) for the sole purpose of adjudicating on the relevant matter in place of the Scheme Adjudicator and shall immediately give notice of such appointment to the Claims and Solicitation Agent and the relevant Non-Plan Third Party Creditor. The Scheme Adjudicator’s appointment shall continue generally notwithstanding the appointment of any Alternate (who shall have all the powers of the Scheme Adjudicator under the Scheme in relation to his appointment) and the Scheme Adjudicator shall continue to adjudicate on all other matters referred to him under the Scheme subject to any other actual or potential conflicts which might arise.

4.10.15           The Scheme Adjudicator may continue to act in spite of an actual or potential conflict of interest if both the Non-Plan Third Party Creditor in relation to whom such actual or potential conflict of interest exists and the Scheme Administrators agree in writing to permit the Scheme Adjudicator to so continue to act provided that the Scheme Adjudicator is willing to act notwithstanding such conflict. Any such agreement will only be made after the Scheme

Adjudicator, Non-Plan Third Party Creditor and the Scheme Administrators have provided sufficiently detailed disclosure of the circumstances and nature of the actual or potential conflict of interest to enable each of them to reach an informed decision on whether the actual or potential conflict may be waived without prejudicing or embarrassing any of the Scheme Adjudicator, Non-Plan Third Party Creditor and/or Scheme Administrators.

5.                                      THE SCHEME ADMINISTRATORS

5.1                               The Scheme Administrators

5.1.1                       There shall be one or more Scheme Administrators having the duties and functions conferred upon them by the Scheme. The first Scheme Administrators shall be Gareth H. Hughes or Stephen Harris of Ernst & Young LLP and John C. McKenna.

5.1.2                       Reorganised SCL shall provide, upon written request, such advice and assistance to the Scheme Administrators as may be requested to facilitate the implementation and operation of the Scheme.

5.1.3                       The Scheme Administrators may carry out their duties and functions under the Scheme either jointly or severally and shall be entitled to use the services of their firm, their partners and employees to assist them in the performance of their duties and functions.

5.1.4                       Any Scheme Administrator may resign his appointment at any time by giving no less than thirty days’ notice to Reorganised SCL or on such shorter period of notice as the Scheme Administrators and Reorganised SCL may agree in writing.

5.1.5                       A Scheme Administrator may be removed from office by Reorganised SCL at any time on Reorganised SCL giving the Scheme Administrator 30 days’ notice or on such shorter period of notice as the Scheme Administrator and Reorganised SCL may agree in writing.

5.1.6                       The office of a Scheme Administrator shall be vacated if that Scheme Administrator:

(i)                                     dies;

(ii)                                  is convicted of an indictable offence;

(iii)                               resigns his office in accordance with Clause 5.1.4 or is removed by Reorganised SCL in accordance with Clause 5.1.5;

(iv)                              becomes bankrupt, or proposes a voluntary arrangement with his creditors;

(v)                                 is disqualified from acting as a director of a company or is subject to a disqualification undertaking or equivalent in any other jurisdiction; or

(vi)                              becomes mentally disordered.

5.1.7                       If the office of a Scheme Administrator is vacated under Clauses 5.1.4, 5.1.5 or 5.1.6 Reorganised SCL shall be entitled to appoint a replacement Scheme Administrator provided that such replacement consents to and is qualified to act and is not disqualified under Clause 5.1.6.

5.1.8                       The Company acknowledges that the Scheme Administrators will (subject to any restriction which may be necessary or which may be imposed in order to preserve confidentiality or privilege) be entitled to have reasonable access to all such information and to all books, papers, documents and other information contained or represented in any format whatsoever in the possession or under the control of the Company in relation to the Scheme as may from time to time be reasonably required in relation to the operation of the Scheme.

5.1.9                       In the event that, pursuant to Clause 5.1.7 above, there is a change of Scheme Administrator, the replacement Scheme Administrator(s) shall notify Scheme Creditors of any such change.

6.                                      GENERAL SCHEME PROVISIONS

6.1                               Final Implementation and Termination of the Scheme

6.1.1                       The Scheme Administrators shall notify the Company, the Claims and Solicitation Agent and the Scheme Adjudicator when all Scheme Claims have been agreed or adjudicated under Clause 4 or Clause 4.9 of the Scheme and all Admitted Scheme Claims have received their final distributions (or deemed to have been paid in full) under and in accordance with the terms of the Plan and Scheme. As soon as practicable after such notification, the Scheme Administrators shall cause to be published on the Website and (as far as possible and where not so possible, in a replacement newspaper or publication) in the newspapers and publications in which the Scheme Meetings were advertised, an advertisement giving notice that the purpose of the Scheme has been fulfilled and that no further payment shall be made by the Company in respect of Admitted Scheme Claims.  The Scheme shall terminate on the date of the notice given to Scheme Creditors.

6.1.2                       The Scheme Administrators and Scheme Adjudicator shall be released from their obligations under the Scheme from the date of such notice, without prejudice to any accrued rights under the Scheme of the Company or the Scheme Administrators, Claims and Solicitation Agent or Scheme Adjudicator (as the case may be) as at the date of such release.

6.1.3                       Other than where the Scheme is terminated in accordance with Clause 6.1.2 above, Clauses 1.1.1, 1.1.2, 1.1.3, 3.4, 6.8 and 6.9and this Clause 6.1.3 shall survive termination of the Scheme.

6.2                               Early Termination of the Scheme

6.2.1                       If prior to the Plan Effective Date, the Confirmation Order is vacated by order of the US Bankruptcy Court, the case is dismissed or the Chapter 11 cases are converted into a case under chapter 7 of the US Bankruptcy Code and the Plan therefore does not become effective in accordance with its terms, the Scheme shall terminate with effect from the date of the order vacating the Confirmation Order.

6.2.2                       If the Plan does not become effective in accordance with its terms by 31 December 2009, and the Scheme has not been terminated in accordance with clause 6.2.1 by that date, the Scheme shall terminate on 31 December 2009 without any further order of the Court.

6.2.3                       In the event that the Scheme is terminated pursuant to Clause 6.2 herein, the Scheme Administrators shall forthwith notify the Claims and Solicitation Agent that the Scheme is terminated. As soon as practicable after termination of the Scheme, the Scheme Administrators shall cause to be published on the Website and (as far as possible and where not so possible, in a replacement newspaper or publication) in the newspapers and publications in which the Scheme Meetings were advertised, an advertisement giving notice that the Scheme has terminated and that none of the provisions of the Scheme (including any compromise, waiver, release or discharge) shall have effect.

6.2.4                        No terms of the Scheme shall survive termination of the Scheme under Clause 6.2 of the Scheme.

6.3                               Scheme Costs

6.3.1                       Under and in accordance with the terms of the Plan, the Company, or Reorganised SCL, as applicable, shall pay in full in accordance with the terms of the Plan:

(i)                                     all accrued fees and expenses (including success fees) for services rendered by all Professionals through and including the Plan Effective Date, to the extent such fees and expenses have not been paid and regardless of whether a fee application has been filed for such fees and expenses.  A Professional’s fees or expenses shall not be paid to the extent the US Bankruptcy Court enters a final order denying such fees or expenses; and

(ii)                                  the amounts reasonably required by the Scheme Administrators and Scheme Adjudicator to perform their duties pursuant to the Scheme, including any costs, expenses or amounts relating thereto and their own applicable professional rates, if any, as determined by the Plan Administrator in accordance with the Plan.

6.3.2                       For the avoidance of doubt, save as expressly provided in the Scheme, any costs, charges, expenses, remuneration and disbursements which are expressed to be payable by the Company in accordance with the terms of this Scheme shall not be paid out of the Scheme Consideration.

6.4                               The Plan

6.4.1                       The terms of the Plan (other than those relating to governing law and jurisdiction) are hereby incorporated into the Scheme.

6.4.2                       In the event of a conflict or inconsistency between the terms of the Scheme and the terms of the Plan, the terms of the Plan (other than those relating to governing law and jurisdiction) shall prevail.

6.5                               Modification of the Scheme

The Company may, at any hearing to sanction the Scheme, consent on behalf of all those concerned to any modification of the Scheme or any terms or conditions which the Court may think fit to impose and which would not directly or indirectly have a material or adverse effect on the interest of any Scheme Creditor under the Scheme.  For the avoidance of doubt, any modification which would or might affect the eligibility of the Pension Schemes for the U.K. Pension Protection Fund would have a material or adverse effect.

6.6                               Force Majeure

None of the Scheme Creditors, the Company, Newco, the Claims and Solicitation Agent, the Scheme Administrators or the Scheme Adjudicator shall be in breach of its obligations under the Scheme as a result of any delay or non-performance of its obligations under this Scheme arising from any Force Majeure.

6.7                               Explanatory Statement

In the event of a conflict or inconsistency between the terms of the Scheme and the terms of the Explanatory Statement, the terms of the Scheme will prevail.

6.8                               Notice

6.8.1                        Any notice or other communication to be given under or in connection with this Scheme, including notification of the Scheme having become effective, shall be given in writing and:

(i)                                     may be delivered personally, or sent by pre-paid first class post, and by air mail where it is addressed to a different country from that in which it is posted, to:

(a)                                  the Company at:

Kirkland & Ellis International LLP

30 St Mary Axe

London EC3A 8AF

Telephone : 00 44 207 469 2070

Facsimile : 00 44 207 469 2001

Attention of Lyndon E. Norley

Kirkland & Ellis LLP

200 East Randolph Drive

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, Illinois 60601

Telephone : 001 312 861 2342

Facsimile : 001 312 660 9768

Attention of David Agay

Appleby

Canon’s Court

22 Victoria Street

PO Box HM 1179

Hamilton HM EX

Bermuda

Telephone : +1 441 295 2244

Facsimile : +1 441 292 8666

Attention of Jennifer Fraser

(b)                                 in the case of a Scheme Creditor, to its last known address according to the Company

(c)                                  in the case of any other person, any address for that person in any agreement entered into in connection with the Scheme or by fax.

(ii)                                  shall be deemed to have been duly given to any person if advertised once in The Wall Street Journal (Global Edition), the Daily Mail, The Royal Gazette, The London Gazette, The Times (London) and The Financial Times (International).

6.8.2                        Any notice or other communication under the Scheme shall be deemed to have been delivered:

(i)                                     if delivered personally, on the first Business Day following delivery;

(ii)                                  if sent by pre-paid first class post or by airmail, on the second Business Day after posting if the recipient is in the country of dispatch, otherwise on the seventh Business Day after posting;

(iii)                               if by fax, on the Business Day sent; and

(iv)                              if by advertisement, on the date of publication.

6.8.3                        The Company shall not be responsible for any loss or delay in the transmission of any notices, other documents or payments posted by or to any Scheme Creditors which shall be posted at the risk of such Scheme Creditors.

6.9                               Governing law and jurisdiction

6.9.1                        The Scheme shall be governed by, and construed in accordance with, Bermuda law and the Scheme Creditors hereby agree that the Court shall have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which may arise out of the Explanatory Statement or any provision of the Scheme, or out of any action taken or omitted to be taken under the Scheme or in connection with the administration of the Scheme, and, for such purposes, the Scheme Creditors irrevocably submit to the jurisdiction of the Court provided, however, that nothing in this Clause 6.9 shall affect the validity of other provisions determining governing law and jurisdiction as between the Company and any of the Scheme Creditors (whether pursuant to the Plan or otherwise), whether contained in any contract or otherwise.

6.9.2       The terms of the Scheme and the obligations imposed on the Company, SCSL and Newco hereunder shall take effect subject to any prohibition or condition imposed by law.

Dated [•] 2008

SCHEDULE 1

Form of the Deed of Release

THIS DEED OF RELEASE is made the [•] day of [•]

BY:

(1)                                  EACH SCHEME CREDITOR of the Company, acting by any one of the Scheme Administrators, acting as agent pursuant to the authority conferred upon the Scheme Administrators by the Scheme Creditors under Clause 3.4.1 of the Scheme.

IN FAVOUR OF:

(1)                                  SEA CONTAINERS LIMITED, a company incorporated in Bermuda with its registered office at Canon’s Court, 22 Victoria Street, P.O. Box HM1179 Hamilton, HM EX Bermuda (the “Company”) acting as trustee for the Released Parties.

WHEREAS:

(A)                              A scheme of arrangement pursuant to section 99 of the Companies Act 1981 has been implemented between the Company and the Scheme Creditors on [•] 2008 (the “Scheme”).

(B)                                Pursuant to Clause 3.4.1 of the Scheme each Scheme Creditor has authorised any one of the Scheme Administrators to enter into and execute and deliver this Deed on its behalf.

(C)                                The Scheme operates to release any liability of the Company towards the Scheme Creditors in respect of Scheme Claims, save as set out in Clause 3.4.2 and 3.4.3 of the Scheme, on the Plan Effective Date (as defined in the Scheme), or as soon as reasonably practicable thereafter.

IT IS AGREED as follows:

1.                                      INTERPRETATION

1.1                                 Capitalised terms used in this Deed and not otherwise defined herein shall have the meanings ascribed to them in the Scheme.

1.2                                 “Liability” means any and all claims, right, suit, damage, cause of action, remedy, liability or obligation of a person whether it is present, future, prospective or contingent, whether or not its amount is fixed or undetermined, whether or not it involves the payment of money or performance of an act or obligation and whether it arises at common law, in equity or by statute in Bermuda or in any other jurisdiction or in any other manner whatsoever but such expression does not include any liability which is barred by statute or is otherwise unenforceable and for the avoidance of doubt a person who does not have a legal liability under a contract because such contract is void or, being voidable, has been duly avoided will not have a liability for the purposes of this deed of release and “Liabilities” shall be construed accordingly.

“Released Persons” means each SCL Party, the SCL Representatives, the Released Entities and each of their Representatives and the Released Parties.

1.3                                 In this Deed, unless the context otherwise requires or expressly provides:

1.3.1                       references to any Clause without further designation, unless the context otherwise requires, shall be construed as a reference to the Clause of this Deed so numbered;

1.3.2                       section headings are for convenience only and shall not be taken into account in the interpretation of this Deed;

1.3.3                       reference to any act, statute or statutory provision shall include a reference to that provision as amended, re-enacted or replaced from time to time whether before or after the date of this Deed and any former statutory provision replaced (with or without modification) by the prevision referred to;

1.3.4                       words importing the plural shall include the singular and vice versa; and

1.3.5                       references to a person includes a reference to any body corporate, unincorporated association or partnership and to that person’s legal representatives or successors.

2.                                     WAIVER AND RELEASE

2.1                                With effect from the Plan Effective Date and subject to Clauses 2.2 and 2.3 below, the Scheme Creditor named herein, hereby irrevocably and unconditionally waives and releases, in each case to the fullest extent permitted as a matter of law, each Released Person fully and absolutely from any Liability which any Released Person such Scheme Creditor arising from or connected to any Scheme Claim or the implementation of the Scheme itself, with the intent and effect that such irrevocable releases and waivers shall operate in favour of and be enforceable by the Released Person as set out in Clause 5.

2.2                                 The releases and waivers effected by Clause 2.1 shall not include:

2.2.1                       any Liability of any Released Person arising from fraud on the part of such person; or

2.2.2                       Reorganised SCL’s or Newco’s rights to enforce obligations, or the rights of creditors to enforce Reorganised SCL’s or Newco’s obligations, under the Plan or the Scheme and the contracts, instruments, releases, agreements, and documents delivered thereunder; or

2.2.3                       any claims, obligations, causes of action, or liabilities based on or relating to, or in any manner arising from, any act or omission of any adviser (including, but not limited to actuaries, attorneys, professional advisers and consultants), or any director or officer with a duty to or who may otherwise be liable to the Debtors in respect of acts or omissions as of or prior to 15 October 2006, based on or relating to, or in any manner arising from, or in connection with the potential Equalisation Claim, the potential Equalisation-Related Employee Claims, Equalisation Determination Costs and any costs incurred or funded by

SCL, SCSL and various Non-Debtor Subsidiaries in relation to the investigation, conduct and determination of the potential Equalisation Claims and the potential Equalisation-Related Employee Claims;

2.2.4                       any claims, obligations, causes of action, or liabilities held by any of the SCL Parties, Released Entities and Released Parties against its own advisers (including, but not limited to, actuaries, attorneys, professional advisers, financial advisers, and consultants);

2.2.5                       any Liability of Seacat Scotland Guernsey Limited and/or Sea Containers Ferries Scotland Limited in respect of a Section 75 Debt which is or may become due to the 1990 Pension Scheme nor shall anything in this Deed constitute a legally enforceable agreement the effect of which is to reduce the amount any Section 75 which may be recovered by or on behalf of the 1990 Pension Scheme Trustees from such companies; or

2.2.6                       any Liability of any non-Affiliate Participating Employer in respect of a Section 75 Debt which is or may become due to one or more of the Pension Scheme Trustees, nor shall anything in this Deed constitute a legally enforceable agreement the effect of which is to reduce the amount of any Section 75 Debt which may be recovered by or on behalf of the Pension Scheme Trustees from any such company.

2.3                                The releases and waivers effected by Clause 2.1 shall not waive or release any Section 75 Debt unless and until the consideration necessary to discharge such a debt (as provided by the Plan, the U.K. Scheme of Arrangement, the Debtor Affiliate Schemes of Arrangement and/or (in relation to the 1983 Pension Scheme only) the 1983 Scheme Deed of Compromise) has been paid or transferred to the Pension Scheme Trustees and the Plan, U.K. Scheme of Arrangement, the Debtor Affiliate Schemes of Arrangement and/or (in relation to the 1983 Pension Scheme only) the 1983 Scheme Deed of Compromise have become effective and, without prejudice to the foregoing, any waiver or release in this Deed is limited to the limited extent necessary to ensure that each of the Pension Schemes is eligible to enter into the U.K. Pension Protection Fund and is able to trigger a U.K. Pension Protection Fund assessment period.

2.4                                Additionally, solely as between and among the SCL Parties (as defined in the GE Mutual Release Agreement): (a) on the one hand, and each of the GECC Parties and the GE SeaCo Parties (as such terms are defined in the GE Mutual Release Agreement) on the other hand, with respect to claims, obligations, rights, suits, damages, causes of action, remedies, and liabilities relating to or in connection with GE SeaCo and GE SeaCo America, to the extent of any inconsistency between the settlement and release provisions in this Scheme and the GE Mutual Release Agreement, the GE Mutual Release Agreement shall govern and control; and (b) the releases set forth in this Deed shall not cause the release by any of the GECC Parties and the GE SeaCo Parties (as defined in the GE Mutual Release Agreement) of any claims, obligations, rights, suits, damages, causes of action, remedies, or liabilities not based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the Plan, the subject matter of, or the transactions or events giving rise to any claim or interest that is treated in the Plan, the restructuring of claims and interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan, the Disclosure Statement, this Scheme, the

U.K. Scheme of Arrangement, or related agreements, instruments, or other documents.

3.                                      FURTHER ASSURANCE

The Scheme Creditor agrees that subject to being indemnified to its satisfaction it will, at its own cost and expense, do all things and execute and deliver all documents and deeds as may reasonably be necessary to give effect to or are contemplated by this Deed.

4.                                      CONFLICT

This Deed is expressly intended by the parties to supplement the obligations set out in the Scheme in relation to the waivers and releases given or to be given by the Scheme Creditors.  If at any time there shall be any conflict between the provisions of this deed and the provisions of the Scheme, the provisions of this deed of release shall prevail.

5.                                      SCHEME ADMINISTRATORS

5.1                                 This Deed is entered into by the Scheme Administrator who executes it on behalf of the Scheme Creditors and each of them pursuant to the authority conferred upon that Scheme Administrator under Clause 3.4.1 of the Scheme.

5.2                                 The Scheme Administrators incur no personal liability, either by entering into this deed or their acting in any capacity referred to herein.

6.                                      COUNTERPARTS

This Deed may be executed in two or more counterparts each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

7.                                      GOVERNING LAW AND JURISDICTION

7.1                                 This Deed is governed by and shall be construed in accordance with Bermuda law and the parties hereby submit to the exclusive jurisdiction of the Bermuda Court.

7.2                                 The parties agree that the courts of Bermuda are the most appropriate and convenient courts to settle any dispute regarding the existence, validity or termination of this Deed or the consequences of its nullity and, accordingly that they will not argue to the contrary.

IN WITNESS WHEREOF this Deed has been executed and is intended to be and is hereby delivered on the date specified above.

EXECUTED as a DEED	)
for and on behalf of	)
[Name of Scheme Creditor]	)
by its duly authorised attorney:	)

Attorney Name

in the presence of:

Witness signature:

Witness name:

Witness address:

Witness occupation:

PART III: NOTICE OF MEETINGS TO SCHEME CREDITORS

IN THE SUPREME COURT OF BERMUDA CIVIL JURISDICTION

IN THE MATTER OF SEA CONTAINERS LIMITED

and

IN THE MATTER OF THE COMPANIES ACT 1981

NOTICE IS HEREBY GIVEN that, by an Order dated [•] 2008 made in the Supreme Court of Bermuda in the above matter, a meeting for each Class of Scheme Creditors (as defined in the Scheme of Arrangement hereinafter mentioned) was ordered to be convened of the above named company (hereinafter called the “Company”) for the purpose of considering and, if thought fit, approving (with or without modification) a Scheme of Arrangement proposed to be made between the Company and the Scheme Creditors (as therein defined) and that such meetings will be held at the offices of Appleby, Canon’s Court, 22 Victoria Street, Hamilton, HM EX Bermuda on [12 November] 2008 commencing at 10.00 a.m. at which place and time all such Scheme Creditors are requested to attend.

The Scheme Creditors may vote in person at the said meetings or they may appoint another person, whether such person is or is not a Scheme Creditor, as their proxy to attend and vote in their place.  To the extent not having already cast a vote on the Plan Ballot and to the extent entitled to do so under the Plan and the Scheme, the Scheme Creditors are requested to complete the Form of Proxy and Voting Form and return it to the Claims and Solicitation Agent at:

BMC Group Inc
Attention: Sea Containers Ltd. Claims and Solicitation Agent
31 Southampton Row, 4th floor
Holborn
WC1B 5HJ

London
England

Telephone: 00-800-3325-7666 (UK/European Toll Free)
or 001 702 425 2280 (for callers outside UK/Europe/US)

or at:

444 Nash Street
El Segundo
California 90245
Telephone: 001 888 909 0100 (US Toll Free)

The Form of Proxy and Voting Form must be received by 5.30 p.m. on [10 November] 2008.

Each Scheme Creditor or his proxy will be required to register his attendance at the relevant meeting for the Class into which his claim falls prior to its commencement.  Registration will commence at 9.00 a.m..

By the Order, the Court has appointed John C. McKenna or failing him [Gareth H. Hughes/Stephen Harris] to act as Chairman at the said meeting and has directed the Chairman to report the result of each meeting to the Court.

A copy of the Scheme of Arrangement and a copy of the Explanatory Statement required to be furnished pursuant to Section 100 of the Companies Act 1981 of Bermuda and the Form of Proxy and Voting Form for use at the meeting are incorporated or enclosed with the Scheme document.  Additionally, these documents are available from the Company’s offices at the above address.

The Scheme of Arrangement will be subject to the subsequent sanction of the Court.

Dated this [•] day of [•] 2008.

[Appleby]